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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PCM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share, of PCM, Inc.
(2)	Aggregate number of securities to which transaction applies:
12,327,791 shares of common stock; options to purchase 1,388,581 shares of common stock; restricted stock units with respect to 284,500 shares of common stock.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by multiplying 0.0001212 by $474,470,989, which is the sum of: (i) $431,472,685, which is the product of 12,327,791 outstanding shares of PCM, Inc. common stock and the merger consideration of $35.00 per share; (ii) $33,040,804, which is the product of outstanding options to purchase 1,388,581 shares of PCM, Inc. common stock and $23.794654, which is the amount equal to the excess of the merger consideration of $35.00 per share over the weighted average exercise price per share of such outstanding options; and (iii) $9,957,500, which is the product of outstanding restricted stock units with respect to 284,500 shares of PCM, Inc. common stock and the sum of (x) the merger consideration of $35.00 per share plus (y) the weighted average accrued and unpaid dividend equivalents on such restricted stock units.
	(4)	Proposed maximum aggregate value of transaction: $474,470,989
	(5)	Total fee paid: $57,505.89
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED JULY 16, 2019

PCM, INC.
1940 E. Mariposa Avenue
El Segundo, CA 90245

[    •    ], 2019

        You are cordially invited to attend a special meeting of the stockholders of PCM, Inc., or PCM, to be held at PCM's headquarters, located at 1940 E. Mariposa Avenue, El Segundo, CA 90245, on [    •    ], at [    •    ], local time, unless adjourned or postponed to a later date. Unless expressly stated otherwise (i) each reference to "stockholders" is to the holders of common stock of PCM and (ii) each reference to "shares" is to the shares of PCM common stock.

        At the special meeting, our stockholders will be asked to consider and vote on a proposal to adopt the merger agreement that PCM entered into on June 23, 2019, as it may be amended from time to time, which we refer to as the merger agreement, providing for the acquisition of PCM by Insight Enterprises, Inc., which we refer to as Insight. The acquisition will occur by means of a merger of a wholly-owned subsidiary of Insight, which we refer to as Merger Sub, with and into PCM, with PCM surviving the merger as a wholly-owned subsidiary of Insight, which we refer to as the merger. If the merger agreement is adopted by our stockholders and the merger is subsequently consummated, each share of our common stock (other than (i) shares of PCM common stock owned by Insight, Merger Sub or any other direct or indirect wholly-owned subsidiary of Insight and shares of PCM common stock owned by PCM or any direct or indirect wholly-owned subsidiary of PCM, and in each case not held on behalf of third parties, and (ii) shares of PCM common stock that are owned by stockholders of PCM who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware, which we refer to as DGCL) will be converted into the right to receive the per share merger consideration of $35.00 in cash, without interest and less any applicable withholding taxes, which represents a premium of approximately 43.6% over our closing stock price on June 21, 2019, the last trading day prior to the public announcement of the merger, of $24.38.

        In addition, if the merger agreement is adopted by our stockholders and the merger is completed, (i) each outstanding option to purchase PCM common stock under PCM's stock plans, whether vested or unvested, will be cancelled in exchange for the right to receive an amount in cash equal to the excess of the per share merger consideration over the exercise price of such option and (ii) each restricted stock unit outstanding under PCM's stock plans, which we refer to as a PCM RSU, whether vested or unvested, will be cancelled in exchange for the right to receive an amount in cash equal to the per share merger consideration plus any accrued and unpaid dividend equivalents with respect to such PCM RSU.

        You will also be asked to consider and vote on an advisory (non-binding) proposal, which we refer to as the compensation proposal, to approve certain compensation that may be paid or become payable to the named executive officers of PCM, which we refer to as Named Executive Officers, in connection with the merger; and a proposal, which we refer to as the adjournment proposal, to approve the adjournment of the special meeting from time to time, if necessary or appropriate as determined by the PCM board of directors, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or if a quorum is not present at the special meeting.

        The PCM board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of PCM and its stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. Accordingly, the PCM board of directors unanimously recommends that PCM's stockholders vote (1) "FOR" the proposal to adopt the merger agreement, (2) "FOR" the compensation proposal and (3) "FOR" the adjournment proposal.

        The enclosed proxy statement describes the merger agreement, the merger and related matters. A copy of the merger agreement is also attached to the proxy statement. We urge our stockholders to read the entire proxy statement carefully, as it sets forth the details of the merger agreement and other important information related to the merger.

        Your vote is very important, regardless of the number of shares of PCM's common stock you own. The merger cannot be completed unless the holders of a majority of the outstanding shares of PCM's common stock entitled to vote on the proposal to adopt the merger agreement at the special meeting vote "FOR" such proposal. If you fail to vote on the merger agreement, the effect will be the same as a vote against adoption of the merger agreement. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        Thank you in advance for your cooperation and continued support.

By Order of the PCM Board of Directors,
Frank F. Khulusi Chairman of the Board and Chief Executive Officer
El Segundo, California

        The accompanying proxy statement is dated [    •    ], 2019 and is first being mailed to stockholders on or about [    •    ], 2019.

        THIS SOLICITATION IS MADE ON BEHALF OF PCM. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        If you have any questions or require any assistance in voting your shares of PCM common stock, please contact:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, NY 10017
(212) 616-2180

PCM, INC.
1940 E. Mariposa Avenue
El Segundo, CA 90245

Notice of Special Meeting of Stockholders
To Be Held on [    •    ], 2019

        Notice is hereby given that a Special Meeting of Stockholders of PCM, Inc., a Delaware corporation ("PCM"), will be held at PCM's headquarters, located at 1940 E. Mariposa Avenue, El Segundo, CA 90245 on [    •    ] at [    •    ] local time for the following purposes, as more fully described in the proxy statement accompanying this notice:

          1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 23, 2019, as it may be amended from time to time, which we refer to as the merger agreement, by and among PCM, Insight Enterprises, Inc., a Delaware corporation, which we refer to as Insight, and Trojan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Insight, which we refer to as Merger Sub. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

          2.     To consider and vote on the advisory (non-binding) proposal, which we refer to as the compensation proposal, to approve certain compensation that may be paid or become payable to the Named Executive Officers of PCM in connection with the merger.

          3.     To consider and vote on the proposal, which we refer to as the adjournment proposal, to approve the adjournment of the special meeting from time to time, if necessary or appropriate as determined by the PCM board of directors, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or if a quorum is not present at the special meeting.

        The merger agreement, the merger and the other transactions which would be effected in connection with the merger are described more fully in the attached proxy statement, and we urge you to read the attached proxy statement carefully and in its entirety. Your vote is very important, regardless of the number of shares of PCM's common stock you own.

        The PCM board of directors recommends that PCM stockholders vote (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the compensation proposal and (iii) "FOR" the adjournment proposal.

        Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid reply envelope, or submit your proxy by telephone or the Internet. If your shares of common stock are held through a bank, brokerage firm or other nominee in "street-name," only your bank, brokerage firm or other nominee can vote your shares and only upon receipt of your specific instructions. Please return the voting instruction form in the envelope provided to your bank, brokerage firm or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf. If your bank, brokerage firm or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions to do so will be included on the voting instruction form provided by such nominee. If you fail to return your proxy card, submit your proxy by telephone or the Internet or vote in person, or if your shares are held in "street name" by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote your shares of common stock in accordance with the instructions provided by such nominee, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

        You may revoke your proxy before the special meeting by voting over the Internet or by telephone (only your latest Internet or telephone vote is counted) or by signing a new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card. In addition, you may revoke your proxy by attending the special meeting, requesting that your proxy be revoked and voting in person; however, attending the special meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

        The PCM board of directors has fixed the close of business on [    •    ], 2019 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote (in person or by proxy) at the special meeting and at any adjournment or postponement thereof.

        If the merger is completed, PCM stockholders of record who do not vote in favor of the proposal to adopt the merger agreement and otherwise comply with the requirements set forth in Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, will be entitled to seek appraisal for the judicially determined fair value of their shares of PCM common stock in connection with the merger, which may be more than, less than or the same as the per share merger consideration. See the section entitled "Stockholder Appraisal Rights" beginning on page [    •    ] of this proxy statement and Annex D to this proxy statement for more information on stockholder appraisal rights.

By Order of the PCM Board of Directors,
Frank F. Khulusi Chairman of the Board and Chief Executive Officer El Segundo, California

[    •    ]

i

Page
Termination of the Payment Fund	66
Lost, Stolen or Destroyed Certificates	67
Withholding Rights	67
Appraisal Rights	67
Representations and Warranties	67
Conduct of Business of PCM Prior to Completion of the Merger	70
No Solicitation or Negotiation of Acquisition Proposals	73
No Change of Recommendation or Alternative Acquisition Agreement	75
Stockholders Meeting	77
Cooperation; Antitrust Matters	77
Access to Information	78
Expenses	79
Indemnification and Insurance	79
Other Covenants and Agreements	80
Financing of the Merger	80
Conditions to Completion of the Merger	81
Termination of the Merger Agreement	82
Effect of Termination	84
Termination Fee	84
Modification or Amendment	84
No Third-Party Beneficiaries	85
Specific Performance	85
Governing Law and Venue	85
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER FOR U.S. HOLDERS	86
STOCKHOLDER APPRAISAL RIGHTS	88
ADVISORY (NON-BINDING) PROPOSAL TO APPROVE CERTAIN COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF PCM IN CONNECTION WITH THE MERGER	92
The Non-Binding Advisory Proposal	92
Vote Required	92
PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES	93
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	94
CERTAIN BENEFICIAL OWNERS OF PCM COMMON STOCK	95
WHERE YOU CAN FIND MORE INFORMATION	97
INFORMATION INCORPORATED BY REFERENCE	97
OTHER MATTERS	98
Other Business	98
Other Proxy Statement Matters	98

ii

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you as a PCM stockholder. Accordingly, PCM encourages you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled "Where You Can Find More Information" beginning on page [    •    ] of this proxy statement.

The Parties to the Merger (Page [    •    ])

PCM, Inc.

1940 East Mariposa Avenue
El Segundo, CA 90245
(310) 354-5600

        PCM, Inc. or PCM, through its wholly-owned subsidiaries, is a leading multi-vendor provider of technology solutions, including hardware, software and services to small, medium and enterprise businesses, state, local and federal governments and educational institutions across the United States, Canada and the United Kingdom. PCM generated net sales of approximately $2.2 billion in the twelve months ended March 31, 2019. PCM's home page on the Internet is www.pcm.com. The information provided on PCM's website is not part of this proxy statement and is not incorporated herein by reference.

        Shares of PCM common stock are listed on the Nasdaq Global Market under the symbol "PCMI."

Insight Enterprises, Inc.

6820 South Harl Avenue
Tempe, AZ 85283
(480) 333-3000

        Insight Enterprises, Inc., which we refer to as Insight, began operations in Arizona in 1988, was incorporated in Delaware in 1991 and completed its initial public offering in 1995. Insight is a Fortune 500-ranked global provider of digital innovation, cloud/data center transformation, connected workforce and supply chain optimization solutions and services to clients in North America, Europe, the Middle East, and Africa, or EMEA, and Asia-Pacific, or APAC. Insight's offerings in North America and certain countries in EMEA and APAC include hardware, software and services. Its offerings in the remainder of its EMEA and APAC segments are largely software and certain software-related services. Insight's home page on the Internet is www.insight.com. The information provided on Insight's website is not part of this proxy statement and is not incorporated herein by reference.

        Shares of Insight common stock are listed on the Nasdaq Global Select Market under the symbol "NSIT."

Trojan Acquisition Corp.

c/o Insight Enterprises, Inc.
6820 South Harl Avenue
Tempe, AZ 85283
(480) 333-3000

        Trojan Acquisition Corp., which we refer to as Merger Sub, was formed on March 11, 2019, for the purpose of effecting the merger. To date, Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the merger. By operation of the completion of the merger, Merger Sub will be merged with and into PCM, and PCM will be the surviving company and a wholly-owned subsidiary of Insight.

The Merger and the Merger Agreement (Page [    •    ])

        The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

        If the merger is completed, Merger Sub will be merged with and into PCM, with PCM continuing as the surviving corporation and a wholly-owned subsidiary of Insight. Following the effective time of the merger, which we refer to as the effective time, PCM will no longer be a public company, its shares will cease to be listed on the Nasdaq Global Market and it will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. PCM stockholders of record at the time of the merger will be entitled to receive the per share merger consideration.

Merger Consideration (Page [    •    ])

        Upon completion of the merger, at the effective time, by virtue of the merger and without any action on the part of PCM, Insight, Merger Sub or the holders of any shares of PCM common stock or any shares of Merger Sub common stock, each share of PCM common stock issued and outstanding immediately prior to the effective time (other than excluded shares) will be automatically canceled and converted into the right to receive $35.00 per share in cash, without interest and less any applicable withholding taxes, which we refer to as the per share merger consideration. Excluded shares are (i) shares of PCM common stock owned by Insight, Merger Sub or any other direct or indirect wholly-owned subsidiary of Insight and shares of PCM common stock owned by PCM or any direct or indirect wholly-owned subsidiary of PCM, and in each case not held on behalf of third parties, and (ii) shares of PCM common stock that are owned by stockholders of PCM who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL.

        After the merger is completed, you will no longer have any rights as a PCM stockholder. Receipt of the per share merger consideration is subject to surrender of PCM stock certificates or book entry shares in accordance with the instructions contained in the letter of transmittal to be sent to all PCM's record stockholders promptly following the effective time.

        See "The Merger Agreement—Exchange and Payment Procedures" beginning on page [    •    ] of this proxy statement.

Treatment of PCM Equity Awards in the Merger (Page [    •    ])

Treatment of PCM Stock Options (Page [    •    ])

        Each outstanding option to purchase PCM common stock under PCM's stock plans, which we refer to as a PCM stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will be, automatically and without any action on the part of the holder, deemed to be vested, cancelled and only entitle the holder of such stock option to receive (without interest and less any applicable withholding taxes), at or as soon as reasonably practicable after the effective time, an amount in cash equal to the product of (i) the number of unexercised shares subject to such stock option immediately prior to the effective time multiplied by (ii) the excess of (A) the per share merger consideration over (B) the exercise price per share of such stock option. For purposes of this calculation, the vesting of any stock option subject to performance conditions will be fully accelerated and deemed achieved contingent and effective upon the closing of the merger.

        For additional information on the PCM stock options, see the section entitled "The Merger Agreement—Treatment of PCM Stock Options" beginning on page [    •    ] of this proxy statement.

Treatment of PCM Restricted Stock Units (RSUs) (Page [    •    ])

        Each restricted stock unit outstanding under PCM's stock plans, which we refer to as a PCM RSU, whether vested or unvested, that is outstanding immediately prior to the effective time will be, automatically and without any action on the part of the holder, deemed to be vested, be cancelled and only entitle the holder of such PCM RSU to receive (without interest and less any applicable withholding taxes), at or as soon as reasonably practicable after the effective time, an amount in cash equal to the per share merger consideration plus any accrued and unpaid dividend equivalents with respect to such PCM RSU.

        For additional information on the PCM RSUs, see the section entitled "The Merger Agreement—Treatment of PCM Restricted Stock Units (RSUs)" beginning on page [    •    ] of this proxy statement.

Financing Related to the Merger (Page [    •    ])

        The merger agreement is not conditioned upon receipt of financing by Insight. Insight has obtained a financing commitment for the purpose of financing the transactions contemplated by the merger agreement, including payment of the merger consideration, payment of certain outstanding indebtedness of PCM and its subsidiaries, and payment of related fees and expenses, which we refer to as the financing. JPMorgan Chase Bank, N.A., which we refer to as the lender, has agreed to provide Insight with debt financing in an aggregate principal amount of up to $1,500 million on the terms set forth in a debt commitment letter provided to Insight. The obligations of the lender to provide debt financing under the debt commitment letter are subject to customary terms and conditions. The merger agreement provides that Insight will use commercially reasonable efforts to do all things necessary, proper or advisable to arrange and consummate the financing on or prior to the effective time.

Recommendation of the Board of Directors; PCM's Reasons for the Merger (Page [    •    ])

        On June 23, 2019, the PCM board of directors unanimously (i) determined that the merger agreement and the merger and the other transactions contemplated by the merger agreement and the ancillary agreements, are fair, advisable and in the best interests of PCM and its stockholders, (ii) declared advisable, adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and the ancillary agreements and (iii) directed that the merger agreement be submitted for adoption by PCM's stockholders at a meeting of such stockholders and recommended that such stockholders adopt the merger agreement. Under the resolutions adopted by the PCM board of directors, "ancillary agreements" means the voting agreement, the first amendment to indemnification agreement, waiver and release (required to be signed by PCM's directors and officers in connection with the merger agreement) and the exhibits and schedules to such documents.

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the PCM board of directors consulted with PCM's executive management, outside legal counsel and outside financial advisor. In recommending that the PCM stockholders vote their shares of common stock in favor of the proposal to adopt the merger agreement, the PCM board of directors considered a number of factors potentially weighing in favor of the merger, as well as a number of uncertainties, risks, restrictions and other factors potentially weighing against the merger. For more information regarding the factors considered by the PCM board of directors, see "The Merger—Recommendation of the Board of Directors; PCM's Reasons for the Merger" beginning on page [    •    ] of this proxy statement.

Interests of PCM's Directors and Executive Officers in the Merger (Page [    •    ])

        The directors and executive officers of PCM have certain interests in the merger that may be different from or in addition to those of PCM stockholders generally. The PCM board of directors was aware of and considered these interests, among other matters, in reaching its decisions to (i) determine that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of PCM stockholders, (ii) approve, adopt and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) direct that the merger agreement and the merger be submitted to a vote of PCM stockholders and (iv) resolve to recommend the adoption of the merger agreement by PCM stockholders.

        These interests include among other things:

  •
  The merger agreement provides for the cash-out of all outstanding PCM equity compensation awards including those held by directors and executive officers,

  •
  Certain of PCM's executive officers participate in a transaction bonus plan that provides for bonus payments upon the closing of the merger,

  •
  PCM's executive officers have employment or severance agreements with PCM that provide for severance benefits in connection with a qualifying termination of employment, and

  •
  PCM's directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.

        See the section entitled "The Merger—Interests of PCM's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this proxy statement for a more detailed description of these interests.

Delisting and Deregistration of PCM Common Stock (Page [    •    ])

        If the merger is completed, our common stock will be delisted from the Nasdaq Global Market, which we refer to as Nasdaq, and deregistered under the Exchange Act. As such, PCM would no longer file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the SEC.

Opinion of Financial Advisor (Page [    •    ])

        In connection with the merger, B. Riley FBR, Inc., which we refer to as B. Riley, PCM's financial advisor, delivered to the PCM board of directors a written opinion, dated June 23, 2019, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by PCM's stockholders. The full text of the written opinion, dated June 23, 2019, of B. Riley, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. B. Riley provided its opinion to the PCM board of directors (in its capacity as such) for the benefit and use of the PCM board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. B. Riley's opinion does not address any other aspect of the merger or the underlying business decision of PCM to effect the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to PCM or in which PCM might engage. B. Riley's opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

Certain Unaudited Prospective Financial Information of PCM (Page [    •    ])

        In connection with the merger, PCM provided selected, non-public financial projections for calendar years 2019, 2020 and 2021 prepared by our senior management to the PCM board of directors, in connection with its consideration of the merger, and to its financial advisor B. Riley in connection with its financial analyses described under "The Merger—Opinion of Financial Advisor" beginning on page [    •    ].

        With the approval of PCM management, B. Riley calculated PCM's Adjusted EBIT, increase (decrease) in net working capital, and unlevered free cash flows for the calendar years 2019, 2020 and 2021, in each case, from line items in the income statement and balance sheet projections for such years provided by PCM management. With the approval of PCM management, B. Riley delivered these calculations to the PCM board of directors in connection with the consideration by the PCM board of directors of the merger and used such calculations in connection with its financial analysis described above under "The Merger—Opinion of Financial Advisor" beginning on page [    •    ] of this proxy statement. Additionally, with the approval of PCM management, and based upon assumptions approved by PCM management, B. Riley prepared selected, non-public financial projections for calendar years 2022 and 2023, delivered these projections to the PCM board of directors in connection with the consideration by the PCM board of directors of the merger and used such projections in connection with its financial analysis described above under "The Merger—Opinion of Financial Advisor" beginning on page [    •    ] of this proxy statement.

        For more information regarding these projections, see "The Merger—Certain Financial Projections of PCM" beginning on page [    •    ].

Information About the Special Meeting (Page [    •    ])

Time, Place and Purpose of the Special Meeting (Page [    •    ])

        The special meeting to consider and vote on the adoption of the merger agreement, which we refer to as the special meeting, will be held on [    •    ], 2019, at [    •    ] Pacific time, at the offices of PCM, 1940 E. Mariposa Avenue, El Segundo, CA 90245.

        At the special meeting, PCM stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement, (ii) the compensation proposal and (iii) the adjournment proposal.

Record Date and Quorum (Page [    •    ])

        You are entitled to receive notice of, and to vote at, the special meeting if you are a holder of record of shares of PCM common stock as of the close of business on [    •    ], 2019, the record date.

        On the record date, there were [    •    ] shares of PCM common stock outstanding and entitled to vote. As a PCM stockholder, you will have one vote for each share of PCM common stock that you owned on the record date on all matters properly coming before the special meeting.

        The presence, in person or represented by proxy, of the holders of record of a majority of the issued and outstanding shares of the common stock of PCM entitled to vote at the meeting constitutes a quorum for the purposes of the special meeting. A quorum is necessary to transact business at the special meeting.

Vote Required (Page [    •    ])

        The merger cannot be completed unless PCM stockholders adopt the merger agreement, which requires the affirmative vote of the holders of a majority of the outstanding shares of PCM common stock entitled to vote on the proposal to adopt the merger agreement. We refer to such approval as the requisite company vote. You may vote "FOR," "AGAINST" or "ABSTAIN" in connection with the adoption of the merger agreement. If you (i) fail to submit a valid proxy or vote in person at the special meeting on this proposal, (ii) abstain, or (iii) if your shares of PCM common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee, as applicable, to vote your shares of PCM common stock, this has the same effect as voting your shares of PCM common stock "AGAINST" the adoption of the merger agreement.

        Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of PCM common stock represented either in person or by proxy at the special meeting. An abstention, or failure of a holder voting in person at the meeting to vote on this proposal, has the same effect as a vote "AGAINST" the approval of this proposal. A failure to instruct your bank, brokerage firm or other nominee (each share of common stock held in "street name" by a bank, brokerage firm or other nominee with respect to which no such instruction is provided we refer to as an uninstructed share) will have no effect on the outcome of this proposal.

        If a quorum is present, the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of PCM common stock represented either in person or by proxy at the special meeting. Abstentions have the same effect as a vote "AGAINST" the approval of this proposal and uninstructed shares have no effect on the outcome of this proposal.

        Because it is expected that all proposals to be voted on at the special meeting will be non-routine matters, banks, brokerage firms and other nominees will not have discretionary authority to vote on any matter at the meeting. Accordingly, there will be no broker non-votes at the meeting. If you do not provide instructions to your bank, brokerage firm or other nominee, your shares will not be counted as present at the meeting. Thus, the effect of not instructing your bank, broker or other nominee how you wish your shares to be voted will be the same as voting your shares "AGAINST" the proposal to adopt the merger agreement but will have no effect on the outcome of the vote on the compensation proposal and will have no effect on the outcome of the vote on the adjournment proposal.

Proxies and Revocations (Page [    •    ])

        Any stockholder of record entitled to vote at the special meeting (i) may submit a proxy over the Internet, by telephone, by returning the enclosed proxy card in the accompanying prepaid reply envelope or (ii) may vote in person by appearing at the special meeting. If your shares of PCM common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of PCM common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you hold your shares through a bank, brokerage firm or other nominee and do not instruct your bank, brokerage firm or other nominee, as applicable, to vote your shares, your shares of PCM common stock (i) will not be voted on the adoption of the merger agreement, which has the same effect as voting "AGAINST" this proposal, and (ii) will not be voted on either (x) the compensation proposal or (y) the adjournment proposal, which has no effect on the outcome of these proposals.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of PCM common stock in the way that you indicate. When completing the Internet or telephone voting process or the proxy card, you may specify whether your shares of PCM common stock should be voted "FOR" or "AGAINST" or to "ABSTAIN" from voting on all, some or none of the specific items of business to come before the special meeting.

        If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the PCM common stock represented by your proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the compensation proposal and "FOR" the adjournment proposal.

        Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. PCM stockholders of record may revoke their proxy by signing, dating and returning a duly executed proxy bearing a later date (including by means of an Internet or telephone vote) or filing an instrument of revocation with PCM's Corporate Secretary at PCM, Inc., Attention: Office of the Secretary, 1940 E. Mariposa Avenue, El Segundo, CA 90245, Telephone: (310) 354-5600. Stockholders of record may also revoke a proxy by attending the special meeting and voting in person. Attendance at the special meeting alone will not revoke any proxy. If not revoked, the proxy will be voted at the special meeting in accordance with your instructions.

        If your shares are held in an account at a bank, brokerage firm or other nominee and you have delivered your voting instruction card to your broker, bank or other nominee, you should contact your bank, brokerage firm or other nominee regarding any desire to change your vote. Please note that if your shares are held in the name of your bank, brokerage firm, or other nominee and you wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Voting Agreement (Page [    •    ])

        Concurrently with the execution of the merger agreement, certain stockholders of PCM identified therein, including each of PCM's directors and executive officers and certain affiliated trusts, entered into a voting agreement with Insight, Merger Sub and PCM, which we refer to as the voting agreement, pursuant to and subject to the conditions of which, among other things, each such stockholder (1) agreed to cause to be present and counted and to vote (or cause to be voted or acted upon by written consent with respect to) all of such stockholder's shares of PCM common stock (a) in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, (b) in favor of any proposal to adjourn or postpone any stockholder meeting at which there is a proposal for such stockholders to vote upon the merger agreement, including the special meeting, to a later date if there are not sufficient votes to adopt the merger agreement or if there are not sufficient shares of PCM common stock present in person or by proxy at such meeting to constitute a quorum, (c) against any "acquisition proposal" or "alternative transaction" (in each case, as defined in the merger agreement) or the adoption of any agreement providing for or contemplating an "alternative transaction" (as defined in the merger agreement) and (d) against any amendment of PCM's charter or other action or agreement of PCM, in each case, for which the vote of the stockholders is required to authorize such action or agreement, that would reasonably be expected to (i) result in any of the conditions to the consummation of the merger under the merger agreement not being fulfilled, or (ii) prevent or materially delay the consummation of the merger and the other transactions contemplated by the merger agreement and (2) appointed Insight, with full power of substitution, as such stockholder's true and lawful attorney in fact and proxy for the purposes of voting such stockholder's shares at any stockholder meeting at which there is a proposal for such stockholder to vote upon the merger agreement, including the special meeting, in order to cause such stockholder to comply with the applicable covenant of the voting agreement. The voting agreement automatically terminates upon the earliest to occur of: (1) the effective time of the merger, (2) termination of the merger agreement pursuant to its terms, (3) the effective date of a written agreement duly executed and delivered by each of the parties to the voting agreement terminating the voting agreement and (4) the amendment of the merger agreement, without the prior written consent of the stockholders party to the voting agreement, that affects the material terms of the merger agreement that is adverse to PCM or its stockholders. As of June 23, 2019, the stockholder parties to the voting agreement owned 2,836,535 shares of PCM common stock, representing approximately 23% of the shares of PCM common stock issued and outstanding at such time.

Regulatory Approvals (Page [    •    ])

        The completion of the merger is subject to the receipt of certain required regulatory approvals, including the receipt of antitrust clearance in the United States and Canada. Under the Hart-Scott-

Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, the merger may not be completed until Notification and Report Forms have been filed with the United States Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the United States Department of Justice, which we refer to as the DOJ, and the applicable 30-day waiting period has expired or been earlier terminated. PCM and Insight each filed an HSR notification with the FTC and the DOJ on [    •    ].

        PCM's and Insight's obligation to effect the merger is further subject to certain requirements pursuant to the Competition Act (Canada), which we refer to as the Competition Act, which requires that the parties must provide notifications to the Commissioner of Competition, which we refer to as the commissioner, and may consummate the merger only after the applicable waiting period has expired, has been earlier terminated or the appropriate waiver has been provided by the commissioner. PCM and Insight each filed the applicable notification with the commissioner on [    •    ].

        For additional information on regulatory approvals and antitrust matters, see the section entitled "The Merger—Regulatory Approvals" beginning on page [    •    ] of this proxy statement.

        There can be no assurance that a challenge to the merger on antitrust or other regulatory grounds will not be made or that, if such challenge is made, what the result of such challenge will be. At any time before or after consummation of the merger, notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, the DOJ or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Insight may also decide to pull and refile its HSR form in order to restart the 30-day HSR waiting period. In addition, the Commissioner of Competition, which we refer to as the commissioner, may challenge a merger at any time before, or within one year following, its completion pursuant to the Competition Act (Canada), which we refer to as the Competition Act; and the Competition Tribunal of Canada, which we refer to as the Competition Tribunal, can issue an order prohibiting the merger, if before the merger, or an order requiring a divestiture of shares or assets if the merger has already been completed. Under the merger agreement, each of PCM and Insight are required to use reasonable best efforts to obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders or to avoid any proceeding by any governmental authority, in connection with the authorization, execution and delivery of the merger agreement and the voting agreement and the consummation of the transactions contemplated thereby, including the merger. Insight has not agreed to a "hell or high water" commitment and is expressly not obligated to divest, license or hold separate assets or take or agree to take other actions limiting or restricting its ability to retain and operate such assets, whether before or following the completion of the merger. The covenant of the parties regarding cooperation and antitrust matters is more fully described in the section entitled "The Merger Agreement—Cooperation; Antitrust Matters" beginning on page [    •    ] of this proxy statement.

Conditions to Completion of the Merger (Page [    •    ])

        The respective obligations of each of PCM, Insight and Merger Sub to effect the merger are subject to the satisfaction or waiver at or prior to the closing of the merger of certain conditions:

  •
  the merger agreement will have been duly approved by holders of the common stock of PCM constituting the requisite company vote;

  •
  the waiting period applicable to the consummation of the merger under the HSR Act will have expired or been earlier termination and any approval or clearance under any other antitrust laws will have been obtained or deemed to have been obtained; and

  •
  no court or other governmental authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law or order that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger or the other transactions contemplated by the merger agreement.

        The obligations of Insight and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Insight at or prior to the closing of the merger of the following additional conditions:

  •
  the accuracy of PCM's representations and warranties in the merger agreement, subject to certain materiality qualifications;

  •
  the performance in all material respects by PCM of its obligations required to be performed by it under the merger agreement at or prior to the closing of the merger;

  •
  the absence of a material adverse effect since the date of the merger agreement;

  •
  receipt by Insight and Merger Sub of a certificate signed by the chief executive officer or chief financial officer of PCM certifying that the above conditions with respect to the accuracy of representations and warranties, performance of the obligations of PCM and no material adverse effect have been satisfied; and

  •
  there is no pending action by any governmental authority that seeks, directly or indirectly, to restrain, enjoin or otherwise prohibit the consummation of the merger or the other transactions contemplated by the merger agreement.

        PCM's obligation to effect the merger is also subject to the satisfaction or waiver by PCM at or prior to the closing of the merger of the following additional conditions:

  •
  the accuracy of Insight's and Merger Sub's representations and warranties in the merger agreement, subject to certain materiality qualifications;

  •
  each of Insight and Merger Sub will have performed in all material respects all obligations required to be performed by such party under the merger agreement prior to the closing of the merger; and

  •
  receipt by PCM of a certificate signed on behalf of Insight and Merger Sub by an officer of Insight certifying that the above conditions with respect to the accuracy of representations and warranties and performance of the obligations of Insight and Merger Sub have been satisfied.

No Solicitation (Page [    •    ])

        The merger agreement provides that, except as expressly permitted by the merger agreement, PCM will not, and will cause its subsidiaries and each of their respective directors and officers not to, and will use its reasonable best efforts to cause its and its subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives, not to, directly or indirectly:

  •
  initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations relating to any acquisition proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to an acquisition proposal;

  •
  provide any information to any person in connection with any acquisition proposal;

  •
  subject to limited exceptions set forth in the merger agreement, waive, terminate, modify or fail to enforce any standstill or confidentiality or similar obligation of any person with respect to PCM or any of its subsidiaries; or

  •
  otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

        The merger agreement does not, however, prohibit PCM's board of directors from considering and recommending to PCM stockholders an unsolicited acquisition proposal from a third party if specified conditions are met (such as the acquisition proposal constituting a "superior proposal" (as defined in the merger agreement)) or changing its recommendation to PCM's stockholders under certain circumstances, including upon the occurrence of an "intervening event" (as defined in the merger agreement). For more information, see the sections entitled "The Merger Agreement—No Solicitation or Negotiation of Acquisition Proposals; No Change of Recommendation or Alternative Acquisition Agreement" beginning on page [    •    ] of this proxy statement.

Termination of the Merger Agreement (Page [    •    ])

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

  •
  by mutual written consent of PCM and Insight;

  •
  by either Insight or PCM if:

  •
  the merger is not consummated by November 20, 2019, which we refer to as the outside date, provided that such right to terminate will not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the occurrence of the failure of a condition to the consummation of the merger;

  •
  if the requisite company vote is not obtained at the special meeting of stockholders of PCM; or

  •
  if any court or other governmental authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement and such law will have become final and non-appealable;

  •
  by Insight if:

  •
  there has been a breach by PCM of any representation, warranty, covenant or agreement set forth in the merger agreement, or if any representation or warranty of PCM will have become untrue, in either case such that the conditions to the obligations of Insight and Merger Sub to consummate the merger would not be satisfied (and such breach or failure to be true and correct is not curable prior to the outside date, or, if curable prior to the outside date, has not been cured within the earlier of (i) 30 calendar days after the giving of notice by Insight to PCM or (ii) three business days prior to the outside date), provided that neither Insight nor Merger Sub is then in breach of any representation, warranty, covenant or agreement under the merger agreement (except where such breach by Insight or Merger Sub would not cause any of the conditions to the obligations of PCM set forth in the merger agreement not to be satisfied); or

  •
  prior to the time the requisite company vote is obtained, if a change of recommendation has been made or occurred;

  •
  by PCM if:

  •
  there has been a breach by Insight or Merger Sub of any representation, warranty, covenant or agreement set forth in the merger agreement, or if any representation or warranty of Insight or Merger Sub will have become untrue, in either case such that any condition to the obligations of PCM to consummate the merger would not be satisfied (and such breach or failure to be true and correct is not curable prior to the outside date, or if curable prior to the outside date, has not been cured within the earlier of (i) 30 calendar days after the giving of notice by the non-breaching party to the breaching party or (ii) three business days prior to the outside date), provided that PCM is not then in breach of any representation, warranty, covenant or agreement under the merger agreement (except where such breach by PCM would not cause any of the conditions to the obligations of Insight and the Merger Sub set forth in the merger agreement not to be satisfied); or

  •
  prior to the time the requisite company vote is obtained and so long as PCM has complied with the non-solicitation provisions of the merger agreement in all material respects, in connection with entering into an alternative acquisition agreement providing for a superior proposal in accordance with the provisions of the merger agreement, provided that prior to or concurrently with such termination, PCM pays the termination fee due, as set forth below.

Effect of Termination and Termination Fee (Page [    •    ])

        If the merger agreement is terminated in certain circumstances, as described more fully in the sections entitled "The Merger Agreement—Effect of Termination; Termination Fee" beginning on page [    •    ] of this proxy statement, PCM will be obligated to pay Insight a termination fee of $16.6 million.

Accounting Treatment (Page [    •    ])

        The merger will be accounted for utilizing the acquisition method of accounting for financial accounting purposes.

Stockholder Appraisal Rights (Page [    •    ])

        If the merger is completed, PCM stockholders of record who do not vote in favor of the proposal to adopt the merger agreement and otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to seek appraisal and obtain payment in cash for the judicially determined fair value of their shares of PCM common stock in connection with the merger. This value could be more than, less than or the same as the value of the per share merger consideration for PCM common stock. The relevant provisions of the DGCL are included as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, PCM stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in a loss of the right of appraisal. An executed proxy card that does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement. See the section entitled "Stockholder Appraisal Rights" beginning on page [    •    ] of this proxy statement for more information on stockholder appraisal rights.

Material United States Federal Income Tax Consequences (Page [    •    ])

        The exchange of shares of PCM common stock for cash by a U.S. holder (as defined on page [    •    ] of this proxy statement) will generally be taxable to such U.S. holder. A U.S. holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash it receives pursuant to the merger and its adjusted tax basis in its shares of PCM common stock exchanged therefor. For a more complete summary of the material United States federal income tax consequences of the merger to PCM stockholders, see the section entitled "Material United States Federal Income Tax Consequences" beginning on page [    •    ] of this proxy statement.

        The tax consequences of the merger to any particular stockholder will depend on that stockholder's particular facts and circumstances. Accordingly, you are urged to consult your own tax advisor as to the specific tax consequences of the merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a PCM stockholder. To better understand the merger, the merger agreement and the special meeting, please carefully read this entire proxy statement, including the annexes and other documents incorporated by reference herein. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled "Where You Can Find More Information" beginning on page [    •    ] of this proxy statement.

Q:    Why am I receiving this proxy statement and proxy or voting instruction card?

A:
PCM is sending these materials to the holders, whom we refer to collectively as PCM stockholders, of its common stock, par value $0.001 per share, which we refer to as the PCM common stock, to help them decide how to vote their shares of PCM common stock with respect to the merger and other matters to be considered at the special meeting. The merger cannot be completed unless PCM stockholders adopt the merger agreement, which requires the affirmative vote at the special meeting of the holders of a majority of the outstanding shares of PCM common stock entitled to vote on the proposal to adopt the merger agreement, which we refer to as the requisite company vote. PCM stockholders are also being asked to approve the compensation proposal (on an advisory basis) and the adjournment proposal.

  This proxy statement includes important information about the merger, the merger agreement and the special meeting. PCM stockholders should read this information carefully and in its entirety. The enclosed voting materials allow stockholders to vote their shares without attending the special meeting in person.

About the Merger

Q:    What is the merger?

A:
PCM, Insight and Merger Sub have entered into an Agreement and Plan of Merger, dated as of June 23, 2019, which we refer to as the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated by reference herein. The merger agreement contains the terms and conditions of the proposed business combination in which Merger Sub will be merged with and into PCM, which we refer to as the merger, with PCM surviving the merger, which we refer to as the surviving corporation, as a wholly-owned subsidiary of Insight. A summary of the merger agreement may be found in the section entitled "The Merger Agreement," beginning on page [    •    ] of this proxy statement.

Q:    What will I receive if the merger is completed?

A:
If the merger is completed, PCM's stockholders will have the right to receive, in exchange for each share of PCM common stock that they own immediately prior to the effective time, $35.00 per share in cash, without interest and less applicable withholding taxes.

Q:    What will holders of PCM equity compensation awards receive in the merger?

A:
Each option to acquire shares of PCM common stock, which we refer to as a PCM stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will be, automatically and without any action on the part of the holder, deemed to be vested, cancelled and only entitle the holder of such stock option to receive (without interest and less applicable withholding taxes), at or as soon as reasonably practicable after the effective time, an amount in cash equal to the product of (i) the number of unexercised shares subject to such stock option immediately prior to the effective time multiplied by (ii) the excess of (A) the per share merger consideration over (B) the exercise price per share of such stock option. For purposes of this calculation, the vesting of any stock option subject to performance conditions will be fully accelerated and deemed achieved contingent and effective upon the closing of the merger. For additional information on the PCM stock options, see the section entitled "The Merger Agreement—Treatment of PCM Stock Options" beginning on page [    •    ] of this proxy statement.

  Additionally, each outstanding award of restricted stock units under PCM's 2012 Equity Incentive Plan, which we refer to as the PCM RSUs, whether vested or unvested, that is outstanding immediately prior to the effective time will be, automatically and without any action on the part of the holder, deemed to be vested, be cancelled and only entitle the holder of such PCM RSU to receive (without interest and less any applicable withholding taxes), at or as soon as reasonably practicable after the effective time, an amount in cash equal to the per share merger consideration plus any accrued and unpaid dividend equivalents with respect to such PCM RSU. For additional information on the PCM RSUs, see the section entitled "The Merger Agreement—Treatment of PCM Restricted Stock Units (RSUs)" beginning on page [    •    ] of this proxy statement.

Q:    If I do not vote in favor of the adoption of the merger agreement, do I have appraisal rights?

A:
Under Section 262 of the DGCL, PCM stockholders of record who do not vote in favor of the proposal to adopt the merger agreement and otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to seek appraisal and obtain payment in cash for the judicially determined fair value of their shares of PCM common stock in connection with the merger, if the merger is completed. This value could be more than, less than or the same as the implied value of the per share merger consideration for PCM common stock. The relevant provisions of the DGCL are included as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, PCM stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in a loss of the right of appraisal. An executed proxy card that does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement.

  Therefore, a PCM stockholder who submits a proxy and who wishes to exercise appraisal rights must mark "AGAINST" or "ABSTAIN" with respect to the proposal to adopt the merger agreement. PCM stockholders who wish to exercise their appraisal rights and hold shares in the name of a bank, broker, trust or other nominee must instruct their bank, broker, trust or other nominee to take the steps necessary to enable them to demand appraisal for their shares.

Q:    What are the conditions to the completion of the merger?

A:
In addition to the adoption of the merger agreement by PCM stockholders as described above, closing of the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of a number of other conditions, including, among others, (i) the expiration or earlier termination of any waiting period applicable to the consummation of the merger under the HSR Act and any approval or clearance under any other antitrust laws and (ii) the absence of any applicable law or order that prohibits completion of the merger.

  In addition, the obligations of Insight and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Insight at or prior to the closing of the merger of the following additional conditions: (i) the accuracy of PCM's representations and warranties in the merger agreement, subject to certain materiality qualifications; (ii) the performance in all material respects by PCM of its obligations required to be performed by it under the merger agreement at or prior to the closing of the merger; (iii) the absence of a material adverse effect since the date of the merger agreement; (iv) receipt by Insight and Merger Sub of a certificate signed by the chief executive officer or chief financial officer of PCM certifying that the above conditions with respect to the accuracy of representations and warranties, performance of the obligations of PCM and no material adverse effect have been satisfied; and (v) that there be no pending action by any governmental authority that seeks, directly or indirectly, to restrain, enjoin or otherwise prohibit the consummation of the merger or the other transactions contemplated by the merger agreement.

  PCM's obligation to effect the merger are subject to the satisfaction or waiver by PCM at or prior to the closing of the merger of the following additional conditions: (i) the accuracy of Insight's and Merger Sub's representations and warranties in the merger agreement, subject to certain materiality qualifications; (ii) that each of Insight and Merger Sub will have performed in all material respects all obligations required to be performed by such party under the merger agreement prior to the closing of the merger; and (iv) receipt of a certificate signed on behalf of Insight and Merger Sub by an officer of Insight certifying that the above conditions with respect to the accuracy of representations and warranties and performance of the obligations of Insight and Merger Sub have been satisfied.

  For a more complete summary of the conditions that must be satisfied or waived prior to closing of the merger, see the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ] of this proxy statement.

Q:    What are the material United States federal income tax consequences of the merger to PCM stockholders?

A:
The exchange of shares of PCM common stock for cash by a U.S. holder (as defined on page [    •    ]) will generally be taxable to such U.S. holder. A U.S. holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash it receives pursuant to the merger and its adjusted tax basis in its shares of PCM common stock exchanged therefor. For a more complete summary of the material United States federal income tax consequences of the merger to PCM stockholders, see the section entitled "Material United States Federal Income Tax Consequences" beginning on page [    •    ] of this proxy statement.

  The tax consequences of the merger to any particular stockholder will depend on that stockholder's particular facts and circumstances. Accordingly, you are urged to consult your own tax advisor as to the specific tax consequences of the merger.

Q:    What will happen to PCM as a result of the merger?

A:
If the merger is completed, Merger Sub will be merged with and into PCM, with PCM continuing as the surviving corporation. PCM will no longer be a public company, its shares will cease to be listed on the Nasdaq and its shares will be deregistered under the Exchange Act. As such, PCM would no longer file periodic reports with the SEC.

Q:    When do you expect the merger to be completed?

A:
Subject to the satisfaction or waiver of the closing conditions described under the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ] of this proxy statement, including the adoption of the merger agreement by PCM stockholders at the special meeting, PCM and Insight expect that the merger will be completed within five months from the signing of the merger agreement. However, the merger is subject to various regulatory clearances and approvals and other conditions, and it is possible that factors outside the control of

  PCM or Insight could result in the merger being completed at a different time or not at all. See the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ] of this proxy statement.

Q:    What happens if the conditions to the merger are not satisfied or waived by November 20, 2019?

A:
Under the terms of the merger agreement, if the conditions to the merger are not satisfied or waived by November 20, 2019, which we refer to as the outside date, then either PCM or Insight may terminate the merger agreement, provided that the terminating party has not breached its obligations under the merger agreement in any manner that will have proximately contributed to the occurrence of the failure of a condition to the consummation of the merger. In the event the merger is not completed for any reason, PCM stockholders will not receive any merger consideration for their shares of PCM common stock in connection with the merger. Instead, all PCM stockholders will continue to own their shares of PCM common stock, all PCM stock options and PCM RSUs will continue to vest on their applicable vesting schedules and shares of PCM common stock will continue to be listed on the Nasdaq Global Market.

Q:    How does the per share merger consideration compare to the market price of PCM's common stock prior to announcement of the merger?

A:
The per share merger consideration represents a premium of approximately 43.6% to PCM's closing stock price on June 21, 2019 ($24.38), the last full trading day before the public announcement of the merger.

Q:    Why am I being asked to approve the compensation proposal?

A:
Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to named executive officers that is based or otherwise relates to the merger, commonly referred to as "golden parachute" compensation.

Q:    What will happen if the stockholders do not approve the compensation proposal at the special meeting?

A:
Approval of the compensation proposal is not a condition to completion of the merger. The vote with respect to the compensation proposal is on an advisory basis and will not be binding on PCM. Therefore, regardless of whether stockholders approve the compensation proposal, if the merger agreement is approved by the stockholders and the merger is completed, the "golden parachute" compensation will be paid or may become payable to PCM's Named Executive Officers to the extent provided in the merger agreement and in our related compensation plans and agreements. Such "golden parachute" compensation is described more fully in the section entitled "The Merger—Interests of PCM's Directors and Executive Officers in the Merger—Golden Parachute Compensation Arrangements", beginning on page [    •    ] of this proxy statement.

About the Special Meeting

Q:    What am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on (i) a proposal to adopt the merger agreement, (ii) the compensation proposal and (iii) the adjournment proposal.

Q:    What is the vote required to approve each proposal at the PCM special meeting?

A:
The merger cannot be completed unless PCM stockholders adopt the merger agreement, which requires the affirmative vote at the special meeting of the holders of a majority of the outstanding shares of PCM common stock entitled to vote at the special meeting. If you fail to submit a valid proxy or vote in person at the special meeting or abstain, or if your shares of PCM common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee, as applicable, to vote your shares of PCM common stock, this has the same effect as voting your shares of PCM common stock "AGAINST" the adoption of the merger agreement.

  Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of PCM common stock represented either in person or by proxy at the special meeting and entitled to vote on the proposal. An abstention has the same effect as a vote "AGAINST" the approval of this proposal. Uninstructed shares have no effect on the outcome of this proposal.

  The adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of PCM common stock represented either in person or by proxy at the special meeting. An abstention has the same effect as a vote "AGAINST" the approval of this proposal, but uninstructed shares will have no effect on the outcome of this proposal.

  See the section entitled "Information About the Special Meeting—Vote Required" beginning on page [    •    ] of this proxy statement.

Q:    What constitutes a quorum for the special meeting?

A:
The presence, in person or represented by proxy, of the holders of record of a majority of the issued and outstanding shares of the common stock of PCM entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. A quorum is necessary to transact business at the special meeting.

Q:    How does the PCM board of directors recommend that I vote at the special meeting?

A:
The PCM board of directors recommends that PCM stockholders vote "FOR" the proposal to adopt the merger agreement, "FOR" the compensation proposal and "FOR" the adjournment proposal. See the section entitled "The Merger—Recommendation of the Board; Reasons for the Merger" beginning on page [    •    ] of this proxy statement.

Q:    Do directors and executive officers of PCM have certain interests in the merger that may be different from or in addition to those of PCM stockholders generally?

A:
Yes. Directors and executive officers of PCM have certain interests in the merger that may be different from or in addition to those of PCM stockholders generally. The PCM board was aware of and considered these interests, among other matters, in reaching its decisions to (i) determine that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of PCM stockholders, (ii) approve, adopt and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) direct that the merger agreement and the merger be submitted to a vote of PCM stockholders and (iv) resolve to recommend the adoption of the merger agreement by PCM stockholders. See the section entitled "The Merger—Interests of PCM's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this proxy statement for a more detailed description of these interests.

Q:    Who can vote at the special meeting?

A:
All holders of record of shares of PCM common stock as of the close of business on [    •    ], 2019, the record date for the special meeting, which we refer to as the record date, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [    •    ] shares of PCM common stock outstanding and entitled to vote at the special meeting. You will have one vote for each share of PCM common stock that you owned on the record date on all matters properly coming before the special meeting.

Q:    How do I vote?

A:
If you are a stockholder of record, you may have your shares of PCM common stock voted on the matters to be presented at the special meeting in any of the following ways:

•
over the Internet, by accessing the Internet website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by proxy over the Internet. Proxies delivered over the Internet must be submitted by 11:59 p.m. Eastern time on [    •    ], 2019 to ensure your proxy is voted. Please be aware that if you vote by proxy over the Internet, you may incur costs, such as Internet access charges, for which you will be responsible;

•
by calling the toll-free telephone number shown on the enclosed proxy card (proxies given by telephone must be submitted by 11:59 p.m. Eastern time on [    •    ], 2019 to ensure your proxy is voted);

•
by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•
in person—you may attend the special meeting and cast your vote there or by proxy appointed by instrument in writing, executed by you or by your duly authorized attorney-in-fact.

  After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the proxy card or, if your shares are held in the name of your bank, brokerage firm or other nominee, on the voting instruction form provided by your bank, brokerage firm or other nominee. Please note that if your shares are held in the name of your bank, brokerage firm or other nominee and you wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:    What happens if I sell my shares of PCM common stock before the special meeting?

A:
The record date is earlier than both the date of the special meeting and the effective time. If you transfer your shares of PCM common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you and each of you notifies PCM in writing of such special arrangements retain your right to vote at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares at the effective time.

Q:    Are any PCM stockholders already obligated to vote in favor of the merger?

A:
Yes. On June 23, 2019, concurrently with the execution of the merger agreement, certain stockholders of PCM identified therein, including each of PCM's directors and executive officers and certain affiliated trusts, entered into a voting agreement with Insight, Merger Sub and PCM, which we refer to as the voting agreement, pursuant to and subject to the conditions of which, among other things, each such stockholder (1) agreed to cause to be present and counted and to vote (or cause to be voted or acted upon by written consent with respect to) all of such stockholder's shares of PCM common stock (a) in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, (b) in favor of any proposal to adjourn or postpone any stockholder meeting at which there is a proposal for such stockholders to vote upon the merger agreement, including the special meeting, to a later date if there are not sufficient votes to adopt the merger agreement or if there are not sufficient shares of PCM common stock present in person or by proxy at such meeting to constitute a quorum, (c) against any "acquisition proposal" or "alternative transaction" (in each case, as defined in the merger agreement) or the adoption of any agreement providing for or contemplating an "alternative transaction" (as defined in the merger agreement) and (d) against any amendment of PCM's charter or other action or agreement of PCM, in each case, for which the vote of the stockholders is required to authorize such action or agreement, that would (i) reasonably be expected to result in any of the conditions to the consummation of the merger under the merger agreement not being fulfilled, or (ii) reasonably be expected to prevent or materially delay the consummation of the merger and the other transactions contemplated by the merger agreement and (2) appointed Insight, with full power of substitution, as such stockholder's true and lawful attorney in fact and proxy for the purposes of voting such stockholder's shares at any stockholder meeting at which there is a proposal for such stockholder to vote upon the merger agreement, including the special meeting, in order to cause such stockholder to comply with the applicable covenant of the voting agreement. The voting agreement automatically terminates upon the earliest to occur of: (1) the effective time of the merger, (2) termination of the merger agreement pursuant to its terms, (3) the effective date of a written agreement duly executed and delivered by each of the parties to the voting agreement terminating the voting agreement and (4) the amendment of the merger agreement, without the prior written consent of the stockholders party to the voting agreement, that affects the material terms of the merger agreement that is adverse to PCM or its stockholders. As of June 23, 2019, the stockholder parties to the voting agreement owned 2,836,535 shares of PCM common stock, representing approximately 23% of the shares of PCM common stock issued and outstanding at such time. The voting agreement is attached to this proxy statement as Annex B. For a further discussion of the voting agreement, see "Other Transaction Agreements—The Voting Agreement" beginning on page [    •    ] of this proxy statement.

Q:    When and where is the special meeting?

A:
The special meeting will be held on [    •    ], 2019, at [    •    ] Pacific time, at the offices of PCM, 1940 E. Mariposa Avenue, El Segundo, CA 90245. If you are a PCM stockholder on the record date, you may attend the special meeting and vote in person. Please note, however, that if your shares of PCM common stock are held of record by a bank, broker or other nominee and you wish to vote at the special meeting, you must obtain a "legal proxy," executed in your favor from such bank, broker or other nominee who is the holder of record of your shares of PCM common stock in order to vote your shares of PCM common stock in person at the special meeting. For additional information about the special meeting, see the section entitled "Information About the Special Meeting" beginning on page [    •    ] of this proxy statement.

Q:    If my shares of PCM common stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A:
If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in "street name," and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting; however, you may not vote shares held in "street name" by your bank, brokerage firm or other nominee in person at the special meeting unless you obtain a "legal proxy" from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

  Your bank, brokerage firm or other nominee will only be permitted to vote your shares of PCM common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of PCM common stock. Under the rules of the New York Stock Exchange, brokerage firms and other nominees who hold shares of PCM common stock in street name for their customers have authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the adoption of the merger agreement, the compensation proposal and the adjournment proposal. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares. Because it is expected that all proposals to be voted on at the special meeting will be non-routine matters, banks, brokerage firms and other nominees will not have discretionary authority to vote on any matter at the meeting. If you do not provide instructions to your bank, brokerage firm or other nominee, your shares will not be counted as present at the meeting. Thus, the effect of not instructing your bank, broker or other nominee how you wish your shares to be voted will be the same as voting your shares "AGAINST" the adoption of the merger agreement but will have no effect on the compensation proposal and will have no effect on the adjournment proposal.

Q:    How many votes do I have?

A:
Each PCM stockholder is entitled to one vote for each share of PCM common stock held of record as of the record date. As of the close of business on the record date, there were [    •    ] outstanding shares of PCM common stock.

Q:    If a stockholder gives a proxy, how are the shares of PCM common stock voted?

A:
Regardless of the method by which you choose to vote, the individuals named on the enclosed proxy card will vote your shares of PCM common stock in the way that you indicate. When completing the Internet process or the proxy card, you may specify whether your shares of PCM common stock should be voted "FOR" or "AGAINST" or to "ABSTAIN" from voting on all, some or none of the specific items of business to come before the special meeting.

Q:    What will happen if I sign and return my proxy or voting instruction card without indicating how to vote?

A:
If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the PCM common stock represented by your proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the compensation proposal and "FOR" the adjournment proposal.

Q:    Can I change my vote after I have delivered my proxy or voting instruction card?

A:
Yes. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. PCM stockholders of record may revoke their proxy by signing, dating and returning a duly executed proxy bearing a later date (including by means of an Internet or telephone vote) or filing an instrument of revocation with PCM's Corporate Secretary at PCM, Inc., Attention: Office of the Secretary, 1940 E. Mariposa Avenue, El Segundo, CA 90245. Stockholders of record may also revoke a proxy by attending the special meeting and voting in person. Attendance at the special meeting alone will not revoke any proxy. If not revoked, the proxy will be voted at the special meeting in accordance with your instructions.

  If your shares are held in an account at a bank, brokerage firm or other nominee and you have delivered your voting instruction card to your broker, bank or other nominee, you should contact your bank, brokerage firm or other nominee to change your vote.

Q:    What should I do if I receive more than one set of voting materials?

A:
If you hold shares of PCM common stock in "street name" and also directly as a record holder or otherwise or if you hold shares of PCM common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by Internet or telephone as provided on your proxy card) in order to ensure that all of your shares of PCM common stock are voted. If you hold your shares in "street name" through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:    If I hold physical certificates representing my shares of PCM common stock, should I send in my certificates now?

A:
No, please do NOT return your certificate(s) with your proxy. If the merger agreement is adopted by PCM stockholders and the merger is completed, and if you hold physical certificates, you will be sent a letter of transmittal promptly after the effective time describing how you may exchange your shares of PCM common stock for the per share merger consideration.

Q:    Where can I find the voting results of the special meeting?

A:
The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, PCM intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:    Who can help answer any other questions I have?

A:
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of PCM common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact The Proxy Advisory Group, LLC, PCM's proxy solicitor, at (212) 616-2180.

Q:    Who can attend the special meeting?

A:
If you are a PCM stockholder on the record date, you may attend the special meeting and vote in person. All attendees will be required to provide a government-issued, current form of photo identification. Please note, however, that if your shares of PCM common stock are held of record by a bank, broker or other nominee and you wish to vote at the special meeting, you must obtain a "legal proxy," executed in your favor from such bank, broker or other nominee who is the holder of record of your shares of PCM common stock in order to vote your shares of PCM common stock in person at the special meeting.

THE MERGER

        This section describes the merger. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

Merger Consideration

        Upon completion of the merger, at the effective time, by virtue of the merger and without any action on the part of PCM, Insight, Merger Sub or the holders of any shares of PCM common stock or any shares of Merger Sub common stock, each share of PCM common stock issued and outstanding immediately prior to the effective time (other than excluded shares) will be automatically canceled and converted into the right to receive $35.00 per share in cash, without interest and less any applicable withholding taxes, which we refer to as the per share merger consideration. Excluded shares are (i) shares of PCM common stock owned by Insight, Merger Sub or any other direct or indirect wholly-owned subsidiary of Insight and shares of PCM common stock owned by PCM or any direct or indirect wholly-owned subsidiary of PCM, and in each case not held on behalf of third parties, and (ii) shares of PCM common stock that are owned by stockholders of PCM who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL.

        After the merger is completed, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a PCM stockholder. PCM stockholders will receive the per share merger consideration after exchanging their PCM stock certificates or book entry shares in accordance with the instructions contained in the letter of transmittal to be sent to all PCM stockholders promptly after the effective time of the merger.

PCM Stock Options

        Each PCM stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will be, automatically and without any action on the part of the holder, deemed to be vested, cancelled and only entitle the holder of such stock option to receive (without interest and less any applicable withholding taxes), at or as soon as reasonably practicable after the effective time, an amount in cash equal to the product of (i) the number of unexercised shares subject to such stock option immediately prior to the effective time multiplied by (ii) the excess of (A) the per share merger consideration over (B) the exercise price per share of such stock option. For purposes of this calculation, the vesting of any stock option subject to performance conditions will be fully accelerated and deemed achieved contingent and effective upon the closing of the merger.

        See the section entitled "The Merger Agreement—Treatment of PCM Stock Options" beginning on page [    •    ] of this proxy statement.

PCM Restricted Stock Units (RSUs)

        Each outstanding PCM RSU, whether vested or unvested, that is outstanding immediately prior to the effective time will be, automatically and without any action on the part of the holder, deemed to be vested, cancelled and only entitle the holder of such PCM RSU to receive (without interest and less any applicable withholding taxes), at or as soon as reasonably practicable after the effective time, an amount in cash equal to the per share merger consideration plus any accrued and unpaid dividend equivalents with respect to such PCM RSU.

        See the section entitled "The Merger Agreement—Treatment of PCM Restricted Stock Units (RSUs)" beginning on page [    •    ] of this proxy statement.

Effects of the Merger

        If the conditions to closing the merger are satisfied or waived (to the extent waiver is permitted by applicable law) and the merger is completed, Merger Sub will be merged with and into PCM, with PCM continuing as the surviving corporation and a wholly-owned subsidiary of Insight.

        If the merger is completed, PCM's stockholders will have the right to receive, in exchange for each share of PCM common stock that they own immediately prior to the effective time of the merger, other than excluded shares, $35.00 per share in cash, without interest and less any applicable withholding taxes.

        Following the merger, PCM's stockholders will not own any shares of capital stock of PCM and, accordingly, will cease to have any rights as a stockholder of PCM other than to receive the per share merger consideration to which such stockholder is entitled or, if applicable, rights to appraisal under the DGCL.

        Shares of PCM common stock are listed on Nasdaq under the symbol "PCMI." If the merger is completed, PCM will no longer be a public company, its shares will cease to be listed on Nasdaq and it will no longer file periodic and other reports and statements with the SEC. Following the merger, PCM will be a subsidiary of Insight, which is a public company and subject to the above-described disclosure requirements and other rules and regulations of the SEC. In addition, following consummation of the merger, the reporting obligations under Section 16 of the Exchange Act for PCM's directors, officers and principal stockholders, in their capacities as such, will cease but will, if they are or become directors, officers or principal stockholders of Insight, continue with respect to Insight.

        For information regarding the material United States federal income tax consequences of the merger, see the section entitled "Material United States Federal Income Tax Consequences" beginning on page [    •    ] of this proxy statement.

Effect on PCM if the Merger Is Not Completed

        If the merger agreement proposal is not approved by PCM's stockholders or if the merger is not completed for any other reason, PCM stockholders will not receive any payment for their shares of common stock. Instead, PCM will remain an independent public company, its common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and PCM will continue to file periodic reports with the SEC. In addition, if the merger is not completed, PCM expects that management will operate the business in a manner similar to that in which it is being operated today and that PCM stockholders will continue to be subject to the same risks and opportunities to which they are currently subject.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of PCM's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it traded as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the merger is not completed, the PCM board of directors will continue to evaluate and review our business operations, properties and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement proposal is not approved by PCM stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to PCM will be offered or that our business, prospects or results of operation will not be adversely impacted.

        In addition, under specified circumstances, PCM will be required to pay Insight a termination fee upon the termination of the merger agreement, as described in the sections entitled "The Merger Agreement—Effect of Termination; Termination Fee" beginning on page [    •    ] of this proxy statement.

Background of the Merger

        The PCM board of directors, with the assistance of management, has periodically reviewed and assessed PCM's business strategy and the various trends and conditions affecting the information technology reseller and services industry generally and PCM specifically. PCM's board of directors has explored a variety of strategic alternatives with the goal of increasing revenues and profitability and maximizing stockholder value.

        In July 2017, Kenneth Lamneck, Insight's President and Chief Executive Officer, reached out to Frank Khulusi, PCM's Chairman and Chief Executive Officer, to explore whether any opportunity existed to discuss a strategic transaction. On July 24, 2017, PCM's board of directors met and authorized PCM to enter into a non-disclosure and standstill agreement with Insight, which the parties entered into on or about August 17, 2017. Messrs. Lamneck and Khulusi met on August 17, 2017 and members of the respective management teams met for high-level discussions on August 18, 2017, which discussions terminated later in August 2017.

        Mr. Lamneck again reached out to Mr. Khulusi in July 2018 to discuss whether there might be an opportunity or interest to discuss a potential strategic transaction.

        On July 23, 2018, PCM's board of directors met and authorized PCM to enter into a new non-disclosure and standstill agreement with Insight, which we refer to as the Insight NDA. Insight and PCM executed the Insight NDA later that day.

        On August 6, 2018, management teams from Insight and PCM met to discuss a potential acquisition of PCM by Insight. On August 28, 2018, Mr. Lamneck called Mr. Khulusi to seek Mr. Khulusi's reaction to a potential acquisition of PCM by Insight for consideration of cash and Insight common stock with an aggregate value of $25.00 per share of PCM common stock, representing a premium of 11% to PCM's closing share price of $22.55 on such date and a premium of 36% to PCM's average closing share price of $18.39 over the prior 90 days. Mr. Khulusi responded that he believed that the PCM board of directors would be expecting a higher indicative price.

        In September, 2018, a representative of B. Riley FBR, Inc., which we refer to as B. Riley, called Glynis Bryan, Insight's Chief Financial Officer, and encouraged Insight to indicate interest at a price per share in the mid to high $30's.

        In early October, 2018, Mr. Khulusi engaged with Mr. Lamneck in an effort to encourage Insight to indicate interest at a price per share above the $25.00 that Mr. Lamneck had discussed on August 6, 2018.

        On October 23, 2018, PCM provided to Insight projections prepared by PCM's management for PCM's 2019, 2020 and 2021 fiscal years.

        On or about November 16, 2018, Ms. Bryan spoke with a representative of B. Riley regarding financial analysis that would support a higher price for PCM. Between November 16 and November 20, 2018, a representative of B. Riley contacted Ms. Bryan several times to encourage Insight to indicate interest at a price per share above $25.00.

        On or about November 21, 2018, Ms. Bryan called a representative of B. Riley to seek his reaction to a potential acquisition of PCM by Insight for consideration of no less than $30.00 per share of PCM common stock. The B. Riley representative informed Mr. Khulusi, and Mr. Khulusi called a meeting of the PCM board of directors to discuss.

        On November 23, 2018, the PCM board of directors met. Representatives of Sheppard, Mullin, Richter & Hampton LLP, which we refer to as Sheppard Mullin, and a representative of Morris, Nichols, Arsht & Tunnell LLP, which we refer to as Morris Nichols, advised the PCM board of directors concerning fiduciary duties associated with a potential sale of PCM.

        On November 26, 2018, Insight sent PCM a proposal to acquire all of the outstanding shares of PCM for $30.00 per share in cash, which represented a premium of 76% to PCM's closing share price of $17.02 on that date and a premium of 56% to PCM's average closing share price of $19.25 over the prior 90 days. The proposal was contingent on PCM agreeing to a 45-day period of exclusivity with Insight and to Mr. Khulusi and other key leaders entering into non-competition, non-solicitation and voting agreements. The proposal was not subject to a financing contingency.

        On November 29, 2018, the PCM board of directors met to discuss Insight's proposal and exclusivity requirement. The PCM board of directors received a presentation from B. Riley concerning its qualifications, and authorized PCM management to negotiate the terms of an engagement agreement with B. Riley for approval by the PCM board of directors.

        On December 3, 2018, the PCM board of directors met and continued discussion on Insight's proposal and exclusivity requirement. Representatives of B. Riley were invited to the meeting to present on the firm's qualifications to serve as PCM's financial advisor, which qualifications included providing informal advice to PCM's management on prior communications with Insight. The representatives indicated they had no known conflicts of interest with Insight. The PCM board of directors authorized the retention of B. Riley as PCM's financial advisor. At such meeting, the representatives of B. Riley presented preliminary valuation analyses for PCM which included, a preliminary selected precedent transaction analysis, a preliminary selected public company trading comparables analysis, a preliminary discounted cash flow analysis, a preliminary premiums paid analysis, and a statement of then applicable equity research analyst price targets. The discounted cash flow analysis used the projections that PCM's management had provided to Insight on October 23, 2018, for the 2019, 2020 and 2021 fiscal years and included projections for 2022 and 2023 fiscal years prepared by B. Riley with the authorization of PCM management using the assumptions and methodology described under "The Merger—Opinion of Financial Advisor" beginning on page [    •    ]. For each of these preliminary analyses other than the discounted cash flow analysis, the $30.00 per share price of Insight's proposal exceeded the upper end of the preliminary share price range implied from such analysis and presented by B. Riley. For the preliminary discounted cash flow analysis, the lower end of the implied share price range was above the $30.00 per share price of Insight's proposal. The PCM board of directors authorized Mr. Khulusi and B. Riley to attempt to negotiate a higher per share price and shorter exclusivity period.

        Between December 3 and December 19, 2018, a representative of B. Riley and Ms. Bryan had a number of discussions about Insight's proposal, including the per share price of that proposal, and next steps.

        On December 19, 2018, Insight sent PCM a letter indicating that it would revise its proposal to increase the per share price to $31.00, and that such price reflected its best and final offer. Insight also indicated that the proposal was contingent on PCM agreeing to a 60-day exclusivity period in connection with the revised proposal. The $31.00 price per share represented a premium of 75% to PCM's closing share price of $17.73 on that date and a premium of 68% to PCM's average closing share price of $18.49 over the prior 90 days.

        On December 24, 2018, the PCM board of directors met to discuss Insight's revised proposal and exclusivity requirement. The PCM board of directors discussed with its legal and financial advisors the potential benefits and risk of conducting a pre-exclusivity market check. Noting that Insight's proposal reflected a premium of 98% over the closing price of PCM stock on Nasdaq of $15.63 on December 21, 2018 (and a premium of 68% to PCM's average closing share price of $18.40 over the prior 90 days) and believing that a pre-exclusivity market check presented a low likelihood of producing a bidder willing to transact at a higher premium and would present a significant risk of Insight withdrawing from negotiations, the PCM board of directors determined to continue negotiations with Insight on an exclusive basis. The PCM board of directors instructed PCM's management and PCM's financial and legal advisors to negotiate with Insight to attempt to obtain an increase in the $31.00 price per share, a reduction of the exclusivity period to 30 days and an express indication that the ultimate merger agreement would include a "go shop" provision so as to permit PCM to contact potential bidders after the execution of a merger agreement, with a reduced termination fee applicable to bidders that express interest during the "go shop" period. The PCM board of directors instructed Mr. Khulusi not to enter into negotiations with Insight on non-competition, non-solicitation and voting agreements without board approval and further instructed that negotiation of those documents would be handled through PCM's counsel and with the oversight of the PCM board of directors.

        From January 2, 2019 through January 24, 2019, the parties negotiated the terms of Insight's revised proposal and proposed exclusivity agreement. Insight was unwilling to increase the price per share of its revised proposal above $31.00. The revised proposal remained not subject to financing contingency. Negotiations on other issues included the length of the exclusivity period, which ultimately was agreed at 45 days, and following Insight's indication that it would not increase the per share price to higher than $31.00, the treatment of PCM's outstanding in-the-money equity awards that were not already subject to accelerated vesting on change of control. Insight ultimately agreed that such awards would be accelerated upon a closing. Insight would not agree to the inclusion of a "go shop" provision in the ultimate merger agreement. The revised proposal did not address non-competition, non-solicitation or voting agreements.

        On January 24, 2019, the PCM board of directors approved entry into the 45-day exclusivity agreement on the basis of a revised Insight proposal reflecting negotiations through such date.

        On January 25, 2019, Insight delivered its revised proposal reflecting prior negotiations and Insight and PCM entered into the exclusivity agreement.

        On February 4, 2019, PCM opened an electronic data room to Insight and Insight commenced its due diligence review on PCM.

        On February 6, 2019, PCM announced its financial results for the fourth quarter of 2018 and full year of 2018.

        On February 8, 2019, counsel for Insight, Sullivan & Cromwell LLP, sent a draft of the merger agreement to Sheppard Mullin.

        On February 12, 2019, PCM's common stock closed at $30.77 on Nasdaq. Around that time, B. Riley made numerous contacts with Ms. Bryan to encourage Insight to increase the price per share of its proposal.

        On February 13, 2019, Mr. Lamneck called Mr. Khulusi to advise him that Insight would revise its proposal to increase the price per share to $34.00.

        On February 13, 2019, representatives of B. Riley delivered to a representatives of Insight a list of discussion points on the merger agreement prepared by Sheppard Mullin, which included, among other things, the amount of merger consideration in light of PCM's then current stock price, a proposed reduction in the termination fee set forth in the merger agreement from 3.75% to 2.5%, and a proposed clarification regarding entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight.

        On February 14, 2019, Sam Cowley, Insight's Senior Vice President, General Counsel and Corporate Secretary, and Robert Newton, PCM's Chief Legal Officer, along with Insight's and PCM's regular outside litigation counsel, discussed due diligence matters, including litigation matters disclosed in PCM's public filings. Insight continued to diligence PCM's outstanding litigation matters through early March through phone conversations and via e-mail exchanges with Mr. Newton and PCM's outside litigation counsel.

        On or about March 1, 2019, Mr. Khulusi called Mr. Lamneck and requested that Insight revise its proposal to increase the price per share to $36.00. Around that time, a representative of B. Riley also called Ms. Bryan to encourage Insight to increase the price per share of its proposal.

        On March 7, 2019, Insight indicated that it would revise its proposal to increase the price per share to $35.00, which represented a premium of 11% to PCM's closing stock price of $31.54 on such date and a premium of 50% to PCM's average closing share price of $23.40 over the prior 90 days. Insight also responded to PCM's February 13, 2019 list of discussion points, indicating that Insight would not agree to a "go-shop" provision, requiring a 3.5% termination fee, and requiring certain amendments to PCM's indemnification agreements with its directors and officers to eliminate the requirement that a purchaser of PCM, in certain circumstances, establish a trust for the benefit of officers and directors to satisfy potential indemnification claims. Insight also declined at that time to provide the proposed clarification regarding PCM's entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight.

        On March 9, 2019, Sullivan & Cromwell sent a revised draft of the merger agreement to Sheppard Mullin, which provided for merger consideration of $35.00 per share and included changes to the representations and warranties and covenants, reduced the termination fee from 3.75% to 3.5% and eliminated the reference contained in the initial draft merger agreement to a non-competition agreement applicable to Mr. Khulusi, among other things.

        On March 11, 2019, Insight's 45-day exclusivity period ended.

        On March 12, 2019, PCM provided to Insight revised projections prepared by PCM's management for PCM's 2019 fiscal year and subsequently indicated to Insight that PCM's management had not updated projections for fiscal years 2020 and 2021.

        On March 13, 2019, the PCM board of directors met to discuss the increase in Insight's proposal price to $35.00 per share and the expiration of Insight's exclusivity period. A representative of B. Riley present at the meeting presented an updated preliminary valuation analysis. The PCM board of directors noted that PCM's common stock has a history of volatility, which has at times been uncorrelated with PCM's financial performance. The PCM board of directors further noted that the twelve month price targets of the two recognized equity research analysts covering PCM were $29.60 and $32.50. The B. Riley representative discussed that Insight appeared to have the borrowing capacity necessary to obtain the financing it would need to pay $35.00 per share. Representatives of Sheppard Mullin then summarized material open issues in the merger agreement, including the 3.5% termination fee proposed by Insight and the previously requested clarification regarding entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight.

        At the same meeting, the PCM board of directors deliberated whether to conduct a market check of Insight's proposal in light of the March 11, 2019 expiration of Insight's exclusivity period. The PCM board of directors considered the benefits of a market check, including the possibility of receiving a proposal with a higher value to PCM's stockholders than Insight's proposal, which might have been more likely than prior to the start of the exclusivity period due to the lower premium represented by Insight's proposal at March 11, 2019, or if no such higher proposal was received, validation of the

Board's continuing belief in the low likelihood of receiving a more favorable proposal. The PCM board also considered the risk of a market check, including that Insight would discontinue pursuing a transaction involving competitive bidding and potential adverse effects on PCM personnel and customers should information concerning the market check not remain confidential despite PCM's best efforts. The PCM board of directors determined to authorize Mr. Khulusi to request that B. Riley actively seek other interested bidders in categories to be determined by PCM management and B. Riley. The PCM board of directors also instructed Sheppard Mullin to provide comments to Insight's last draft of the merger agreement.

        On March 13, 2019, Sheppard Mullin sent a revised draft of the merger agreement to Sullivan & Cromwell, which reserved on the 3.5% termination fee proposed by PCM and included the previously requested clarification regarding PCM's entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight.

        On March 18, 2019, B. Riley began contacting other potential bidders. Also on March 18, 2019, representatives of Insight provided to representatives of PCM a list of threshold issues that Insight indicated must be resolved prior to proceeding with further work on the draft merger agreement and transaction in general, including reaching a basic understanding regarding the level of detail for certain PCM representations and warranties and certain pre-closing operating restrictions on PCM.

        On March 19, 2019, Messrs. Cowley and Newton discussed merger agreement issues, including each party's position on certain representations and warranties and pre-closing operating restrictions on PCM contained in the draft merger agreement. Mr. Cowley and Mr. Newton agreed to recommend to the parties that they should continue discussions and negotiations related to these issues.

        On March 19, 2019, PCM's common stock closed at $36.07 on Nasdaq.

        On March 20, 2019, the PCM board of directors met and discussed the status of negotiations with Insight in light of the increased trading price of PCM's common stock, the status of negotiation of other significant merger agreement issues and the status of the market check that it authorized on March 13, 2019. Following discussion, the PCM board of directors authorized Mr. Khulusi to continue discussions with Insight concerning the merger consideration and other significant merger agreement issues. The PCM board of directors further instructed B. Riley to continue its market check process.

        On March 21, 2019, Sullivan & Cromwell sent a revised draft of the merger agreement to Sheppard Mullin, which provided for merger consideration of $35.00 per share of PCM common stock.

        On March 25, 2019, Mr. Khulusi spoke to Insight's senior leadership team about PCM's view of the 3.5% termination fee, PCM's insistence on the clarification regarding PCM's entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight and Insight's proposal of $35.00 per share compared to current trading prices, which remained above $35.00 per share. Insight's senior leadership team indicated that Insight was unwilling to increase the per share price in its proposal to at or above the then current trading level.

        Later in the day on March 25, 2019, the PCM board of directors met and discussed the status of negotiations with Insight. Mr. Khulusi reported on his conversation with Insight's senior leadership team earlier in the day. The PCM board of directors expressed its sense that notwithstanding the recent trading activity in PCM's stock, $35.00 per share might represent a fair price to PCM stockholders and further noted the relatively low trading volume driving current trading levels and the history of volatility in PCM's common stock price. However, the directors acknowledged that notwithstanding these factors, it might be challenging to complete a transaction at a price below the trading price prevailing at the date of entry into the merger agreement. The PCM board of directors then discussed issues with the merger agreement that continued to remain open in the most recent draft, including the 3.5% proposed termination fee and the requested clarification regarding PCM's entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight (rejected by Insight in the March 21 draft of the merger agreement). At such meeting, a representative of B. Riley updated the PCM board of directors concerning the status of contacts with other potential bidders. Such representative advised the PCM board of directors that 13 potential strategic bidders were contacted, 4 parties had passed for a variety of reasons and 9 parties had engaged at various levels in discussions. One party had executed a non-disclosure agreement and 4 additional non-disclosure agreements were in negotiation. All standstill provisions contained in non-disclosure agreements entered into with interested bidders provided for the termination of such provisions upon PCM's entry into a written agreement with respect to a transaction involving transfer of majority control of PCM or all or substantially all of PCM's assets. The PCM board then discussed processes and costs for continuing negotiation with Insight and instructed Sheppard Mullin to provide comments to Insight's last draft of the merger agreement.

        On March 25, 2019, Sheppard Mullin sent a revised draft of the merger agreement to Sullivan & Cromwell, which, among other things, reserved on the amount of merger consideration (in light of PCM's then current stock price), included the clarification regarding PCM's entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight and proposed a termination fee of 2.9%.

        On March 26, 2019, B. Riley expanded its market check to financial sponsors, with the concurrence of Mr. Khulusi in accordance with the prior authorization of the PCM board of directors. On March 26, 2019, PCM's common stock closed at $37.10 on Nasdaq.

        On March 27, 2019, Insight's senior leadership team advised Mr. Khulusi that the parties were reasonably close on the merger agreement, but Insight would terminate any further negotiation discussions as a result of PCM's stock trading price being higher than the $35.00 price per share at which Insight was willing to transact.

        On March 28, 2019, the PCM board of directors met. Mr. Khulusi advised the directors of Insight's decision to terminate negotiations. At such meeting, a representative of B. Riley updated the board concerning the status of contacts with other potential bidders. The PCM board of directors indicated its openness to restarting negotiations with Insight and instructed management and B. Riley to continue its market check.

        On April 16, 2019, Strategic Bidder A submitted a non-binding indication of interest, indicating a total enterprise value range of $550 million to $650 million, implying a per share purchase price range of $33.00 to $40.00, which indication of interest was subject to, among other things, their due diligence review. PCM's common stock closed that date at $31.33 per share on Nasdaq.

        On April 25, 2019, PCM announced its first quarter 2019 results. PCM's common stock closed that day at $27.55 per share on Nasdaq.

        On April 29, 2019, PCM management presented to representatives from Strategic Bidder A, including a financial overview and discussions of PCM's business model, market strategy and competitive position.

        On April 30, 2019, Financial Bidder A submitted a non-binding indication of interest at a range of $28.75 to $31.50 per share of PCM common stock.

        Between April 29 and May 1, 2019, a representative of B. Riley engaged in conversations with Ms. Bryan to encourage Insight to restart negotiations.

        On May 2, 2019, Brandon LaVerne, PCM's Chief Financial Officer, spoke to the chief financial officer of Strategic Bidder A to respond to follow-up questions from Strategic Bidder A resulting from the April 29, 2019 management presentation.

        On May 6, 2019, PCM's common stock closed at $30.00 per share on Nasdaq.

        On May 6, 2019, Mr. Lamneck called Mr. Khulusi to indicate that Insight wished to reengage in discussion towards a transaction and reiterated its interest at a price of $35.00 per share of PCM common stock, representing a premium of 17% to PCM's closing price of $30.00 per share on that date and a premium of 7% to PCM's average closing share price of $32.56 over the prior 90 days.

        On May 7, 2019, the PCM board of directors met to discuss Insight's renewed interest in a transaction at the $35.00 price per share. A representative of B. Riley updated the board of directors concerning the market check. Since receiving authorization to contact other potential bidders on March 13, 2019, B. Riley had contacted 27 parties, including 9 financial sponsors and 18 strategic parties, and received indications of interest from Strategic Bidder A and Financial Bidder A. Twenty-three of the parties B. Riley contacted passed on the opportunity to explore a potential transaction with PCM and two others had not passed but were not actively moving forward. The B. Riley representative indicated that Strategic Bidder A had stalled in its evaluation process, as indicated by its lack of response to communications from B. Riley after May 2, 2019. The B. Riley representative indicated that Financial Bidder A's indicated price range was below Insight's $35.00 per share proposal, and Financial Bidder A had not shown a willingness to increase its indicated price range. The PCM board of directors instructed management and the legal and financial advisors to resume negotiations with Insight towards a merger agreement that could be submitted to the PCM board of directors for approval and also to continue efforts to engage with Strategic Bidder A. Financial Bidder A and any other contacted potential bidders that remained engaged in pursuing the opportunity. PCM proceeded to reactivate Insight's credentials for the electronic data room.

        On May 7, 2019, Insight provided to PCM a revised draft of the merger agreement, a form of voting agreement and a form of amendment and waiver of indemnification agreement for PCM's directors and officers.

        On May 8, 2019, the PCM board of directors met to discuss the status of the merger agreement and related issues. The PCM board of directors then discussed issues with the merger agreement that continued to remain open in Insight's most recent draft, including the 3.5% proposed termination fee and the proposed clarification regarding entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight. The PCM board of directors determined to accept the 3.5% termination fee, taking into account the status of the market check that was being performed by B. Riley. The PCM board of directors instructed Sheppard Mullin to provide Sullivan & Cromwell with a list of discussion points on the merger agreement draft received May 7, 2019 to resolve all open points in the merger agreement as part of a package deal.

        On May 8, 2019, Sheppard Mullin sent a list of discussion points on the merger agreement to Sullivan & Cromwell, which, among other things, provided for merger consideration of $35.00 per share, agreed to the 3.5% termination fee and included the proposed clarification regarding entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight.

        On May 9, 2019, Sullivan & Cromwell sent a revised draft of the form of amendment and waiver of indemnification agreement to Sheppard Mullin.

        On May 10, 2019, Sullivan & Cromwell sent responses to Sheppard Mullin's list of discussion points on the merger agreement and a revised draft of the portion of the merger agreement addressing interim operating covenants.

        From May 11, 2019 to May 17, 2019, Sheppard Mullin and Sullivan & Cromwell exchanged multiple revised drafts of the merger agreement, voting agreement and amendment and waiver of indemnification agreement.

        On May 16, 2019, senior management of PCM and Insight and representatives of Sheppard Mullin and Sullivan & Cromwell discussed the remaining open issues on the merger agreement.

        On May 17, 2019, the PCM board of directors met. Representative of B. Riley presented an updated preliminary valuation analysis and updated the directors on the market check. Of the 27 potential bidders contacted by B. Riley, 24 had formally passed on the opportunity. One financial sponsor had not yet agreed to the terms of a non-disclosure agreement. The B. Riley representative advised that Financial Bidder A remained interested but was unwilling to increase its price range and that Strategic Bidder A had not responded to multiple inquiries made between May 3, 2019 and May 17, 2019. The PCM board of directors also received an update on the status of merger agreement negotiations with Insight.

        Later in the day on May 17, 2019, the parties agreed to resolution of remaining open issues under the merger agreement and the amendment and waiver of indemnification agreement, including the clarification regarding PCM's entitlement to seek certain remedies in the event of a breach of the merger agreement by Insight. The $35.00 per share price proposed by Insight represented a premium of 24% to PCM's closing price of $28.14 per share on that date and a premium of 8% to PCM's average closing share price of $32.37 over the prior 90 days.

        Between May 17, 2019 and June 19, 2019, Insight continued to conduct due diligence and PCM, Insight and their respective counsel continued to negotiate the merger agreement disclosure schedules.

        On June 19, 2019, the PCM board of directors met and received an update from management and from Sheppard Mullin on the status of due diligence and the timeline to execution of a definitive agreement. The $35.00 per share price proposed by Insight represented a premium of 39% to PCM's closing price of $25.17 per share on that date and a premium of 17% to PCM's average closing share price of $29.89 over the prior 90 days.

        Between June 19, 2019 and June 23, 2019, Sheppard Mullin and Sullivan & Cromwell worked to finalize the merger agreement and the disclosure schedules and each of the voting agreement and the first amendment to indemnification agreement, waiver and release, which we refer to as the ancillary agreements, for execution.

        On June 23, 2019, the PCM board of directors met with representatives of B. Riley, Sheppard Mullin and Morris Nichols, to review the terms of the merger agreement and the ancillary agreements, and to consider the approval of the transactions contemplated thereby. Representatives of Sheppard Mullin discussed, among other things, the terms of the merger agreement and the ancillary agreements. Representatives of B. Riley reviewed the results of the market check performed at the instruction of the PCM board of directors and confirmed that since May 17, 2019, Strategic Bidder A remained non-responsive and Financial Bidder A remained unwilling to increase its indicated price range, and no other contacted party had made any attempt to resume communications with B. Riley on a potential transaction with PCM. Representatives of B. Riley then reviewed B. Riley's valuation analyses. See "The Merger—Opinion of Financial Advisor" beginning on page [    •    ] for a discussion of the valuation analysis used by B. Riley and presented to the PCM board of directors. Following discussion, at the request of the PCM board of directors, B. Riley rendered an oral opinion to the PCM board of directors (which was confirmed by delivery of a written opinion, dated June 23, 2019, to the PCM board of directors) to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, the merger consideration in connection with the transaction is fair to PCM's stockholders from a financial point of view. The $35.00 per share price represented a premium of 44% to PCM's closing price of $24.38 per share on that date and a premium of 18% to PCM's average closing share price of $29.64 over the prior 90 days.

        Following further discussion and consideration, including with respect to the reasons for the merger detailed under "The Merger—Recommendation of the PCM Board of Directors; Reasons for the Merger" below, the PCM board of directors unanimously adopted resolutions determining that the merger agreement and the merger and the other transactions contemplated by the merger agreement and the ancillary agreements are fair, advisable and in the best interests of PCM and its stockholders and that the merger, the merger agreement and the transactions contemplated by the merger agreement and the ancillary agreements are declared advisable, adopted and approved. The PCM board of directors further directed that the merger agreement be submitted for adoption by PCM's stockholders at a meeting of such stockholders and recommended that such stockholders adopt the merger agreement.

        Later in the day on June 23, 2019, the merger agreement and ancillary agreements were executed by the parties to those agreements, and early in the morning on June 24, 2019, the transaction was publicly announced.

Recommendation of the PCM Board of Directors; Reasons for the Merger

        On June 23, 2019, the PCM board of directors unanimously (i) determined that the merger agreement and the merger and the other transactions contemplated by the merger agreement and the ancillary agreements, are fair, advisable and in the best interests of PCM and its stockholders, (ii) declared advisable, adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and the ancillary agreements and (iii) directed that the merger agreement be submitted for adoption by PCM's stockholders at a meeting of such stockholders and recommended that such stockholders adopt the merger agreement. Under the resolutions adopted by the PCM board of directors, "ancillary agreements" means the voting agreement, the first amendment to indemnification agreement, waiver and release (required to be signed by PCM's directors and officers in connection with the merger agreement) and the exhibits and schedules to such documents.

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the PCM board of directors consulted with PCM's executive management, outside legal counsel and outside financial advisor. In recommending that the PCM stockholders vote their shares of common stock in favor of the proposal to adopt the merger agreement, the PCM board of directors also considered a number of factors potentially weighing in favor of the merger, including the following (not necessarily in order of relative importance):

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  The belief of the PCM board of directors, after a review of PCM's current and historical financial condition, results of operations, prospects, business strategy, competitive position and industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of PCM common stock, that the value offered under the merger agreement is more favorable to PCM stockholders than the potential value that might have resulted from remaining an independent public company, considering:

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  The uncertain and volatile demand in the enterprise-class IT services and solutions market;

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  Rapidly changing technologies in the IT services industry, including with respect to data centers and public cloud;

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  Competition from our suppliers and other resellers for the products and services that we sell;

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  The volatility in our financial performance resulting from various factors, including the factors described above;

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  The limited trading volume of our common stock in the market;

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  The volatility in trading price of our common stock, which has at times been uncorrelated with our financial performance, and that only two recognized equity research analysts publish research reports regarding PCM;

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    The challenges and risks that we have faced, and would likely continue to face, if we remained an independent company, including competition from much larger firms possessing greater financial resources and more comprehensive service offerings, including in some instances our suppliers, recruiting and retention of qualified personnel, changing client demands and pricing pressures, execution risks involved with the implementation of management's key objectives for PCM;

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    The additional costs and burdens involved with being a public company, and general market risks;

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    The risks and uncertainties inherent in our ability to execute on our strategic plan and achieve management's related financial projections, including the risks and uncertainties described under the heading "Risk Factors" in Item 1A, Part I of our Form 10-K for the period ended December 31, 2018, on file with the SEC, and in our other reports filed from time to time with the SEC; and

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    The view of the PCM board of directors that PCM has benefitted from the favorable domestic and international economic conditions that have prevailed in the years since the last major economic downturn, and if PCM were to remain an independent, publicly traded company, the value of its common shares would be susceptible to future changes and uncertainties in domestic and international economic conditions, including reduced demand for information technology products and services characteristic of prior economic downturns;

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  The results of the market check on Insight's $35.00 per share proposal performed by B. Riley between March 18, 2019 and May 17, 2019, consisting of inquiries to a group of 27 potential bidders, including nine financial sponsors and 18 strategic parties, eight of whom entered into confidentiality agreements with PCM and received information related to PCM, and the belief of the PCM board of directors that the merger consideration was the best price reasonably attainable for our stockholders;

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  The relationship of the merger consideration to the trading price of our common stock, including that the merger consideration constituted a premium of approximately 43.6% over the closing share price of $24.38 on June 21, 2019, the last trading day prior to the announcement of the execution of the merger agreement;

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  The valuation analyses regarding PCM and prepared by B. Riley and reviewed and discussed with the PCM board of directors, including the analyses summarized in the section entitled "—Opinion of Financial Advisor" beginning on page [    •    ];

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  The oral opinion, subsequently confirmed in writing, provided to the PCM board of directors at its meeting on June 23, 2019 by representatives of B. Riley, as to the fairness, as of such date, from a financial point of view, to the holders of our outstanding common stock of the $35.00 per share in cash to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of such opinion, which opinion is more fully described below in the section entitled "—Opinion of Financial Advisor" (the full text of the written opinion of B. Riley is attached hereto as Annex D);

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  The certainty of value of the all-cash merger consideration, eliminating long-term business and execution risk;

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  The view of the PCM board of directors that the terms of the merger agreement would be unlikely to deter third parties willing to make an unsolicited acquisition proposal from doing so;

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  The right of the PCM board of directors under the merger agreement to respond to a third party submitting an unsolicited acquisition proposal by providing non-public information subject to, among other conditions, an acceptable confidentiality agreement, and to engage in negotiations or substantive discussions with any such person, so long as the PCM board of directors first determines in good faith, after consultation with outside legal counsel, that (i) based on the information then available and after consultation with its outside financial advisors, such acquisition proposal either constitutes a superior proposal or would reasonably be expected to result in a superior proposal and (ii) the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law;

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  The right of the PCM board of directors, under certain circumstances, to withdraw, withhold, qualify or modify its recommendation that the PCM stockholders adopt the merger agreement; and

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  The right of the PCM board of directors to terminate the merger agreement in order to enter into an alternative acquisition agreement that the PCM board of directors determines in good faith, after consultation with its outside financial advisors and outside legal counsel to constitute a superior proposal, subject to certain conditions, provided that we concurrently pay a $16.6 million termination fee to Insight under circumstances as described in "The Merger Agreement—Termination Fee" beginning on page [    •    ];

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  The other terms of the merger agreement, including:

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  the fact that the PCM board of directors believed that the termination fee of $16.6 million, or approximately 3.5% of the transaction value, is reasonable in light of, among other things, the benefits of the merger to our stockholders and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers;

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  the conditions to the closing, including the belief of the PCM board of directors, with consultation with counsel, that, while the closing is subject to certain antitrust approvals, there were not likely to be significant antitrust or other regulatory impediments to the closing, as well as the obligations of Insight and Merger Sub to take actions to obtain such approvals;

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  the fact that the merger agreement is not conditioned on Insight obtaining any outside financing; and

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  the fact that the end date of November 20, 2019 under the merger agreement on which either party, subject to certain exceptions, can terminate the merger agreement, allows for sufficient time to consummate the merger;

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  The belief of the PCM board of directors, based on the arm's length negotiations described in "The Merger—Background of the Merger" beginning on page [    •    ] of this proxy statement that led to the final merger agreement, that the price to be paid by Insight is the highest price per share that Insight was willing to pay and that the terms and conditions of the merger agreement were, in the view of the PCM board of directors, the most favorable to PCM and the PCM stockholders to which Insight was willing to agree;

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  The fact that Insight had obtained a debt financing commitment letter for the transaction;

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  The research analyst estimates, market multiples, precedent transactions, premium paid analysis and discounted cash flow analysis discussed beginning on page [    •    ] under "—Opinion of the Financial Advisor"; and

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  The availability of appraisal rights to our stockholders who comply with specified procedures under Section 262 of the DGCL.

        In its deliberations concerning the merger and the other transactions contemplated by the merger agreement, the PCM board of directors also considered and balanced against the factors potentially weighing in favor of the merger a number of uncertainties, risks, restrictions and other factors potentially weighing against the merger, including the following (not necessarily in order of relative importance):

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  While Insight's obligations under the merger agreement would not be conditioned on Insight's ability to obtain financing for the transaction, Insight would require additional financing beyond its currently available capital resources in order to consummate the merger, and PCM would be obligated under the merger agreement to offer reasonable cooperation to Insight's financing efforts;

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  PCM's stockholders would forgo the opportunity to participate in future earnings or growth of PCM or the surviving corporation in the merger, or benefit from any future appreciation in the value of PCM's common stock, including as may result from PCM's execution of its current strategy as an independent public company;

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  Receipt of the all-cash merger consideration would be taxable to those of our stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

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  Under specified circumstances, we may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on us, including:

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  the possibility that the $16.6 million termination fee payable by us to Insight upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing proposal, although the PCM board of directors believes that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring us; and

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  if the merger is not consummated, PCM will generally be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby;

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  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt our business operations;

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  The announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to our relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors and customers;

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  The restrictions in the merger agreement on our ability to actively solicit competing bids to acquire PCM;

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  The effect that the right afforded to Insight under the merger agreement to match acquisition proposals from third parties may discourage other parties that might otherwise have an interest in acquiring PCM;

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  The restrictions on our conduct of business prior to completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise or taking other actions with respect to our operations during the pendency of the merger, whether or not the merger is completed;

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  The risk that all conditions to the parties' obligations to consummate the merger may not be satisfied or that satisfaction of such conditions may be delayed;

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  The market price of PCM's common stock could be affected by many factors, including: (i) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting us; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider us to be an unattractive acquisition candidate; and (iii) the possible sale of our common stock by short-term investors following an announcement that the merger agreement has been terminated;

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  Certain of our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of our stockholders (the PCM board of directors was made aware of and considered these interests; for more information about such interests, see below under the heading "The Merger—Interests of PCM's Directors and Executive Officers in the Merger" beginning on page [    •    ]);

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  Litigation may occur in connection with the merger and such litigation may increase the costs associated with the merger and result in a diversion of management focus;

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  Completion of the merger would require antitrust clearance in the United States and Canada; and

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  The fact that within the past calendar year, PCM's stock had traded at prices above the merger consideration.

        The foregoing discussion of the information and factors considered by the PCM board of directors is not intended to be exhaustive, but includes material factors the PCM board of directors considered. In view of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the PCM board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, each of the members of the PCM board of directors may have given differing weights to different factors. Overall, the PCM board of directors believed that the positive factors supporting the merger outweighed the negative factors it considered.

        The explanation of the reasoning of the PCM board of directors and certain information presented in this section are forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the sections titled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page [    •    ].

Opinion of Financial Advisor to PCM

        PCM has retained B. Riley to act as PCM's financial advisor in connection with the transaction. B. Riley is an internationally recognized financial advisory firm that has substantial experience in the industry in which PCM operates.

        On June 23, 2019, at a meeting of the PCM board of directors held to evaluate the merger, B. Riley delivered to the PCM board of directors an oral opinion, which was confirmed by delivery of a written opinion dated June 23, 2019, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration in connection with the merger was fair to PCM's stockholders from a financial point of view.

        The full text of B. Riley's written opinion to the PCM board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. The following summary of B. Riley's opinion is qualified in its entirety by reference to the full text of the opinion. B. Riley delivered its opinion to the PCM board of directors for the benefit and use of the PCM board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. B. Riley's opinion did not address any other aspect of the merger or the underlying business decision of PCM to effect the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to PCM or in which PCM might engage. B. Riley's opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

        In connection with rendering its opinion, B. Riley, among other things:

  •
  reviewed the financial terms of the final draft merger agreement;

  •
  reviewed certain information internal to PCM concerning its business, financial condition and operations, prepared and furnished to B. Riley by PCM's management;

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  reviewed the financial forecasts of PCM as furnished to B. Riley by PCM's management;

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  reviewed certain internal financial analyses, estimates and forecasts, prepared and furnished to B. Riley by PCM's management;

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  reviewed certain publicly available financial data, stock market performance data and trading multiples of PCM;

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  held discussion with members of senior management of PCM concerning their evaluations of the merger, the business, financial condition, and strategic objectives of PCM, as well as such other matters as B. Riley deemed necessary or appropriate for purposes of rendering its opinion;

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  reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which B. Riley deemed to be generally comparable to PCM;

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  reviewed the publicly available financial terms of certain other business combinations that B. Riley deemed to be relevant in industries similar to those in which PCM participates and the consideration received for such companies that B. Riley believed to be generally relevant;

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  performed a discounted cash flow analysis of PCM utilizing financial information prepared by and furnished to B. Riley by PCM's management;

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  performed such other financial studies, analyses and investigations, and considered such other matters, as B. Riley deemed necessary or appropriate for purposes of rendering its opinion.

        For purposes of its analysis and opinion, B. Riley assumed and relied upon, without undertaking responsibility for independently verifying, and did not independently verify, the accuracy and completeness of the information reviewed by B. Riley, nor was B. Riley furnished with any such verification and B. Riley did not assume any responsibility or liability for the accuracy or completeness thereof. B. Riley did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of PCM including those that may arise from the merger, nor has B. Riley evaluated the solvency of PCM under any state or federal laws. In addition, B. Riley did not undertake an independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which PCM is a party or may be subject, and B. Riley's opinion does not make an assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. B. Riley also relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information available from public sources and all information provided to B. Riley or otherwise discussed with or reviewed by B. Riley.

        With respect to the financial and other projections prepared by PCM and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, PCM management advised B. Riley, and B. Riley assumed, that such items were reasonably prepared by PCM in accordance with industry practice and reflected PCM management's best estimates and judgments as of their date of preparation. B. Riley expressed no view as to any such analyses or forecasts or the assumptions on which they were based. Further, B. Riley assumed that there had been no material change in the assets, financial condition, results of operations, business or prospects of PCM since the respective dates of the most recent financial statements made available to B. Riley, and B. Riley relied upon the assurances of PCM management that they were not aware of any facts that would make the information and projections provided by PCM management materially inaccurate, incomplete or misleading.

        For purposes of rendering its opinion, B. Riley assumed, with the consent of the PCM board of directors, that the executed forms of the merger agreement did not differ in any material respect from the last draft provided to B. Riley, and that the consummation of the merger will be effected in accordance with the terms and conditions of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on PCM or the contemplated benefits of the merger. In addition, events occurring after June 23, 2019 could materially affect the assumptions used in preparing B. Riley's opinion, but B. Riley has no obligation to reaffirm its opinion. B. Riley is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of PCM and PCM's legal, tax and regulatory advisors with respect to such matters.

        B. Riley's opinion did not address the underlying business decision of PCM to effect the merger and it is not a recommendation as to any action the PCM board of directors should take with respect to the merger or any aspect thereof. B. Riley's opinion is necessarily based on economic, market, monetary, regulatory and other conditions as they existed on and could be evaluated, and on the information made available to B. Riley, as of June 23, 2019. Subsequent developments may affect B. Riley's opinion, and B. Riley has no obligation to update or revise its opinion after June 23, 2019.

        B. Riley was not asked to opine upon, and expressed no opinion with respect to, any matter other than the fairness from a financial point of view, as of June 23, 2019, to the holders of PCM common stock of the merger consideration to be received by such holders of PCM common stock in the proposed merger. B. Riley did not express any view on, and its opinion does not address, any other aspect or implication of the merger agreement or merger or any aspect or implication of any other agreement or understanding entered into in connection with the merger or otherwise. B. Riley's opinion is limited to the fairness, from a financial point of view, to the PCM stockholders of the merger consideration in connection with the merger, and B. Riley expresses no opinion as to the fairness of (i) the merger to the holders of any other class of securities or options, creditors, or other constituencies of PCM nor (ii) the amount or nature of the compensation to any of the officers, directors or employees of PCM, or other class of such persons, relative to the merger consideration. B. Riley's opinion does not address the prices or trading ranges at which the PCM common stock will trade at any time prior to the consummation of the merger or the impact of the merger on the solvency or viability of PCM or the ability of PCM to pay its obligations when they become due before consummation of the merger.

        The following is a summary of the material financial analyses presented by B. Riley to the PCM board of directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by B. Riley. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by B. Riley. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 23, 2019, and is not necessarily indicative of current market conditions.

        The following summary of financial analyses includes information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of B. Riley's financial analyses.

Selected Precedent Transactions Analysis

        B. Riley reviewed publicly available information relating to the following selected transactions within the technology industry announced since March 2010 and involving transactions with implied enterprise values, which we refer to as EV, in excess of $13 million. For each target company, B. Riley calculated the implied EV as a multiple of Adjusted EBITDA for the trailing twelve-month, which we refer to as LTM, period prior to the close of the respective transaction, which we refer to below as EV/LTM Adj. EBITDA, and then calculated the mean and median for the transactions.

Date	Buyer	Target	EV ($mm)	EV/LTM Adj. EBITDA
October 2018	Computacenter plc	FusionStrom, Inc.	$115.0	11.7x
July 2018	Bechtle AG	Inmac W store (Systemax France)	244.0	8.0x
October 2017	Office Depot	CompuCom	998.1	10.2x
June 2017	SYNNEX Corporation	Westcon-Comstor Americas	630.0	7.1x
November 2016	Insight Enterprises, Inc.	Datalink Corporation	196.0	7.9x
February 2016	HNA Technology Co.	Ingram Micro Inc.	6,143.2	7.5x
March 2015	MAXIMUS Federal Services, Inc.	Acentia, LLC	300.0	13.6x
February 2015	Global Telecom & Technology Americas	MegaPath, Managed Services	152.3	7.6x
December 2014	NCI Information Systems, Inc.	Computech, Inc.	56.0	6.0x
December 2013	Engility Holdings, Inc.	Dynamics Research Corporation	207.3	7.4x
April 2013	Birch Hill Equity Partners	Softchoice Corporation	348.8	6.4x
July 2012	Ingram Micro, Inc.	Brightpoint	840.0	7.0x
May 2012	UNICOM Systems, Inc.	GTSI Corp.	13.4	2.1x
March 2010	Avnet	Bell Microproducts Inc.	594.0	10.9x
		EV/LTM Adj. EBITDA Multiples
		Low	2.1x
		Median	7.6x
		Mean	8.1x
		High	13.6x
		For Comparison:
		PCM Implied EV Multiple in Insight Transaction	9.2x

        B. Riley chose the selected transactions for purposes of this analysis based on its professional judgment and experience, taking into account comparability to PCM with respect to the industry of operation, business model, and geographic footprint. No transaction reviewed was directly comparable to the proposed merger. Accordingly, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of PCM relative to the targets in the selected transactions and other factors that would affect the acquisition values in the selected precedent transactions. B. Riley excluded certain comparable transactions due to lack of transparency in transaction details (such as price, corresponding multiples paid and financial characteristics of the target company). With respect to the Adjusted EBITDA numbers for target companies used in calculating the EV/LTM Adj. EBITDA multiples, B. Riley used either the Adjusted EBITDA as disclosed by such target company or adjusted the EBITDA for such company based on publicly available information.

        Based on B. Riley's professional judgment taking into account the mean and median EV/LTM Adj. EBITDA multiples referenced above, B. Riley noted that, per the selected precedent transaction analysis, the merger consideration exceeded the implied equity value per share calculated by applying the mean and median valuation multiples to PCM's Adjusted EBITDA for the LTM period ended March 31, 2019. From this analysis, and using an Adjusted EBITDA multiple range of 7x to 8x and net debt of $106.4 million, B. Riley derived a range of implied equity value per share of PCM common stock of $25.00 to $29.51.

        For a discussion of Adjusted EBITDA, see "Certain Financial Projections of PCM" below on page [    •    ].

Selected Public Company Trading Comparables Analysis

        B. Riley reviewed and compared certain financial information for PCM to corresponding financial information for the following publicly traded companies, which, in the exercise of its professional judgment, B. Riley determined to be relevant to its analysis. In selecting comparable public companies, B. Riley focused on businesses with a similar business model, end-markets and company size. The selected companies were as follows:

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  CDW Corporation (CDW)

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  Insight Enterprises, Inc. (NSIT)

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  ePlus inc. (PLUS)

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  PC Connection, Inc. (CNXN)

        B. Riley obtained financial metrics and projections for the selected companies from documents filed by such companies with the SEC and S&P Capital IQ. In its public company trading comparables analysis, B. Riley conducted an EV analysis and derived and compared multiples for PCM and the selected companies, calculated as follows:

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  the EV as a multiple of Adjusted EBITDA for the LTM period ended March 31, 2019, which is referred to below as "EV/LTM 3/31/19 Adj. EBITDA"; and

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  the EV as a multiple of estimated Adjusted EBITDA for 2019, which is referred to below as "EV/CY2019E Adj. EBITDA".

        B. Riley then compared PCM's EV as a multiple of Adjusted EBITDA for the LTM period ended March 31, 2019, and as a multiple of estimated Adjusted EBITDA for 2019. A summary of this comparison is shown in the table below.

        This EV analysis yielded the following:

	EV/LTM 3/31/19 Adj. EBITDA	EV/CY2019E Adj. EBITDA
CDW	14.4x	13.7x
PLUS	9.4x	9.9x
CNXN	7.8x	8.0x
NSIT	7.0x	6.9x
For Comparison:
PCM (stand-alone as of market close on 03/31/2019)	6.9x	6.5x
For Comparison:
PCM Implied EV Multiples in Insight Transaction	9.2x	8.7x

        No selected company is identical to PCM. Accordingly, B. Riley's comparison of selected companies to PCM and analysis of the results of such comparisons were not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative value of PCM. From this analysis and using a range of multiples from 7x to 8x on PCM's estimated Adjusted EBITDA for 2019, B. Riley derived a range of implied equity value per share of PCM common stock of $28.35 to $33.33.

Discounted Cash Flow Analysis

        B. Riley conducted an illustrative discounted cash flow analysis for PCM on a stand-alone basis. B. Riley calculated a range of implied values of PCM based on (i) forecasts for calendar years 2019 through 2021 provided by PCM management and (ii) B. Riley estimates for calendar years 2022 and 2023. B. Riley first calculated unlevered free cash flows (calculated as net profit after taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital and less capital expenditures) of PCM for calendar years 2019 through 2023. Net profit after taxes was calculated as Adjusted EBITDA less depreciation and amortization, stock-based compensation and taxes. B. Riley also calculated terminal values for PCM by applying exit multiples ranging from 6.5x-7.5x (which were selected based on B. Riley's professional judgment, taking into account acquisition multiples paid in various comparable transactions in differing phases of the macroeconomic cycle) to PCM's estimated 2023 calendar year Adjusted EBITDA. The unlevered free cash flows and terminal values were then discounted to present values using a weighted average cost of capital range of 13.0% to 14.0% (which range was selected based on B. Riley's professional judgment and derived from an analysis of the estimated weighted average cost of capital using PCM data, based on a capital asset pricing model, taking into account PCM's size, PCM's exposure to market risk and overall historical equity market returns) to calculate a range of implied values for PCM. From this analysis, B. Riley derived a range of implied equity value per share of PCM common stock of $33.45 to $39.81.

Premiums Paid Analysis

        B. Riley also reviewed and analyzed the premiums paid in recent acquisitions of a group of publicly held companies, with data sourced from Capital IQ and B. Riley investment banking analyses. The analysis examined the ratio between the acquisition price and the target company's price per share one day, one week and one month prior to the announcement of the transaction. In selecting comparable transactions for the premiums paid analysis, B. Riley only included change-in-control transactions involving U.S. public company targets for the five-year period ending June 21, 2019. A total of 1,522 transactions were analyzed, 723 of which involved small-cap transactions (defined as transactions with a deal value of less than $500 million). The total transactions had a mean and median transaction size of $3,886.9 million and $442.4 million, respectively. The small-cap transactions had a mean and median transaction size of $119.4 million and $61.4 million, respectively. For these transactions, the median transaction premium paid: (i) based on the target company's price per share one day prior to the announcement, ranged from 25.9% to 33.3%; (ii) based on the target company's price per share one week prior to the announcement, ranged from 27.4% to 33.8%; and (iii) based on the target company's price per share one month prior to the announcement, ranged from 30.9% to $33.5% (in each case where the low end of the range represented all transactions in aggregate and the high end of the range represented small-cap transactions). B. Riley noted that applying these metrics implied per share price ranges for PCM common stock of $30.69 to $32.49 (for one day prior comparison), $32.77 to $34.41 (for one week prior comparison) and $37.45 to $38.21 (for one month prior comparison). B. Riley further noted that the $35.00 per share cash consideration to be received by PCM stockholders represented a 43.6% premium to the PCM closing stock price of $24.38 on June 21, 2019.

Equity Research Analyst Price Targets

        For reference only and not as a basis for the rendering of its opinion, B. Riley reviewed the two publicly available equity research analyst price targets for PCM's common stock available as of June 21, 2019—prepared by each of B. Riley and Roth Capital Partners, LLC on April 26, 2019. B. Riley noted that the B. Riley price target was $34.50 per share and the Roth Capital Partners, LLC price target was $36.00 per share, and compared that range to the closing price per share of PCM common stock of $24.38 as of June 21, 2019, and the $35.00 per share cash consideration to be received by PCM stockholders. The closing price per share of PCM's common stock on April 26, 2019, the date of the equity research analyst price targets reviewed, was $27.43.

Certain Supplemental Information Provided to Board

        B. Riley presented historical trading prices of PCM common stock over the 52-week period ending June 21, 2019, calculated the volume-weighted average daily closing prices for PCM common stock over various time periods and noted the closing stock price on selected dates prior to and including June 21, 2019, including the 52-week high and low closing stock prices. PCM's common stock price per share ranged from $14.16 to $39.69 over the 52-week period ended on June 21, 2019. This analysis indicated that the $35.00 per share cash consideration to be received by PCM stockholders represented a premium of:

  •
  43.6% based on the closing price per share of $24.38 on June 21, 2019, the last full trading day before B. Riley delivered the fairness opinion to the board;

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  37.0% based on the volume-weighted average closing price per share of $25.55 over the 30-day period ending June 21, 2019;

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  27.8% based on the volume-weighted average closing price per share of $27.39 over the 60-day period ending June 21, 2019;

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  12.7% based on the volume-weighted average closing price per share of $31.05 over the 90-day period ending June 21, 2019;

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  (11.8)% based on the 52-week high closing price per share of $39.69; and

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  147.3% based on the 52-week low closing price per share of $14.16.

General

        The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of such methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying B. Riley's opinion. In arriving at its fairness opinion, B. Riley considered the results of all of its analyses and, except as expressly stated above, did not attribute any particular weight to any factor or analysis considered by it. Rather, B. Riley made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to PCM or the merger. B. Riley prepared these analyses for purposes of providing its opinion to the board as to the fairness from a financial point of view, to the holders of shares of PCM common stock of the merger consideration to be received by such holders in the merger. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of PCM, Insight, Merger Sub, B. Riley or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined through arm's-length negotiations between PCM and Insight and was approved by the PCM board of directors by unanimous vote following a presentation to the PCM board of directors. B. Riley, however, did not recommend any specific amount of consideration to the board or that any specific amount of consideration constituted the only appropriate consideration for the merger. As described above, B. Riley's opinion to the PCM board of directors was one of many factors taken into consideration by the PCM board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by B. Riley in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of B. Riley, which is included as Annex C to this proxy statement and is incorporated herein by reference.

        B. Riley's opinion was approved by a fairness opinion committee of B. Riley professionals in accordance with established procedures.

        During the past two years, B. Riley has received commissions from PCM in the amount of $21,138 in connection with PCM's discretionary stock repurchase program. Other than that, during the past two years, PCM has not engaged B. Riley to provide, and B. Riley has not provided, investment banking, financial advisory or other financial services to PCM unrelated to the merger for which PCM has paid or expects to pay fees to B. Riley. During the past two years, Insight has not engaged B. Riley to provide, and B. Riley has not provided, investment banking, financial advisory or other financial services to Insight for which Insight has paid or expects to pay fees to B. Riley.

        B. Riley and its affiliates are engaged in a broad range of securities activities and financial advisory services. B. Riley and its affiliates carry on a range of businesses for their own account and for their customers, including providing stock brokerage, investment advisory, investment management, proprietary financings and custodial services. In the ordinary course of business, B. Riley or its affiliates may actively trade or hold (for their own accounts or for the accounts of their customers) equity or debt securities, bank debt and/or other financial instruments, of (i) PCM and affiliates of PCM, (ii) Insight and affiliates of Insight, and (iii) any other company that may be involved in the merger as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.

        B. Riley has acted as exclusive financial advisor to the PCM for purposes of issuing an opinion as to the fairness, from a financial point of view, of the merger consideration, to the board and, further, for purposes of providing advisory services in connection with a possible sale, transfer or other disposition, directly or indirectly, of all or a material portion of the equity securities, assets or business of PCM or its subsidiaries, including assisting in the evaluation of PCM's strategic alternatives. The PCM board of directors selected B. Riley as its exclusive financial advisor because it is an internationally recognized financial advisory firm that has substantial experience in the industries in which PCM operates.

        B. Riley received a fee of $500,000 as a result of the delivery of its fairness opinion. No portion of the fairness opinion fee was contingent upon the conclusions reached in the opinion or the closing of the merger. Additionally, if a sale transaction, including the merger, is consummated during the term of B. Riley's engagement or within six months following the termination thereof, or if PCM receives a proposal or enters into an agreement with respect to a potential sale transaction within six months after the termination of B. Riley's engagement and such sale transaction is subsequently consummated at the same $35.00 per share acquisition price, then B. Riley will receive an advisory fee of $3,321,000, which fee will be reduced by the $500,000 already paid to B. Riley for delivery of its fairness opinion. PCM has also agreed to reimburse B. Riley for certain expenses, not to exceed $100,000, and to indemnify

B. Riley, its controlling persons, representatives and agents against certain liabilities associated with the issuance of its opinion.

Certain Unaudited Prospective Financial Information of PCM

        PCM does not, as a matter of general practice, publicly disclose financial forecasts or internal projections as to future performance, earnings or other results due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, in connection with the merger, PCM management prepared selected, non-public financial projections, which we refer to as the management projections, for calendar years 2019, 2020 and 2021 and provided such projections to the PCM board of directors, in connection with the consideration by the PCM board of directors of the merger, and to its financial advisor, B. Riley, in connection with its financial analyses described above under "—Opinion of Financial Advisor." The management projections were also provided to Insight in connection with its due diligence review of a possible transaction.

        With the approval of PCM management, B. Riley calculated PCM's Adjusted EBIT, increase (decrease) in net working capital, and unlevered free cash flows for the calendar years 2019, 2020 and 2021, in each case, from line items in the income statement and balance sheet projections for such years provided by PCM management. With the approval of PCM management, B. Riley delivered these calculations to the PCM board of directors in connection with the consideration by the PCM board of directors of the merger and used such calculations in connection with its financial analysis described above under "—Opinion of Financial Advisor."

        Additionally, with the approval of PCM management, and based upon assumptions approved by PCM management, B. Riley prepared selected, non-public financial projections for calendar years 2022 and 2023, delivered these projections to the PCM board of directors in connection with the consideration by the PCM board of directors of the merger and used such projections in connection with its financial analysis described above under "—Opinion of Financial Advisor."

        We have included a summary of (i) the management projections, (ii) PCM's projected Adjusted EBIT, increase (decrease) in net working capital and unlevered free cash flow, as calculated by B. Riley based on the management projections, and (iii) the projections prepared by B. Riley based upon assumptions approved by PCM management, which we refer to herein collectively as the projections, below, only because this information was used by PCM's board of directors and B. Riley in connection with the process resulting in the merger agreement. The projections were not prepared with a view towards public disclosure and the inclusion of these projections in this proxy statement does not constitute an admission or representation by PCM that the projections are material. The projections constitute forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

        PCM advised the recipients of the projections that such projections are inherently subjective in many respects. The projections are based on a variety of estimates and assumptions made by our senior management regarding PCM's business, industry performance, general business, economic, market and financial conditions and other matters, many of which are difficult to predict and are beyond PCM's control.

        The projections were prepared in good faith and on a reasonable basis based on the best information available to the preparers at the time of their preparation. The projections, however, are not actual results and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. Except as required by law, PCM does not intend to update these projections or to make other projections public in the future.

        In preparing the projections for calendar years 2022 and 2023, B. Riley assumed a sales growth rate of 5.0% per year in 2022 and 2023, based on its professional judgment and in light of annual growth rates in the industry and PCM management's sales forecasts for 2019 to 2021. B. Riley then applied the estimated 2021 Adjusted EBITDA as a percentage of sales of 4.5% to the 2022 and 2023 sales projections to arrive at 2022 and 2023 Adjusted EBITDA projections. Utilizing the same methodology, B. Riley arrived at the depreciation and amortization and capital expenditures projections for 2022 and 2023. For increase (decrease) in net working capital, B. Riley projected the 2022 and 2023 balance sheet accounts by applying the projected 2021 balance sheet account ratios prepared by PCM management to the 2022 and 2023 income statement projections and then calculating the year-over-year changes.

        Neither PCM's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections, nor have they expressed any opinion or any other form of assurance with respect thereto. The projections were not prepared with a view toward public disclosure or compliance with generally accepted accounting principles in the United States ("GAAP"), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

        In addition, because the projections cover multiple years, such information by its nature becomes less predictive with each successive year and becomes subject to increasing uncertainty in the years beyond 2019. While presented with numeric specificity, the assumptions upon which the projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions, many of which are difficult to predict accurately. See the risk factors included in our most recent filings on Form 10-Q and Form 10-K. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability and execution risk. It is expected that differences between actual and projected results will occur, and actual results may be materially greater or less than those contained in the projections. There can be no assurance that the projections, or the assumptions underlying the projections, will be realized. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the projections included in this proxy statement.

        In addition, the projections do not take into account the possible financial and other effects on PCM of the merger and do not attempt to predict or suggest future results of the surviving corporation in the merger. The projections do not give effect to any of the merger, the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, any synergies that may be achieved following the merger, the effect on PCM of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that may have been taken if the merger agreement had not been executed. Further, the projections do not take into account the effect of any possible failure of the merger to occur.

        The following is a summary of the (unaudited) management projections (in millions):

	2019	2020	2021
Revenue	$2,282.8	$2,346.1	$2,480.8
Adjusted EBITDA	69.7	91.5	110.5
Capital expenditures	11.9	11.2	10.4

        The following is a summary of the (unaudited) calculations of Adjusted EBIT, increase (decrease) in net working capital and unlevered free cash flow for 2019, 2020 and 2021 performed by B. Riley based upon line items in the income statement and balance sheet projections for such years prepared by PCM management (in millions):

	2019	2020	2021
Adjusted EBIT	$54.1	$76.6	$96.4
Increase (decrease) in net working capital	(24.8)	(19.1)	(14.4)
Unlevered free cash flow	14.6	36.4	55.5

        The following is a summary of the (unaudited) projections for 2022 and 2023 prepared by B. Riley with the approval of PCM management, based on assumptions approved by PCM management (in millions):

	2022	2023
Revenue	$2,604.9	$2,735.1
Adjusted EBITDA	115.9	121.7
Adjusted EBIT	101.7	107.0
Capital expenditures	10.9	11.4
Increase (decrease) in net working capital	(14.0)	(10.2)
Unlevered free cash flow	59.3	66.9

        Adjusted EBITDA, Adjusted EBIT and unlevered free cash flows are financial measures that are not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, and therefore should not be considered as a substitute for, financial information presented in compliance with GAAP. The non-GAAP measures were included because they were used by B. Riley and the PCM board of directors in connection with the process that resulted in the merger agreement.

        EBIT refers to earnings before interest and taxes, and EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted EBIT remove the effect of severance and restructuring related expenses related to PCM's cost reduction initiatives and stock-based compensation, as well as uncommon, non-recurring or special items.

        Unlevered free cash flow refers to Adjusted EBITDA (i) less stock-based compensation, (ii) less taxes (applying a 28.0% cash tax rate as provided by PCM), (iii) less capital expenditures and (iv) less the cash impact of net working capital based on information provided by PCM.

        Other companies in our industry may calculate Adjusted EBIT, Adjusted EBITDA and unlevered free cash flow differently than we do, which may limit their usefulness as comparative measures.

        You should not regard the inclusion of these projections in this proxy statement as an indication that PCM or any of its affiliates, advisors or other representatives considered or consider the projections to be necessarily predictive of actual future events. None of PCM or any of its affiliates, advisors or other representatives has made or makes any representations regarding the ultimate performance of PCM compared to the information contained in the projections. PCM has not made and makes no representation to Insight or any stockholder in the merger agreement or otherwise concerning the projections or regarding PCM's ultimate performance compared to the information contained in these projections or that the projected results will be achieved. PCM encourages all stockholders to review PCM's most recent SEC filings for a description of PCM's reported financial results.

Financing Related to the Merger

        The merger agreement is not conditioned upon receipt of financing by Insight. Insight has obtained a financing commitment for the purpose of financing the transactions contemplated by the merger agreement, including payment of the merger consideration, payment of certain outstanding indebtedness of PCM and its subsidiaries, and payment of related fees and expenses, which we refer to as the financing. JPMorgan Chase Bank, N.A., which we refer to as the lender, has agreed to provide Insight with debt financing in an aggregate principal amount of up to $1,500 million on the terms set forth in a debt commitment letter provided to Insight. The obligations of the lender to provide debt financing under the debt commitment letter are subject to customary terms and conditions. The merger agreement provides that Insight will use commercially reasonable efforts to do all things necessary, proper or advisable to arrange and consummate the financing on or prior to the effective time.

Interests of PCM's Directors and Executive Officers in the Merger

        As reflected in the table set forth in the section entitled "Certain Beneficial Owners of PCM Common Stock" beginning on page [    •    ] of this proxy statement, our officers and directors and certain affiliated trusts own shares representing an aggregate 23% interest in PCM. If the merger is consummated, these persons holding our shares will receive the per share merger consideration for each share of PCM common stock owned immediately prior to the effective time.

        In considering the recommendations of the PCM board with respect to the merger agreement, you should be aware that, aside from their interests as stockholders of PCM, PCM's directors and executive officers have interests in the merger that may be different from, or in addition to, those of other stockholders of PCM generally. The members of the PCM board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and when making its recommendation to the PCM stockholders that the merger agreement be adopted. See the sections entitled "The Merger—Background of the Merger" beginning on page [    •    ] of this proxy statement and "The Merger—Recommendation of the Board of Directors; PCM's Reasons for the Merger" beginning on page [    •    ] of this proxy statement.

        PCM stockholders should take these interests into account in deciding whether to vote "FOR" the adoption of the merger agreement. These interests are described in more detail below.

Indemnification and Insurance

        PCM's certificate of incorporation provides for the potential indemnification of directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers. We have entered into indemnification agreements with each of our current directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the DGCL and our certificate of incorporation, as well as certain procedural protections. In addition, pursuant to the merger agreement, PCM's directors and executive officers will be entitled to certain ongoing indemnification from Insight and the surviving corporation and coverage under directors' and officers' liability insurance policies. The indemnification and insurance provisions in the merger agreement are further described in the section entitled "The Merger Agreement—Indemnification and Insurance" beginning on page [    •    ] of this proxy statement.

Voting by PCM's Directors and Executive Officers

        At the close of business on the record date for the special meeting, PCM's directors and executive officers beneficially owned and had the right to vote 2,836,535 shares of our common stock, which represents approximately 23% of the shares of our common stock entitled to vote at the special meeting.

        Concurrently with the execution of the merger agreement, certain stockholders of PCM identified therein, including each of PCM's directors and executive officers and certain affiliated trusts, entered into a voting agreement with Insight, Merger Sub and PCM, pursuant to which, among other matters and upon the terms and subject to the conditions set forth in the voting agreement, each such stockholder agreed, and upon the execution of the voting agreement is contractually obligated, to vote in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, and against any proposal that would reasonably be expected to result in an alternative transaction and any action that is intended or would reasonably be expected to prevent or materially delay the consummation of the merger and the other transactions contemplated by the merger agreement. The voting agreement is attached to this proxy statement as Annex B. For a further discussion of the voting agreement, see "Other Transaction Agreements—The Voting Agreement" beginning on page [    •    ] of this proxy statement.

        PCM's directors and executive officers have informed PCM that they currently intend to vote all such shares of our common stock:

  •
  "FOR" the proposal to adopt the merger agreement; and

  •
  "FOR" the adjournment proposal.

Change of Control Severance Benefits Agreements with Named Executive Officers

        We have previously entered into employment and/or severance agreements with our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for fiscal year 2018, or, collectively, the Named Executive Officers. These agreements require us, among other things, to make payments upon a termination or constructive termination of employment and/or upon a change of control of PCM. A brief description of the potential severance and/or change of control related benefits that could be provided to each Named Executive Officer is provided below.

Frank F. Khulusi

        In January 1995, prior to our initial public offering, we entered into an employment agreement with Frank F. Khulusi, our Chairman and Chief Executive Officer, which we refer to as the Khulusi agreement, which was amended in December 2005 and in December 2008. The Khulusi agreement provides that Mr. Khulusi is entitled to certain severance benefits in the event of a change of control or if his employment is terminated by us without cause or by Mr. Khulusi for good reason.

        Upon consummation of a change of control of PCM, the Khulusi agreement (and Mr. Khulusi's employment with PCM) will automatically terminate and Mr. Khulusi will receive from PCM a lump sum payment equal to two times the sum of the total salary and short-term cash incentive compensation paid to him for the twelve months immediately preceding the change of control.

        Under the Khulusi agreement, a "change of control" of PCM will be deemed to have occurred if:

  •
  there is consummated (i) any consolidation or merger of PCM in which PCM is not the continuing or surviving corporation or pursuant to which shares of PCM's common stock would be converted into cash, securities or other property, other than a merger of PCM in which the holders of PCM's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any reverse merger in which PCM is the continuing or surviving corporation but in which securities possessing more than 50% of the total combined voting power of PCM's outstanding securities are transferred to a person or persons different from those who hold such securities immediately prior to the merger, or (iii) any sale, lease, exchange or other transfer (in one or more related transactions) of all, or substantially all, of the assets of PCM;

  •
  our stockholders approve a plan or proposal for the liquidation or dissolution of PCM;

  •
  any person other than Mr. Khulusi or certain of his relatives or affiliates becomes the direct or indirect beneficial owner of 20% or more of our common stock (other than as a result of purchases by such person directly from us); or

  •
  during any 12-month period, individuals who at the beginning of the period constitute our entire board of directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

Brandon LaVerne

        In January 2006, we entered into a severance agreement, as amended on June 23, 2019, with Brandon LaVerne, our Chief Financial Officer, which we refer to as the LaVerne agreement. The LaVerne agreement provides that Mr. LaVerne is entitled to certain severance benefits in the event his employment is terminated by us without "cause" (as defined in the LaVerne agreement and described further below) or by Mr. LaVerne for "good reason" (as defined in the LaVerne agreement and described further below). These severance benefits are six months of his annual base salary plus twelve months of continued PCM-paid COBRA medical benefits. The severance benefits are contingent upon Mr. LaVerne's execution of a severance and release agreement and the cash severance would be paid by PCM in installments over the six months following termination of employment.

Robert Jay Miley

        In October 2014, we entered into an employment agreement, as amended on June 23, 2019, with Robert Jay Miley, our President, which we refer to as the Miley agreement. The Miley agreement provides that Mr. Miley is entitled to certain severance benefits in the event his employment is terminated by us without "cause" (as defined in the Miley agreement and described further below). These severance benefits are twelve months of his annual base salary and are conditioned upon Mr. Miley's (i) execution of a severance and release agreement and (ii) continuing compliance with the obligations set forth in his non-competition, non-disclosure and non-solicitation agreement with PCM, including noncompete obligations that will extend for 18 months after termination and non-solicitation obligations that will extend for 24 months after termination. The severance payment would be paid by PCM in one lump sum after the release agreement is effective.

Robert Newton

        In June 2004, we entered into an employment agreement, as amended in March 2005 and on June 23, 2019, with Robert Newton, our Executive Vice President, Chief Legal Officer and Secretary, which we refer to as the Newton agreement. The Newton agreement provides that Mr. Newton is entitled to certain severance benefits in the event his employment is terminated by us without "cause" (as defined in the Newton agreement and described further below) or by Mr. Newton for "good reason" (as defined in the Newton agreement and described further below). These severance benefits are six months of his annual base salary plus twelve months of continued PCM-paid COBRA medical benefits. The severance benefits are conditioned upon Mr. Newton's (i) execution of a severance and release agreement and (ii) continuing compliance with his nonsolicitation of PCM employees obligation that will extend for two years after termination and his nonsolicitation of PCM business obligation that will extend for one year after termination of employment. The cash severance would be paid by PCM in installments over the six months following termination of employment.

Simon Abuyounes

        In June 2005, we entered into a severance agreement, as amended on June 23, 2019, with Simon Abuyounes, our Executive Vice President—IT and Operations, which we refer to as the Abuyounes agreement. The Abuyounes agreement provides that Mr. Abuyounes is entitled to certain severance benefits in the event his employment is terminated by us without "cause" (as defined in the Abuyounes agreement and described further below) or by Mr. Abuyounes for "good reason" (as defined in the Abuyounes agreement and described further below). These severance benefits are six months of his annual base salary plus twelve months of continued PCM-paid COBRA medical benefits. The severance benefits are contingent upon Mr. Abuyounes' execution of a severance and release agreement and the cash severance would be paid by PCM in installments over the six months following termination of employment.

Cause and Good Reason Definitions

        Under the above agreements for Messrs. LaVerne, Miley, Newton and Abuyounes, as amended June 23, 2019, "cause" generally means: (i) a material breach by the executive of any term set forth in the applicable employment or severance agreement; (ii) failure to follow the reasonable instructions of PCM; (iii) misconduct on the executive's part that is materially injurious to PCM, monetarily or otherwise, including misappropriation of trade secrets, fraud, or embezzlement; (iv) the executive's conviction for fraud or any other felony; or (v) if the executive exhibits in regard to his employment unavailability for service, misconduct, dishonesty or habitual neglect.

        Under the above agreements for Messrs. LaVerne, Newton and Abuyounes, as amended June 23, 2019, "good reason" generally means the occurrence of any one or more of the following without the executive's written consent: (i) a material reduction of the material duties and responsibilities assigned to the executive, (ii) a material reduction (of at least ten percent in the aggregate) in the executive's base salary; (iii) a material reduction (of at least ten percent in the aggregate) in the executive's annual bonus opportunity; (iv) a relocation of the executive's principal place of employment to a new location that is more than fifty (50) miles away; or (v) PCM's material breach of the applicable employment or severance agreement. The executive must generally provide PCM with written notice that he believes an event of good reason has occurred and afford us the opportunity to cure such event before the executive can resign for good reason.

        The employment and severance agreements and the benefits provided to our Named Executive Officers under these agreements were approved by the compensation committee of the PCM board of directors, which we refer to as the Compensation Committee, or the full PCM board of directors and were determined to be reasonable and necessary in order to hire and retain these individuals.

Transaction Bonuses

        On June 23, 2019, in recognition of their efforts in connection with the merger, each of the Compensation Committee and the full PCM board of directors approved the following special transaction bonuses, which we refer to as the transaction bonuses, to be paid in cash to the following Named Executive Officers of PCM in connection with the consummation of the merger. These bonuses will be paid pursuant to the Transaction Bonus Plan, which was approved and adopted by each of the Compensation Committee and the full PCM board of directors on June 23, 2019, which we refer to as the Transaction Bonus Plan.

Name	Title	Bonus Amount
Robert Newton	Chief Legal Officer	$200,000
Brandon LaVerne	Chief Financial Officer	$200,000
Simon Abuyounes	Executive Vice President—IT and Operations	$200,000

        See also the section entitled "The Merger—Interests of PCM's Directors and Executive Officers in the Merger—Golden Parachute Compensation Arrangements" beginning on page [    •    ] of this proxy statement.

Golden Parachute Compensation Arrangements

Background

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of PCM's Named Executive Officers that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC executive compensation disclosure rules, and in this section such term is used to describe the merger-related "golden parachute" compensation that is potentially payable to PCM's Named Executive Officers.

        As described in the section entitled "The Merger—Change of Control Severance Benefits Agreements with Named Executive Officers" beginning on page [    •    ] of this proxy statement, PCM has entered into employment agreements and/or severance agreements with its Named Executive Officers that specify certain payments and benefits to be provided by PCM upon various circumstances, including, among other things, a qualifying termination of employment and/or the occurrence of a change of control of PCM.

        As described in the section entitled "The Merger—Transaction Bonuses" beginning on page [    •    ] of this proxy statement, three of the Named Executive Officers will be eligible to receive merger-related transaction bonuses with a potential aggregate maximum payout to all participants of $600,000. Upon the closing of the merger, PCM will pay a $200,000 transaction bonus to each of Messrs. LaVerne, Newton and Abuyounes pursuant to the Transaction Bonus Plan, provided that each recipient has remained in service with PCM through the effective time of the merger.

        In accordance with the SEC's compliance rules regarding "golden parachute" compensation, the Golden Parachute Compensation table below sets forth the estimated amounts of certain compensation that each Named Executive Officer could receive in connection with the proposed merger. The estimates below are based in part on the following assumptions:

  •
  The merger, which will constitute a change of control of PCM, hypothetically closed on July 15, 2019, the latest practicable date prior to the filing of this proxy statement;

  •
  The per share merger consideration to be paid to stockholders for each share of PCM common stock upon closing pursuant to the merger agreement will be $35.00, without interest and less any applicable withholding taxes;

  •
  Each Named Executive Officer will remain in service with PCM until the closing and will then hypothetically experience a qualifying involuntary termination of employment pursuant to the employment agreement or severance agreement between such Named Executive Officer and PCM, as applicable, as of the end of the day on the closing (with the exception of Mr. Khulusi, this termination is purely hypothetical and is solely for purposes of showing estimated severance compensation); and

  •
  All then-outstanding unvested equity compensation awards held by each Named Executive Officer will remain outstanding, as is, until the closing whereupon they will become fully vested in accordance with the merger agreement and paid out in cash.

        The actual amount of any payments (if any) will likely differ from the below estimated amounts. No Named Executive Officer is entitled to any tax reimbursement payments from PCM.

Golden Parachute Compensation

Named Executive Officer	Cash(1)($)	Equity(2)($)	Perquisites/ Benefits(3)($)	Total(4)($)
Frank F. Khulusi	$3,500,730	$5,502,000	$0	$9,002,730
Brandon LaVerne	$390,500	$1,574,478	$25,000	$1,989,978
Robert Jay Miley	$500,000	$2,460,850	$0	$2,960,850
Robert Newton	$389,000	$1,574,478	$25,000	$1,988,478
Simon Abuyounes	$383,500	$1,504,898	$25,000	$1,913,398

(1)
Cash. The figures in this column represent estimates of the hypothetical cash severance benefits to be paid to each Named Executive Officer under his respective employment or severance agreement plus the transaction bonus, if applicable. In addition to the assumptions enumerated above, the following assumptions were utilized in determining these estimates:

	Mr. Khulusi	Mr. LaVerne	Mr. Miley	Mr. Newton	Mr. Abuyounes
Annual Base Salary	$833,000	$381,000	$500,000	$378,000	$367,000
Transaction Bonuses	—	$200,000	—	$200,000	$200,000
COBRA 12 months of benefits	—	$25,000	—	$25,000	$25,000

  The short-term cash incentive compensation paid to Mr. Khulusi for the twelve months preceding the change of control was assumed to be $917,365.

  The transaction bonus amounts included in this "Cash" column are "single trigger" in nature, meaning that eligibility to receive these amounts requires the occurrence of a change of control of PCM only and does not require an involuntary termination of employment from PCM on or after such change of control. Eligibility to receive the other cash severance amounts listed in this column requires the occurrence of a qualifying involuntary termination of employment from PCM pursuant to the employment or severance agreement of each Named Executive Officer, regardless of whether there has been a change of control of PCM, and are referred to as "double trigger" benefits in the table below (except for Mr. Khulusi, who will experience a termination of employment automatically upon a change of control of PCM pursuant to his employment agreement).

(2)
Equity. The figures in this column represent the estimated aggregate value (applying the assumed per share merger consideration payment value of $35.00 described above) in respect of the outstanding unvested equity compensation awards held by each Named Executive Officer, all of which will become fully vested, cancelled, and exchangeable for the per share merger consideration upon the consummation of the merger pursuant to the merger agreement. The below table estimates the number of unvested equity award shares held by PCM's Named Executive Officers (and per share exercise prices for PCM stock options) for which vesting will be fully accelerated pursuant to the merger agreement:

	Mr. Khulusi	Mr. LaVerne	Mr. Miley	Mr. Newton	Mr. Abuyounes
Restricted Stock Units	157,200	7,200	32,600	7,200	11,200

	Mr. Khulusi	Mr. LaVerne	Mr. Miley	Mr. Newton	Mr. Abuyounes
Stock Options
($9.53/share exercise price)		3,750	—	3,750	3,750
($10.05/share exercise price)		17,200	8,000	17,200	8,800
($12.60/share exercise price)		28,000	40,000	28,000	28,000
($18.75/share exercise price)		10,500	13,800	10,500	10,500

  The amounts included in this "Equity" column are "single trigger" in nature pursuant to the merger agreement, meaning that eligibility to receive these amounts in cash requires the occurrence of a change of control of PCM only and does not require an involuntary termination of employment from PCM on or after such change of control.

(3)
Perquisites/benefits. The figures in this column represent an estimated value of the hypothetical benefits of continued PCM subsidized participation by Messrs. LaVerne, Newton and Abuyounes and their eligible dependents in the PCM group medical plans under COBRA for the twelve months following their involuntary termination date.

Eligibility to receive these benefits requires the occurrence of a qualifying involuntary termination of employment from PCM pursuant to the executive's employment or severance agreement, as applicable, regardless of whether there has been a change of control of PCM, and are referred to as "double trigger" benefits in the table below.

(4)
Total. The following table shows, for the Named Executive Officers, the "golden parachute" compensation total amounts which are single trigger or double trigger in nature.

Named Executive Officer	Single Trigger ($)	Double Trigger ($)
Frank F. Khulusi	$5,502,000	$3,500,730
Brandon LaVerne	$1,774,478	$215,500
Robert Jay Miley	$2,460,850	$500,000
Robert Newton	$1,774,478	$214,000
Simon Abuyounes	$1,704,898	$208,500

Related Party Transactions

Simon Abuyounes Severance Agreement

        In June 2005, we entered into the Abuyounes agreement, as described above. The Abuyounes agreement, as described above, provides that Mr. Abuyounes is entitled to certain severance benefits in the event his employment is terminated by us without cause or by Mr. Abuyounes for good reason. Mr. Abuyounes is the brother-in-law of Frank F. Khulusi (our Chairman and Chief Executive Officer).

Sam U. Khulusi Severance Agreement

        On July 11, 2019, we (or one of our subsidiaries) entered into a severance agreement with Sam U. Khulusi, who is the brother of Frank F. Khulusi (our Chairman and Chief Executive Officer). Sam Khulusi is employed as a Senior Vice President of PCM Logistics, LLC, which we refer to as PCM Logistics, a wholly-owned subsidiary of PCM. The severance agreement between Sam Khulusi and PCM Logistics (which we refer to as the S. Khulusi agreement) provides that Sam Khulusi is entitled to certain severance benefits in the event his employment is terminated either by PCM Logistics without "cause" (as defined in the S. Khulusi agreement) or by Sam Khulusi for "good reason" (as defined in the S. Khulusi agreement), in either case during the twelve-month period following a "Change of Control" of PCM (as defined in the S. Khulusi agreement). These severance benefits are six months of Sam Khulusi's annual base salary (which annual base salary is currently $220,000) plus twelve months of continued PCM-paid COBRA medical benefits. The severance benefits are contingent upon Sam Khulusi's execution of a severance and release agreement and the cash severance would be paid by PCM Logistics in installments over the six months following termination of employment.

        For purposes of the S. Khulusi agreement, the following definitions are utilized:

        "Cause" generally means: (i) a material breach by Sam Khulusi of any material term set forth in the S. Khulusi agreement; (ii) Sam Khulusi's failure to follow the reasonable instructions of PCM; (iii) Sam Khulusi's misconduct that is materially injurious to PCM, monetarily or otherwise, including misappropriation of trade secrets, fraud, or embezzlement; (iv) the conviction of Sam Khulusi for fraud or any other felony; or (v) if Sam Khulusi exhibits in regard to his employment unavailability for service, misconduct, dishonesty or habitual neglect.

        "Change of Control" generally means the occurrence of a change in ownership or control of PCM effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by PCM or by a PCM-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, PCM) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent of the total combined voting power of the outstanding securities of PCM.

        "Good Reason" generally means the occurrence of any one or more of the following without Sam Khulusi's written consent: (i) a material reduction of the material duties and responsibilities assigned to Sam Khulusi; (ii) a material reduction (of at least ten percent in the aggregate) in Sam Khulusi's base salary; (iii) a material reduction (of at least ten percent in the aggregate) in Sam Khulusi's annual bonus opportunity; (iv) a relocation of Sam Khulusi's principal place of employment to a new location that is more than fifty (50) miles away; or (v) PCM's material breach of the S. Khulusi agreement. Sam Khulusi must generally provide PCM Logistics with written notice that he believes an event of Good Reason has occurred and afford PCM Logistics the opportunity to cure such event before Sam Khulusi can resign for Good Reason.

First Amendment to Indemnification Agreement, Waiver and Release

        On June 23, 2019, PCM entered into a First Amendment to Indemnification Agreement, Waiver and Release with each of its officers and directors, pursuant to which each such officer's and director's Indemnification Agreement with PCM was amended as provided in the amendment. The amendment provides for, among other things, (i) the elimination of the right of the indemnitees to cause a trust to be funded to pay for certain indemnifiable losses and expenses, and (ii) the replacement of D&O insurance coverage covenants with those set forth in the merger agreement. The foregoing description of the amendment entered into with each officer and director does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such amendment, a copy of which is attached as Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on June 24, 2019 and is incorporated herein by reference.

Regulatory Approvals

        The closing of the merger is subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and the applicable waiting period expires or is earlier terminated. The HSR Act requires the parties to observe a 30-day waiting period, during which time the merger may not be consummated, unless that initial 30-day waiting period is earlier terminated. Insight may also decide to pull and refile its HSR form in order to restart the 30-day HSR waiting period. If, before the expiration of the initial 30-day waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, the parties may not consummate the transaction until 30 days after PCM and Insight have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination or extended by agreement between the parties and the relevant antitrust agency). On [    •    ], PCM and Insight filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission.

        The transactions contemplated by the merger agreement constitute a notifiable transaction in Canada pursuant to the Competition Act, and as such the parties must comply with the merger notification provisions of Part IX of the Competition Act. The Competition Act requires that parties to certain prescribed classes of transactions provide notifications to the commissioner. Subject to certain limited exceptions, a notifiable transaction cannot be completed until the parties to the transaction have each submitted the information prescribed pursuant to Subsection 114(1) of the Competition Act to the commissioner and the applicable waiting period has expired, has been earlier terminated or the appropriate waiver has been provided by the commissioner. The waiting period is 30 days after the day on which the parties to the notifiable transaction have submitted their respective notifications. The parties are entitled to complete their notifiable transaction at the end of the 30-day period, unless the commissioner notifies the parties that the commissioner requires additional information that is relevant to the commissioner's assessment of the notifiable transaction. PCM and Insight each filed the applicable notification with the commissioner on [    •    ]. In the event that the commissioner provides the parties with a supplementary information request, the notifiable transaction cannot be completed until 30 days after compliance with such supplementary information request, provided that there is no order issued by the Competition Tribunal in effect prohibiting completion at the relevant time. The commissioner's substantive assessment of a notifiable transaction may extend beyond the statutory waiting period. In addition or as an alternative to filing a notification, a party to a notifiable transaction may apply to the commissioner for an advance ruling certificate, which we refer to as an ARC, or, in the event that the commissioner is not prepared to issue an ARC, a no-action letter. If the commissioner issues an ARC, the parties are exempt from having to file a notification; if the commissioner issues a no-action letter, upon the request of the parties, the commissioner can waive the parties' requirement to submit a notification where the parties have supplied substantially similar information as would have been supplied with their notification.

        The commissioner may challenge a merger before the Competition Tribunal at any time before, or within one year following, its completion where the merger prevents or lessens, or is likely to prevent or lessen, competition substantially, which we refer to as a competition challenge. If the Competition Tribunal agrees with the commissioner, it can issue an order prohibiting the transaction, provided that the transaction has not been completed by such time, or it can order the divestiture of shares or assets where the transaction already has been completed; the Competition Tribunal cannot issue an order, however, where the parties have been able to establish the elements of the statutory efficiencies defense. The commissioner is precluded from bringing a competition challenge on substantially the same information that an ARC was issued, provided that the notifiable transaction was completed within one year after the ARC was issued. No such prohibition on bringing a competition challenge applies to the issuance of a no-action letter.

Accounting Treatment

        The merger will be accounted for utilizing the acquisition method of accounting for financial accounting purposes.

Delisting and Deregistration of PCM Common Stock

        If the merger is completed, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act. As such, PCM would no longer file periodic reports with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on PCM's and/or, where applicable, Insight's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning possible or assumed future results of operations (including the financial projections included in this proxy statement) and also include those preceded or followed by words such as "anticipates," "believes," "thinks," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and/or similar expressions. There may be events in the future that cannot be accurately predicted or over which there is no control. Stockholders should be aware that the occurrence of the events described in this proxy statement or in the documents incorporated herein by reference could have a material adverse effect on PCM's business, operating results and financial condition or ability to consummate the transaction. Examples of these risks include, without limitation:

  •
  risk factors disclosed in PCM's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, incorporated by reference in this proxy statement;

  •
  the incurrence of unexpected costs, liabilities or delays relating to the merger;

  •
  the failure to satisfy the conditions to the merger in a timely manner;

  •
  the failure to realize the benefits expected from the merger;

  •
  the effect of the announcement of the merger on PCM's and Insight's operating results and business generally; and

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  the failure to obtain the requisite company vote.

        The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements.

INFORMATION ABOUT THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to PCM stockholders as part of the solicitation of proxies by the PCM board of directors for use at the special meeting to be held on [    •    ], 2019, at [    •    ] Pacific time, at the offices of PCM, 1940 E. Mariposa Avenue, El Segundo, CA 90245, or at any postponement or adjournment thereof.

        At the special meeting, PCM stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement, (ii) the compensation proposal and (iii) the adjournment proposal.

        Completion of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of PCM's common stock entitled to vote on the proposal to adopt the merger agreement. If PCM stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, and you are encouraged to read the merger agreement carefully and in its entirety.

Recommendation of the PCM Board of Directors

        The PCM board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair and reasonable to, and in the best interests of, PCM and its stockholders, and approved the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement. The PCM board of directors has directed that the merger agreement be submitted for approval to the stockholders at a special meeting of stockholders. The PCM board of directors recommends that the stockholders approve the merger agreement and the transactions contemplated thereby, including the merger. In making its determination, the PCM board of directors considered a number of factors, which are described in greater detail in the section entitled "The Merger—Recommendation of the Board; Reasons for the Merger" beginning on page [    •    ] of this proxy statement.

        THE PCM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT, "FOR" THE COMPENSATION PROPOSAL AND "FOR" THE ADJOURNMENT PROPOSAL. THE PCM BOARD OF DIRECTORS MADE ITS DETERMINATION AFTER EVALUATING THE MERGER IN CONSULTATION WITH PCM'S MANAGEMENT AND LEGAL AND FINANCIAL ADVISORS AND CONSIDERING A NUMBER OF FACTORS.

Record Date and Quorum

        PCM has set the close of business on [    •    ], 2019 as the record date for the special meeting, and only holders of record of shares of PCM common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you are a stockholder of record of shares of PCM common stock as of the close of business on the record date. On the record date, there were [    •    ] shares of PCM common stock outstanding and entitled to vote. As a PCM stockholder, you will have one vote for each share of PCM common stock that you owned on the record date on all matters properly coming before the special meeting.

        The presence, in person or represented by proxy, of the holders of record of a majority of the issued and outstanding shares of the common stock of PCM entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. A quorum is necessary to transact business at the special meeting.

Voting in Person

        If you are a PCM stockholder on the record date, you may attend the special meeting and vote in person. Please note, however, that if your shares of PCM common stock are held of record by a bank, broker or other nominee and you wish to vote at the special meeting, you must obtain a "legal proxy," executed in your favor from such bank, broker or other nominee who is the holder of record of your shares of PCM common stock in order to vote your shares of PCM common stock in person at the special meeting.

        If you plan to attend the special meeting, you must hold your shares of PCM common stock in your own name or have a letter from the record holder of your shares of PCM common stock confirming your ownership. In addition, you must bring a form of government-issued, current personal photo identification with you in order to be admitted to the meeting. PCM reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. Whether or not you intend to be present at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card or voting instructions form in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as described on the enclosed proxy card as soon as possible. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. If you are then present at the special meeting and wish to vote your shares of PCM common stock in person, your original proxy may be revoked by voting at the special meeting.

Vote Required

        The merger cannot be completed unless PCM stockholders adopt the merger agreement, which requires the affirmative vote of the holders of a majority of the outstanding shares of PCM common stock entitled to vote on the proposal to adopt the merger agreement. We refer to such approval as the requisite company vote. You may vote "FOR," "AGAINST" or "ABSTAIN" in connection with the adoption of the merger agreement. If you fail to submit a valid proxy or to vote in person at the special meeting on this proposal, if you abstain or if you hold your shares through a bank, brokerage firm or other nominee and you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, it has the same effect as voting your shares of PCM common stock "AGAINST" the adoption of the merger agreement.

        Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of PCM common stock represented either in person or by proxy at the special meeting. An abstention has the same effect as a vote "AGAINST" the approval of this proposal. Uninstructed shares have no effect on the outcome of this proposal.

        The adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of PCM common stock represented either in person or by proxy at the special meeting. An abstention has the same effect as a vote "AGAINST" the approval of this proposal, but uninstructed shares will have no effect on the outcome of this proposal.

        If your shares of PCM common stock are registered directly in your name with the transfer agent of PCM, Computershare Trust Company, N.A., you are considered, with respect to those shares of PCM common stock, the stockholder of record. If you are a stockholder of record, this proxy statement and the enclosed proxy card have been sent directly to you by PCM. If your shares of PCM common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of PCM common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of PCM common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following its instructions for voting provided by such bank, brokerage firm or other nominee.

        Under New York Stock Exchange rules, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the adoption of the merger agreement, the compensation proposal and the adjournment proposal. As a result, absent specific instructions from the beneficial owner of such shares of PCM common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of PCM common stock on the matters to be voted on at the special meeting. If you do not provide instructions to your bank, brokerage firm or other nominee, your shares will not be counted as present at the meeting. Thus, the effect of not instructing your bank, broker or other nominee how you wish your shares to be voted will be the same as voting your shares "AGAINST" the adoption of the merger agreement but will have no effect on the compensation proposal, and will have no effect on the adjournment proposal.

Voting by PCM Executive Officers and Directors

        As of the close of business on the record date, the directors and executive officers of PCM beneficially owned and were entitled to vote, in the aggregate, [    •    ] shares of PCM common stock representing [    •    ]% of the outstanding voting power of PCM common stock as of the close of business on the record date.

        On June 23, 2019, concurrently with the execution of the merger agreement, certain stockholders of PCM identified therein, including each of PCM's directors and executive officers and certain affiliated trusts, entered into a voting agreement with Insight, Merger Sub and PCM, which we refer to as the voting agreement, pursuant to which, among other things, each such stockholder, subject to the conditions thereof, (1) agreed to cause to be present and counted and to vote (or cause to be voted or acted upon by written consent with respect to) all of such stockholder's shares of PCM common stock (a) in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, (b) in favor of any proposal to adjourn or postpone any stockholder meeting at which there is a proposal for such stockholders to vote upon the merger agreement, including the special meeting, to a later date if there are not sufficient votes to adopt the merger agreement or if there are not sufficient shares of PCM common stock present in person or by proxy at such meeting to constitute a quorum, (c) against any "acquisition proposal" or "alternative transaction" (in each case, as defined in the merger agreement) or the adoption of any agreement providing for or contemplating an "alternative transaction" (as defined in the merger agreement) and (d) against any amendment of PCM's charter or other action or agreement of PCM, in each case, for which the vote of the stockholders is required to authorize such action or agreement, that would reasonably be expected to (i) result in any of the conditions to the consummation of the merger under the merger agreement not being fulfilled, or (ii) prevent or materially delay the consummation of the merger and the other transactions contemplated by the merger agreement and (2) appointed Insight, with full power of substitution, as such stockholder's true and lawful attorney in fact and proxy for the purposes of voting such stockholder's shares at any stockholder meeting at which there is a proposal for such stockholder to vote upon the merger agreement, including the special meeting, in order to cause such stockholder to comply with the applicable covenant of the voting agreement. The voting agreement automatically terminates upon the earliest to occur of: (1) the effective time of the merger, (2) termination of the merger agreement pursuant to its terms, (3) the effective date of a written agreement duly executed and delivered by each of the parties to the voting agreement terminating the voting agreement and (4) the amendment of the merger agreement, without the prior written consent of the stockholders party to the voting agreement, that affects the material terms of the merger agreement that is adverse to PCM or its stockholders. As of June 23, 2019, the stockholder parties to the voting agreement owned 2,836,535 shares of PCM common stock, representing approximately 23% of the shares of PCM common stock issued and outstanding at such time.

Proxies and Revocations

        If you are a stockholder of record, you may have your shares of PCM common stock voted by proxy on the matters to be presented at the special meeting in any of the following ways:

  •
  using the toll-free telephone number shown on the enclosed proxy card;

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  visiting the Internet website specified on the enclosed proxy card and following the on-screen instructions; or

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  dating and signing and promptly returning your proxy card in the enclosed postage prepaid envelope.

        Voting instructions (including instructions for both telephonic and Internet voting) are provided on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the enclosed proxy card, will identify stockholders and allow them to vote or submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you vote or submit your proxy by Internet or telephone, it will not be necessary to return your proxy card.

        If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

        If a stockholder of record does not return a signed proxy card or submit a proxy by the Internet or by telephone, and does not attend the special meeting and vote in person, such stockholder's shares will not be voted. If your shares are held in the name of a bank, broker or other nominee and you do not provide voting instructions to such bank, broker or other nominee to vote your shares, your shares will not be voted.

        Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to PCM's Corporate Secretary at 1940 E. Mariposa Avenue, El Segundo, CA 90245, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the special meeting. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. If your shares are held in a brokerage, bank or other institutional account, in order to vote in person at the special meeting, you must obtain a legal proxy from that entity showing that you were the record holder as of the close of business on the record date.

        If you have any questions or need assistance voting your shares, please contact PCM's proxy solicitor, the Proxy Advisory Group, LLC, at (212) 616-2180.

        IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF PCM COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE PREVIOUSLY SUBMITTED PROXIES BY VOTING IN PERSON.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned on one or more occasions for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or if a quorum is not present at the special meeting. If the adjournment proposal is approved, the special meeting could be successively adjourned for periods up to twenty business days (or longer if approved by Insight). Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow PCM stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

        Under the merger agreement, PCM may also postpone or adjourn the special meeting if PCM determines, in consultation with Insight, that an amendment or supplement to this proxy statement is required by applicable law, in which case the special meeting will be adjourned to the extent necessary to ensure that such required amendment or supplement is provided to the PCM stockholders for the amount of time required by law in advance of the special meeting.

        Any adjournment may be made to another time or place, without giving further written notice to stockholders, if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If the PCM board of directors fixes a new record date for the adjourned meeting, or if an adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Anticipated Date of Completion of the Merger

        Subject to the satisfaction or waiver of the closing conditions described under the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ] of this proxy statement, including the adoption of the merger agreement by PCM stockholders at the special meeting, PCM expects that the merger will be completed no later than the third business day following the satisfaction or (to the extent permitted by law) waiver by the party or parties entitled to the benefit thereof of the conditions set forth in the merger agreement. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Stockholder Appraisal Rights

        Under Section 262 of the DGCL, PCM stockholders of record who do not vote in favor of the proposal to adopt the merger agreement and otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to seek appraisal and obtain payment in cash for the judicially determined fair value of their shares of PCM common stock in connection with the merger, if the merger is completed. This value could be more than, less than or the same as the value of the per share merger consideration for PCM common stock. The relevant provisions of the DGCL are included as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, PCM stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in a loss of the right of appraisal. An executed proxy card that does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement.

Solicitation of Proxies; Payment of Solicitation Expenses

        We have engaged the Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total.

        PCM also may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of shares of PCM common stock. PCM's directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of PCM common stock or need additional copies of this proxy statement or the enclosed proxy card, please contact PCM's proxy solicitor, the Proxy Advisory Group, LLC, at (212) 616-2180.

THE PARTIES TO THE MERGER AGREEMENT

PCM, Inc.

1940 East Mariposa Avenue
El Segundo, CA 90245
(310) 354-5600

        PCM, Inc. or PCM, through its wholly-owned subsidiaries, is a leading multi-vendor provider of technology solutions, including hardware, software and services to small, medium and enterprise businesses, state, local and federal governments and educational institutions across the United States, Canada and the United Kingdom. PCM generated net sales of approximately $2.2 billion in the twelve months ended March 31, 2019. PCM's home page on the Internet is www.pcm.com. The information provided on PCM's website is not part of this proxy statement and is not incorporated herein by reference.

        Shares of PCM common stock are listed on the Nasdaq Global Market under the symbol "PCMI."

        Additional information about PCM is included in the documents incorporated by reference into this proxy statement. See the section entitled "Where You Can Find More Information" beginning on page [    •    ] of this proxy statement.

Insight Enterprises, Inc.

6820 South Harl Avenue
Tempe, AZ 85283
(480) 333-3000

        Insight Enterprises, Inc., which we refer to as Insight, began operations in Arizona in 1988, was incorporated in Delaware in 1991 and completed its initial public offering in 1995. Insight is a Fortune 500-ranked global provider of digital innovation, cloud/data center transformation, connected workforce and supply chain optimization solutions and services to clients in North America, Europe, the Middle East, and Africa, or EMEA, and Asia-Pacific, or APAC. Insight's offerings in North America and certain countries in EMEA and APAC include hardware, software and services. Its offerings in the remainder of its EMEA and APAC segments are largely software and certain software-related services. Insight's home page on the Internet is www.insight.com. The information provided on Insight's website is not part of this proxy statement and is not incorporated herein by reference.

        Shares of Insight common stock are listed on the Nasdaq Global Select Market under the symbol "NSIT."

Trojan Acquisition Corp.

c/o Insight Enterprises, Inc.
6820 South Harl Avenue
Tempe, AZ 85283
(480) 333-3000

        Merger Sub was formed on March 11, 2019, for the purpose of effecting the merger. To date, Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the merger. By operation of the completion of the merger, Merger Sub will be merged with and into PCM, and PCM will be the surviving company and a wholly-owned subsidiary of Insight.

THE MERGER AGREEMENT

        This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about PCM or Insight. Such information can be found elsewhere in this proxy statement and in the public filings PCM makes with the SEC, as described in the section entitled "Where You Can Find More Information" beginning on page [    •    ] of this proxy statement.

Explanatory Note Regarding Representations, Warranties and Covenants in the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms. Factual disclosures about PCM contained in this proxy statement or in the public reports of PCM filed with the SEC may supplement, update or modify the factual disclosures about PCM contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by PCM, Insight and Merger Sub were qualified and subject to important limitations agreed to by PCM, Insight and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedules that PCM delivered to Insight in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement.

Effects of the Merger; Organizational Documents; Officers and Directors

        The merger agreement provides for the merger of Merger Sub with and into PCM. After the merger, PCM will be the surviving corporation and a wholly-owned subsidiary of Insight.

        At the effective time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation and each share of PCM common stock, par value $0.001 per share, issued and outstanding immediately prior to the effective time (other than (i) shares owned by Insight, Merger Sub or PCM or any of their respective direct or indirect wholly-owned subsidiaries, in each case, not held on behalf of third parties, and (ii) shares owned by PCM stockholders who have perfected and not withdrawn a demand for appraisal pursuant to Section 262 of the DGCL, which shares in (i) and (ii) above we refer to as excluded shares) will be converted into the right to receive $35.00 per share in cash, without interest and less any applicable withholding taxes, which we refer to as the per share merger consideration.

Certificate of Incorporation; Bylaws

        At the effective time, the certificate of incorporation of the surviving corporation will be amended and restated in its entirety to read as in the form attached to the merger agreement.

        The bylaws of Merger Sub in effect immediately prior to the effective time, except as to the name of the surviving corporation, which will be "PCM, Inc.," will be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

Directors and Officers of the Surviving Corporation

        The directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation from and after the effective time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law.

        Insight and PCM will take all actions necessary so that the individuals designated by Insight prior to the effective time will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law.

Treatment of PCM Equity Awards in the Merger

Treatment of PCM Stock Options

        At the effective time, each outstanding PCM stock option, whether vested or unvested, will be, automatically and without any action on the part of the holder, deemed to be vested, cancelled and will only entitle the holder of such stock option to receive (without interest and less any applicable withholding taxes), at or as soon as reasonably practicable after the effective time, an amount in cash equal to the product of (i) the number of unexercised shares subject to such stock option immediately prior to the effective time multiplied by (ii) the excess of (A) the per share merger consideration over (B) the exercise price per share of such stock option. For purposes of this calculation, the vesting of any stock option subject to performance conditions will be fully accelerated and deemed achieved contingent and effective upon the closing of the merger.

Treatment of PCM Restricted Stock Units (RSUs)

        At the effective time, each outstanding PCM RSU, whether vested or unvested, will be, automatically and without any action on the part of the holder, deemed to be vested, cancelled and will only entitle the holder of such PCM RSU to receive (without interest and less any applicable withholding taxes), at or as soon as reasonably practicable after the effective time, an amount in cash equal to the per share merger consideration plus any accrued and unpaid dividend equivalents with respect to such PCM RSU, except that, with respect to any PCM RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code and that are not permitted to be paid at the effective time without triggering a tax or penalty under Section 409A of the Internal Revenue Code, such payment will be made at the earliest time permitted under the applicable equity incentive plan and award agreement that will not trigger a tax or penalty under Section 409A of the Internal Revenue Code.

Exchange and Payment Procedures

        Prior to the effective time, Insight and Merger Sub will appoint a bank or trust company reasonably acceptable to PCM to serve as the paying agent, which we refer to as the paying agent. At or prior to the effective time, Insight or Merger Sub will deposit, or cause to be deposited, with the paying agent cash in U.S. dollars in immediately available funds sufficient in the aggregate to provide all funds necessary for the paying agent to make payments in respect of shares of PCM common stock (other than excluded shares). All such cash deposited with the paying agent is referred to as the payment fund.

        Promptly after the effective time, and in any event within three business days thereafter, the surviving corporation will cause the paying agent to mail to each holder of record of shares of PCM common stock (other than excluded shares) (A) a notice advising such holders of the effectiveness of the merger, (B) a letter of transmittal in customary form specifying that delivery will be effected, and risk of loss and title will pass, only upon delivery of the share certificates (or affidavits of loss in lieu of share certificates) or transfer of the book entry shares (including customary provisions with respect to delivery of an "agent's message" with respect to book entry shares) to the paying agent, and (C) instructions for effecting the surrender of the share certificates (or affidavits of loss in lieu of the share certificates) or the book entry shares to the paying agent in exchange for payment of the amount (after giving effect to any required tax withholdings) of cash that such holder has the right to receive.

        Upon surrender to the paying agent of share certificates (or affidavits of loss in lieu of share certificates) or book entry shares, together with, in the case of share certificates, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or in the case of book entry shares held through the Depository Trust Company, receipt of an "agent's message" by the paying agent, and such other documents as may be reasonably required by the paying agent, the holder of such share certificates or book entry shares will be entitled to receive a check in the amount (after giving effect to any required tax withholdings) of cash that such holder has the right to receive. No interest will be paid or accrued on any amount payable upon surrender of any shares of PCM common stock.

        In the event of a transfer of ownership of shares of PCM common stock (other than excluded shares) represented by share certificates that is not registered in PCM's stock transfer books and records, or if the consideration payable is to be paid in a name other than that in which the share certificate is registered in PCM's stock transfer books and records, a check for any cash to be paid upon due surrender of the share certificates may be issued only if the share certificates formerly representing such shares are duly endorsed and otherwise in proper form for surrender and presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to the paying agent. Payment of the per share merger consideration in respect of book entry shares will only be made to the person in whose name such book entry shares are registered in PCM's transfer books and records.

No Transfers Following the Effective Time

        From and after the effective time, there will be no transfers on the stock transfer books and records of PCM of the shares of PCM common stock that were outstanding immediately prior to the effective time.

Termination of the Payment Fund

        Any portion of the payment fund that remains unclaimed by, or otherwise undistributed to, the holders of share certificates or book entry shares by the one-year anniversary of the effective time will be delivered to the surviving corporation and any holder of shares of PCM common stock (other than excluded shares) who has not complied with the terms of the merger agreement will thereafter look only to the surviving corporation for payment of its per share merger consideration (after giving effect to any required tax withholdings), upon delivery of the share certificates or surrender of book entry shares, without any interest.

        None of the surviving corporation, Insight, the paying agent or any other person will be liable to any former holder of shares of PCM common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. To the fullest extent permitted by law, immediately prior to the date any per share merger consideration would otherwise escheat to or become the property of any governmental authority, such per share merger consideration will become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.

Lost, Stolen or Destroyed Certificates

        In the event any share certificate has been lost, stolen or destroyed, then, a PCM stockholder is entitled to receive the per share merger consideration in respect of the shares represented by such share certificate, upon the making of an affidavit of that fact by such holder claiming such share certificate to be lost, stolen or destroyed and, if required by Insight or the paying agent, the posting of a bond (in such reasonable and customary amount as Insight may direct), sufficient to indemnify Insight or the surviving corporation against any claim that may be made against Insight or the surviving corporation with respect to such share certificate.

Withholding Rights

        Each of Insight, Merger Sub, PCM, the surviving corporation and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable to PCM stockholders pursuant to the merger agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any other applicable tax law. Any amounts so withheld will be timely remitted to the applicable government authority and will be treated for all purposes as having been paid to the holder of PCM shares in respect of which such deduction and withholding was made to the extent such withheld amounts are remitted to the appropriate government authority. None of Insight, Merger Sub, PCM, the surviving corporation or the paying agent will be required to pay additional amounts with respect to such deducted or withheld amounts.

Appraisal Rights

        No PCM stockholder properly exercising appraisal rights under Section 262 of the DGCL, which we refer to as a dissenting stockholder, will be entitled to receive the per share merger consideration with respect to any dissenting share owned by such dissenting stockholder. Each dissenting stockholder will be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the dissenting shares owned by such dissenting stockholder, and such dissenting stockholder will cease to have any other rights with respect to such dissenting shares. The full text of Section 262 of the DGCL is included as Annex D to this proxy statement.

Representations and Warranties

        The merger agreement contains customary representations and warranties by PCM, Insight and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, and, in the case of representations and warranties by PCM, (i) in any form, statement, certification, report, or document filed or furnished to the SEC from January 1, 2018 and prior to June 23, 2019 (excluding any disclosures set forth in any risk factor or in any other section of such forms, statements, certifications, reports and documents to the extent they are cautionary, predictive or forward-looking in nature, except to the extent such information consists of factual historical or current statements) or (ii) in the disclosure schedules delivered by PCM to Insight in connection with the merger agreement.

        These representations and warranties relate to, among other things:

  •
  organization, good standing and qualification to do business;

  •
  corporate power and authority of PCM, Insight and Merger Sub to execute, deliver and perform their respective obligations under the merger agreement and the voting agreement, and to consummate the transactions contemplated thereby;

  •
  governmental filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods, or authorizations necessary for the execution, delivery and performance of the merger agreement and the voting agreement, and to consummate the transactions contemplated thereby;

  •
  that the execution, delivery and performance of the merger agreement and the voting agreement and the consummation of the transactions contemplated thereby will not conflict with or result in any violation or breach of any provision of the organizational documents of PCM, Insight, Merger Sub or their respective subsidiaries;

  •
  that the execution, delivery and performance of the merger agreement and the voting agreement and the consummation of the transactions contemplated thereby will not constitute or result in a breach or violation of any applicable law, or require any consent by any person;

  •
  the absence of civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of each party, threatened against that party or any of its respective subsidiaries; and

  •
  the absence of any undisclosed broker's and finder's fees.

        The merger agreement also contains additional representations and warranties by PCM relating to the following:

  •
  capital structure;

  •
  PCM's ownership interest in each of its subsidiaries and the ownership of any other person in each of PCM's subsidiaries;

  •
  the receipt by the board of an opinion from B. Riley FBR, Inc. to the effect that based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the per share merger consideration to be received by the holders of PCM common stock is fair, from a financial point of view, as of the date of such opinion;

  •
  that the execution, delivery and performance of the merger agreement and the voting agreement, and the consummation of the transactions contemplated thereby, will not (A) require any consent by any person under, constitute a default, or cause or permit the termination, modification, cancellation or acceleration of any right or obligation or the loss of any benefit to which PCM or any of its subsidiaries is entitled under (I) any agreement, lease, license, contract, note, mortgage, indenture or other obligation, which we refer to collectively as contracts, binding upon PCM or any of its subsidiaries, or to which any of their respective properties, rights or other assets are subject, or (II) any permit governing the operation of the business of PCM or any of its subsidiaries, or (B) result in the creation or imposition of any mortgage, lien, license, covenant not to sue, pledge, charge, security interest, deed of trust, right of first refusal, easement or similar encumbrance in respect of such property or asset;

  •
  proper and accurate filings with the SEC since January 1, 2017;

  •
  compliance in all material aspects with the applicable listing and corporate governance rules and regulations of Nasdaq;

  •
  compliance with disclosure controls and procedures required by applicable laws;

  •
  the absence of any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling determination, decision or verdict, whether civil, criminal or administrative, entered, issued, made or render by any governmental authority to which PCM or its subsidiaries is a party or subject;

  •
  the absence of any obligations or liabilities of PCM or its subsidiaries (whether absolute, accrued, contingent, fixed or otherwise) of any nature, whether or not required to be recorded or reflected on a balance sheet in accordance with GAAP;

  •
  the employee benefit plans of PCM and its subsidiaries;

  •
  compliance with applicable laws by PCM and its subsidiaries;

  •
  the permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) issued or granted by any governmental authority or other person of PCM and its subsidiaries;

  •
  the material contracts of PCM and its subsidiaries;

  •
  the significant customers of PCM and its subsidiaries;

  •
  leased and owned real property;

  •
  the absence of anti-takeover statute or regulation or anti-takeover provision in PCM's certificate of incorporation or bylaws;

  •
  environmental matters;

  •
  tax matters;

  •
  labor matters;

  •
  intellectual property matters; and

  •
  certain business practices, including anti-bribery laws.

        The merger agreement also contains additional representations and warranties by Insight and Merger Sub relating to the following:

  •
  disclaimer of being an "interested stockholder" of PCM under Section 203 of the DGCL; and

  •
  financing commitments obtained by Insight.

        Some of the representations and warranties contained in the merger agreement are qualified by a "material adverse effect" standard (that is, they will not be deemed untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on PCM).

        A material adverse effect with respect to PCM means any effect, change, event, condition, occurrence, development or state of facts or circumstances that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, properties, assets, liabilities, or results of operations of PCM and its subsidiaries, taken as a whole, excluding any such effect resulting from:

  •
  changes in the global economy or capital or financial markets generally;

  •
  changes in GAAP or other accounting standards or interpretations thereof or in any law or interpretations thereof;

  •
  changes in general regulatory, political or economic conditions in the industry or industries in which PCM operates;

  •
  general market or economic conditions in the industry or industries in which PCM operates;

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  the threat, occurrence, escalation, outbreak or worsening of any force majeure event, acts of God, acts of war, police or military action, armed hostilities, sabotage or terrorism;

  •
  the occurrence of any natural disaster;

  •
  a decline in the price or trading volume of the common stock of PCM or any change in the ratings or ratings outlook for PCM or any of its subsidiaries, provided that this exception will not prevent any effect, change, event, condition, occurrence, development or state of facts or circumstances underlying such decline from being taken into account in determining whether a material adverse effect has occurred;

  •
  the announcement or pendency of the merger agreement, or the transactions or agreements contemplated thereby, including the merger, the identity of the parties to the merger agreement or their respective affiliates, representatives, or financing sources, including any actual or potential loss or impairment of any contract or business relationship as a result of any of the foregoing, or any action brought or threatened by stockholders of PCM asserting allegations of breach of fiduciary duty relating to the merger agreement or the transactions contemplated thereby;

  •
  any failure by PCM to meet any, or the publication of any report regarding, projections, forecasts, budgets, estimates or outlook of or relating to PCM or its subsidiaries, including with respect to revenues or earnings or other internal or external financial or operating projections, provided that this exception will not prevent any change, effect, event, circumstance, occurrence or development underlying such decline from being taken into account in determine whether a material adverse effect has occurred; or

  •
  the taking or not taking of any action at the request of or with the express written consent of Insight or Merger Sub or as expressly required by the merger agreement, including any actual or potential loss or impairment of any contract or business relationship as a result of such action or inaction.

        Certain of the exceptions listed above will not apply to the extent any such effect, change, event, condition, occurrence, development or state of facts or circumstances has a disproportionate effect on PCM and its subsidiaries, taken as a whole, compared to other participants in the industries in which PCM and its subsidiaries conduct their business.

Conduct of Business of PCM Prior to Completion of the Merger

        Pursuant to the terms of the merger agreement, PCM covenants and agrees that, subject to certain exceptions, or unless Insight approves in writing (such approval not to be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time, PCM will, and will cause its subsidiaries to, conduct their business in the ordinary course of business consistent with past practice and use its and their reasonable best efforts to maintain and preserve intact the material aspects of their business organizations, maintain their business relationships and goodwill with suppliers, contractors, distributors, customers, partners, employees, licensors, licensees and others having material business relationships with PCM, to retain the services of PCM's and its subsidiaries' employees and business associates and agents and to comply in all material respects with all applicable laws and the requirements of all material contracts.

        In addition, PCM has agreed that, subject to certain exceptions or unless Insight approves in writing (such approval not to be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time, PCM will not, and will cause its subsidiaries not to:

  •
  adopt or propose any change in the charter or bylaws of PCM or adopt any change in the comparable organizational document of any subsidiary;

  •
  subject to certain exceptions, merge or consolidate PCM or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreement or arrangement imposing, individually or in the aggregate, any change or restrictions on the assets, operations or business or on the assets, operations and business of PCM or any or its subsidiaries that would be adverse to Insight or any of its affiliates;

  •
  acquire, by merger, consolidation, acquisition of stock or assets or otherwise, directly or indirectly, any material assets, securities, properties, rights, interests or businesses, other than certain purchases in the ordinary course of business consistent with past practice;

  •
  sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire, transfer or dispose of, or create or incur any lien, other than permitted liens, on, any of PCM's or its subsidiaries' material assets (including intellectual property rights), securities, properties, rights, interests or businesses (including pursuant to any sale-leaseback transaction or asset securitization transaction, but excluding any sale, disposition, lease or license of inventory or product in the ordinary course of business consistent with past practice);

  •
  subject to certain exceptions, purchase, redeem or otherwise acquire, or authorize or agree to purchase, redeem or acquire, (i) any shares of capital stock or other equity securities of PCM or any of its subsidiaries, (ii) securities convertible or exchangeable into or exercisable for any shares of such capital stock or other equity securities or (iii) any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or other equity securities or such convertible or exchangeable securities or options or warrants, which securities in (i) through (iii) above we refer to as group securities and the equivalent securities of each joint venture entity, which we refer to collectively as joint venture entity securities;

  •
  subject to certain exceptions, issue, sell, grant, dispose of, pledge, deliver, transfer or otherwise encumber or authorize, propose or agree to the issuance, sale, grant, disposition, pledge, delivery, transfer or encumbrance by PCM or its subsidiaries of, any group securities;

  •
  make any loans, advances or capital contributions to, or investments in, any person, other than PCM or any of its wholly-owned subsidiaries, whether or not in the ordinary course of business consistent with past practice, in an amount greater than $500,000 individually or $2,000,000 in the aggregate;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any group securities or consent to any dividend or distribution of any joint venture entity, except for dividends or other distributions paid by any wholly-owned subsidiary of PCM to PCM or to any other wholly-owned subsidiary of PCM or pro rata dividends or distributions by joint venture entities or enter into any agreement with respect to the voting of group securities or joint venture entity securities;

  •
  reclassify, split, combine or subdivide any of the capital stock of PCM;

  •
  create, incur or assume any material indebtedness for borrowed money, other than trade payables (including indebtedness associated with the purchase of products or services of PCM) and company credit cards, in each case in the ordinary course of business consistent with past practice, or guarantee, endorse or otherwise become responsible, whether directly, contingently or otherwise, for any such indebtedness;

  •
  other than facilities or technology capital expenditures in the ordinary course of business consistent with past practice, make or commit to any capital expenditure or expenditures in an amount greater than $500,000 individually or $2,000,000 in the aggregate;

  •
  enter into any agreement, arrangement or commitment that materially limits or otherwise restricts PCM or its subsidiaries from engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material changes or restrictions on its assets, operations or business, except in the ordinary course of business consistent with past practices;

  •
  (A) enter into any contract that, if in effect on the date of the merger agreement, would have been a "material contract" (as defined in the merger agreement), other than in the ordinary course of business consistent with past practices, (B) terminate or amend or modify in any material respect any material contract or any contract that, if in effect on the date of the merger agreement, would have been a material contract, other than terminations or amendments in the ordinary course of business consistent with past practice, (C) waive in any material respect any term of, or waive any material default under, or release, settle or compromise any material claim against PCM or its subsidiaries or material liability or obligation owing to PCM or any of its subsidiaries under any material contract or any contract that, if in effect on the date of the merger agreement, would have been a "material contract," or (D) enter into any contract that contains a change of control provision or any similar provision that would require a payment to the other party or parties thereto as a result of the consummation of the merger or the other transactions contemplated by the merger agreement, including in combination with any other event or circumstance;

  •
  materially change PCM's methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act;

  •
  agree to or otherwise settle, compromise or otherwise resolve in whole or in part any action for an amount in excess of $500,000 individually or $2,000,000 in the aggregate, except that neither PCM nor any of its subsidiaries will settle any action, regardless of the amount involved, if any such settlement would impose any material obligation or restriction on PCM or any of its subsidiaries from time to time or on PCM's or any of its subsidiaries' ability to own or operate any of its assets, licenses, operations, rights, product lines, businesses or interests or require any material changes to the business of PCM or any of its subsidiaries from time to time;

  •
  except as may be required by applicable law, (i) make a new material tax election or change any material tax election, (ii) change any entity classification of any subsidiary, (iii) create a permanent establishment in any country other than the country in which PCM or any of its subsidiaries is organized, (iv) file any amended income tax return or other material amended tax return, (v) adopt or change any annual tax accounting period or material accounting method for taxes, (vi) settle or compromise any material tax claim, (vii) surrender any material claim for a refund of taxes, (viii) enter into any closing agreement relating to taxes or (ix) file any income tax return or other material tax return that is inconsistent with past practice;

  •
  take or fail to take any action that would reasonably be expected to result in any of the conditions to closing set forth in the merger agreement not to be satisfied or prevent or materially impede the consummation of the transactions contemplated by the merger agreement;

  •
  announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of PCM, other than routine employee terminations in the ordinary course of business consistent with past practice;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of PCM, other than the merger;

  •
  except as required by applicable law or pursuant to the terms of any benefit plan as in effect as of the date of the merger agreement, (i) terminate, adopt, establish, enter into, amend or renew any benefit plan, or communicate any intention to take such action, (ii) increase in any manner the compensation, benefits, severance or termination pay of any of the current or former directors, officers, employees or consultants who are natural persons of PCM or its subsidiaries, (iii) pay any bonus or incentive compensation under any benefit plan, other than payments based on actual performance for completed performance periods, (iv) accelerate the vesting of or lapsing of restrictions, or amend the vesting requirements, with respect to any equity-based compensation or other long-term incentive compensation under any benefit plan, (v) grant any new awards, or amend or modify the terms of any outstanding awards, under any benefit plan, (vi) take any action to accelerate the payment, or to fund or secure the payment, of any amounts under any benefit plan, (vii) forgive any loans or issue any loans, other than routine travel advances issued in the ordinary course of business, to any PCM employee, (viii) hire any employee or consultant who is a natural person with a target total annual cash compensation opportunity in excess of $200,000, (ix) enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization or (x) terminate without cause the employment of any executive officer of PCM; or

  •
  agree, authorize or commit to do any of the foregoing.

No Solicitation or Negotiation of Acquisition Proposals

        The merger agreement provides that, except as expressly permitted by the merger agreement, PCM will not, and will cause its subsidiaries and each of their respective directors and officers not to, and will use its reasonable best efforts to cause its and its subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives, not to, directly or indirectly:

  •
  initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations relating to any acquisition proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to an acquisition proposal;

  •
  provide any information to any person in connection with any acquisition proposal;

  •
  subject to limited exceptions set forth in the merger agreement, waive, terminate, modify or fail to enforce any standstill or confidentiality or similar obligation of any person with respect to PCM or any of its subsidiaries; or

  •
  otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

        An "acquisition proposal" is any proposal, indication of interest or offer relating to any of the following transactions:

  •
  a merger, joint venture, partnership, collaboration, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving PCM or any of its subsidiaries that, if consummated, would result in any person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 15% or more of the total voting power of any class of equity securities of PCM or those of any of its subsidiaries or assets representing 15% or more of the consolidated net revenues, net income or total assets (including equity securities of any of PCM's subsidiaries and equity securities of any other entity) of PCM;

  •
  any acquisition by any person or group resulting in, or any proposal, indication of interest or offer that, with respect to the transactions described above, if consummated, would result in any person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 15% or more of the total voting power of any class of equity securities of PCM or those of any of its subsidiaries or assets representing 15% or more of the consolidated net revenues, net income or total assets (including equity securities of any of PCM's subsidiaries and equity securities of any other entity) of PCM; or

  •
  any combination of the foregoing, in each case other than the transactions contemplated by the merger agreement.

Existing Discussions

        The merger agreement provides that PCM will, and will cause its subsidiaries and their respective representatives to, immediately cease and cause to be terminated any discussions and negotiations with any person conducted with respect to any acquisition proposal or proposal or transaction that could reasonably be expected to lead to an acquisition proposal.

Fiduciary Exception

        The merger agreement provides that prior to the time of the approval of the merger agreement by the holders of a majority of the outstanding shares entitled to vote on such matter at the stockholders meeting, in response to an acquisition proposal not solicited in material violation of the merger agreement, PCM may:

  •
  contact the person making such acquisition proposal or its representatives solely to ascertain the facts or clarify the terms and conditions of such acquisition proposal;

  •
  provide information in response to a request therefor, including non-public information regarding PCM or any of its subsidiaries, to the person who made such acquisition proposal, subject to certain requirements; and

  •
  participate in discussions or negotiations with any such person regarding such acquisition proposal.

        Prior to taking any such action described in the two preceding bulleted provisions, the PCM board of directors must first determine in good faith after consultation with outside legal counsel that (i) based on the information then available and after consultation with its outside financial advisors, such acquisition proposal either constitutes a superior proposal or would reasonably be expected to result in a superior proposal and (ii) the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law.

        A "superior proposal" is any bona fide written acquisition proposal that did not result from a material breach of the merger agreement or the agreements contemplated thereby that would result in any person or group becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power of any class of equity securities of PCM or assets representing more than 50% of the consolidated net revenues, net income or total assets (including equity securities of PCM's subsidiaries and equity securities of any other entity) of PCM, that the PCM board of directors has determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, taking into account all legal, financial, financing and regulatory aspects of the acquisition proposal, the identity of the person(s) making the proposal and the likelihood of the proposal being consummated in accordance with its terms, that, if consummated, would result in a transaction that is more favorable to

PCM's stockholders from a financial point of view than the transactions contemplated by the merger agreement, after taking into account any revisions to the terms of this Agreement proposed by Insight.

Notice

        PCM is obligated to promptly, and in any event, within 24 hours, give written notice to Insight if PCM or any of its subsidiaries receives (i) any inquiry, proposal, indication of interest or offer with respect to an acquisition proposal, (ii) any request by any person or group for information in connection with or with respect to any acquisition proposal, or (iii) any request by any person or group for discussions or negotiations, or to initiate or continue discussions or negotiations, with respect to an acquisition proposal, setting forth in such notice the name of such person or group and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any written request, inquiry, proposal, indication of interest or offer) and thereafter is obligated to keep Insight informed, on a reasonably current basis (and, in any event, within 24 hours), of the status and material terms of any such proposals or offers (including any material amendments thereto) and any material changes to the status of any such discussions or negotiations, including any change in its intentions as previously notified.

No Change of Recommendation or Alternative Acquisition Agreement

        Subject to certain exceptions described below, the PCM board of directors, including any committee thereof, may not take any of the following actions, each of which we refer to as a change of recommendation:

  •
  withhold or withdraw or fail to make when required by the merger agreement, or publicly propose or resolve to withhold or withdraw or fail to make when required by the merger agreement, the recommendation of the PCM board of directors with respect to the merger;

  •
  qualify or modify, or publicly propose or resolve to qualify or modify, the recommendation of the PCM board of directors with respect to the merger in a manner adverse to Insight;

  •
  approve or recommend, or publicly declare advisable, any acquisition proposal;

  •
  fail to include the recommendation of the PCM board of directors with respect to the merger in the proxy statement;

  •
  if any acquisition proposal that is structured as a tender offer or exchange offer for outstanding shares of PCM common stock is commenced pursuant to Rule 14d-2 of the Exchange Act, fail to recommend against acceptance of such offer by PCM's stockholders within ten business days following a request by Insight or, if sooner, the business day prior to the special meeting of PCM stockholders;

  •
  approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, collaboration agreement or other agreement, other than a confidentiality agreement entered into in compliance with the merger agreement, in each case providing for an acquisition proposal, which we refer to as an alternative acquisition agreement and such transaction as an alternative transaction; or

  •
  cause or permit PCM to enter into an alternative acquisition agreement.

Fiduciary Exception

        Notwithstanding these restrictions, prior to the time the requisite company vote is obtained, the PCM board of directors may effect a change of recommendation if the PCM board of directors has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that:

  •
  in the case that the change of recommendation is not made in response to an acquisition proposal, that an intervening event (as defined below) has occurred and the failure to take such action would be in violation of the directors' fiduciary duties under applicable law; and

  •
  in the case that such change of recommendation is made in response to an acquisition proposal, such acquisition proposal constitutes a superior proposal and the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law.

        The PCM board of directors will not take any action set forth above unless and until:

  •
  PCM has given Insight written notice of its intention to take such action three business days in advance, which notice will comply with the provisions of the merger agreement, setting forth in writing that management of PCM intends to recommend to the PCM board of directors that it take such action;

  •
  after giving such notice and prior to taking such action, PCM has negotiated in good faith with Insight, to the extent Insight wishes to negotiate, to enable Insight to propose in writing a binding offer to make such revisions to the terms of the merger agreement such that it would cause such superior proposal to no longer constitute a superior proposal (or, in the case of a change of recommendation not involving an acquisition proposal, that the failure to effect a change of recommendation would not be reasonably likely to be inconsistent with the directors' fiduciary duties under applicable law); and

  •
  at the end of the three business day period and prior to taking any such action the PCM board of directors has considered in good faith any such binding offer to make revisions to the terms of the merger agreement proposed by Insight and any other information offered by Insight in response to the notice, and has determined in good faith, after consultation with outside legal counsel and its outside financial advisors, that in the case of a superior proposal, the superior proposal continues to constitute a superior proposal (or, in the case of a change of recommendation not involving an acquisition proposal, that the failure to effect a change of recommendation would be inconsistent with the directors' fiduciary duties under applicable law) if such changes proposed in such binding offer by Insight were to be given effect; provided that, in the event of any modification to the financial terms or any other material terms of any acquisition proposal, the provisions described in this sentence will apply again with references to "three business days" being replaced with "two business days."

        An "intervening event" is a change, effect, event, circumstance or development that was not known to or reasonably foreseeable by PCM or the PCM board of directors as of the date of the merger agreement, except that in no event will any of the following constitute or be deemed to be an intervening event:

  •
  the receipt, existence or terms of an acquisition proposal or any matter arising therefrom;

  •
  changes in the stock price of PCM, as such, it being understood that one or more events underlying a change in PCM's stock price may qualify as an intervening event;

  •
  any event, change or circumstance relating to Insight, Merger Sub or any of their respective affiliates;

  •
  the timing of any regulatory approvals or other action by or in respect of any governmental authority; or

  •
  any failure by PCM to meet any (or the publication of any report regarding) projections, forecasts, budgets estimates or outlook of or relating to PCM or its subsidiaries, including with respect to revenues or earnings or other internal or external financial or operating projections.

Certain Permitted Disclosure

        Nothing contained in the merger agreement will prohibit PCM, the PCM board of directors, or any committee of the board from complying with its disclosure obligations under applicable U.S. federal or state law with regard to an acquisition proposal, except that if such disclosure has the substantive effect of withholding or withdrawing, adversely qualifying, modifying or failing to make when required by the merger agreement, the recommendation of the PCM board of directors, then such disclosure will be deemed to be a change of recommendation.

Stockholders Meeting

        PCM is obligated to convene and hold a special meeting of PCM stockholders, as promptly as practicable after the SEC has confirmed it has no further comments to this proxy statement, to consider and vote upon the adoption of the merger agreement and to cause such vote to be taken, and PCM will not postpone or adjourn such meeting, except to the extent required by law or pursuant to the merger agreement. Notwithstanding the foregoing, PCM may adjourn, recess or postpone this meeting, and at the request of Insight, it is obligated to adjourn, recess or postpone, for a reasonable period to solicit additional proxies, if PCM and Insight, respectively, reasonably believes that there will be insufficient shares of PCM common stock represented to constitute a quorum necessary to conduct the business of the special meeting of PCM stockholders or to obtain the requisite vote for the adoption of the merger agreement. PCM may also adjourn, recess or postpone such meeting (i) with the consent of Insight (not to be unreasonably withheld, conditioned or delayed), (ii) if an amendment or supplement to this proxy statement is required by applicable law and (iii) to a date no later than the second business day following the expiration of any three or two business day period following written notice provided by PCM to Insight in accordance with the terms of the merger agreement regarding an intent to make a change of recommendation.

Cooperation; Antitrust Matters

        Each of PCM, Insight and Merger Sub is obligated to use reasonable best efforts to:

  •
  consummate and make effective the transactions contemplated by the merger agreement and the voting agreement as promptly as reasonably practicable;

  •
  obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders required to be obtained by Insight or PCM or any of their respective subsidiaries, or to avoid any proceeding by any governmental authority, in connection with the authorization, execution and delivery of the merger agreement and the voting agreement and the consummation of the transactions contemplated thereby, including the merger;

  •
  defend any lawsuits or other proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement and the voting agreement; and

  •
  as promptly as reasonably practicable after the date of the merger agreement, make all necessary registrations, declarations, submissions and filings, and thereafter make any other required registrations, declarations, submissions and filings with respect to the transactions contemplated by this Agreement required under the Exchange Act, any other applicable federal or state securities laws, the HSR Act, any applicable antitrust laws and any other applicable law.

        Under the merger agreement, if any objections are asserted with respect to the transactions contemplated by the merger agreement or the voting agreement under the HSR Act, any applicable antitrust laws or any other applicable law, or if any lawsuit or other proceeding, whether judicial or administrative, is instituted (or threatened to be instituted) by any governmental authority challenging such transactions or which would otherwise prohibit or materially impair or delay the consummation of such transactions, each of Insight and PCM will and will cause their respective subsidiaries to use their respective reasonable best efforts to resolve any such objections or lawsuits or other proceedings (or threatened lawsuits or other proceedings) so as to permit consummation of such transactions as soon as reasonably practicable, except that none of Insight or its subsidiaries or affiliates will be obligated to, or to propose, negotiate or offer to effect or consent or commit to, (i) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate any assets, licenses, operations, rights, product lines or businesses or interests therein of Insight, PCM or the surviving corporation (or any of their respective subsidiaries or other affiliates) or (ii) take any other action or agree or consent to any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any such assets, licenses, operations, rights, product lines, businesses or interest therein of Insight, PCM or the surviving corporation (or any of their respective subsidiaries or other affiliates). However, Insight has the right to compel PCM to take any of the actions referred to in the preceding sentence (or agree to take such actions) if such actions are effective only after the effective time. PCM may not take any of such actions in connection with such matters without the written consent of Insight.

        Additionally, Insight and PCM are obligated to give any notices to third parties, and will use, and will cause their respective subsidiaries to use, reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

Access to Information

        Under the merger agreement, PCM and Insight each will and will cause its subsidiaries to, upon reasonable request by the other, furnish the other with reasonable information in its possession concerning itself, its subsidiaries, directors, officers, and stockholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement or any other statement, filing, notice or application made by or on behalf of Insight, PCM or any of their respective subsidiaries to any third party and/or any governmental authority in connection with the merger and the other transactions contemplated by the merger agreement. Additionally, PCM will, and will cause its subsidiaries to, upon the giving by Insight of notice to PCM at least 24 hours in advance, afford Insight's officers and other authorized representatives reasonable access, during normal business hours throughout the period prior to the effective time, to its officers, employees, agents, contracts, books and records, stores, offices, distribution facilities and other facilities, provided that any such access will be conducted under the supervision of PCM personnel and in a manner that does not unreasonably interfere with the normal operations of PCM.

        Notwithstanding the obligations described above, neither PCM nor Insight is required to permit any access to its officers, employees, agents, contracts, books or records, or its stores, offices, distribution facilities or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information, documents or materials that (i) in the reasonable judgment of PCM or Insight, would result in the violation of law or the disclosure of any trade secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of the merger agreement, (ii) is subject to attorney-client privilege, work product doctrine or similar privilege, or (iii) relates to the PCM board of directors' consideration of the merger agreement or alternatives thereto.

Expenses

        Whether or not the merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement and the merger and the other transactions contemplated by the merger agreement, including all fees and expenses of its representatives, will be paid by the party incurring such expense. However, Insight is obligated to timely pay all filing fees associated with the HSR Act and any other applicable antitrust laws.

Indemnification and Insurance

        After the effective time, Insight will, and will cause the surviving corporation to, indemnify the individuals who on or prior to the effective time were officers or directors of PCM or its subsidiaries, or were serving at the request of PCM as an officer or director of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise with respect to all acts or omissions by them in their capacities as such or taken at the request of PCM or any of its subsidiaries at any time prior to the effective time to the fullest extent that PCM or the subsidiary for which they were acting in such capacity would have been permitted to indemnify and hold harmless such individuals by applicable law (including with respect to advancement of expenses).

        Insight and Merger Sub have also agreed that all rights to advancement of expenses, exculpation or indemnification for acts or omissions occurring before the effective time of the merger existing as of the date of the merger agreement in favor of the current and former directors and officers of PCM or any of its subsidiaries as provided in PCM's or its subsidiaries' respective governing documents will survive the merger and will continue in full force and effect in accordance with their terms. After the effective time of the merger, Insight and the surviving corporation will fulfill and honor those obligations described in the preceding sentence to the maximum extent that PCM or the applicable subsidiary of PCM would have been permitted to fulfill and honor those obligations by applicable law. In addition, for a period of six years following the effective time, Insight will, and will cause the surviving corporation and its subsidiaries to, cause the governing documents of the surviving corporation and its subsidiaries to contain provisions with respect to advancement of expenses, indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the governing documents of PCM and its subsidiaries immediately prior to the effective time, and during such six-year period, such provisions will not be amended, repealed or otherwise modified in any respect, except as required by applicable law.

        Prior to the effective time, PCM will, and if PCM is unable to, Insight will cause the surviving corporation as of the effective time to, obtain and fully pay the premium for "tail" insurance policies for the extension of (i) the directors' and officers' liability coverage of PCM's existing directors' and officers' insurance policies and (ii) PCM's existing fiduciary liability insurance policies, in each case providing for a claims reporting or discovery period of six years from and after the effective time, which we refer to as the tail period, from one or more insurance carriers with the same or better credit rating as PCM's insurance carrier as of the date of the merger agreement with respect to directors' and officers' liability insurance policies and fiduciary liability insurance policies, which we refer to as D&O insurance, for the persons who are covered by PCM's existing D&O insurance as of the date of the merger agreement, with terms, conditions, retentions and levels of coverage that are at least as favorable to such insured individuals as PCM's existing D&O insurance with respect to matters existing or occurring at or prior to the effective time. If PCM and the surviving corporation for any reason fail to obtain such tail insurance policies as of the date of the merger agreement, the surviving corporation will, and Insight will cause the surviving corporation to continue to maintain in effect, or purchase comparable D&O insurance, for the persons who are covered by PCM's D&O insurance existing as of the date of the merger agreement for the tail period with terms, conditions, retentions and levels of coverage that are at least as favorable to the insureds as provided in PCM's existing policies as of the date of the merger agreement. The above provisions are limited by a premium cap agreed to by PCM and Insight.

Other Covenants and Agreements

        The merger agreement contains additional agreements between PCM and Insight relating to the following matters, among other things:

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  the preparation and filing of this proxy statement;

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  PCM's reasonable best efforts to cause the delisting by the surviving corporation of PCM common stock from Nasdaq and the deregistration of PCM's common stock under the Exchange Act;

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  making certain public announcements concerning the merger;

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  providing certain compensation and benefits to employees of PCM that are substantially comparable in the aggregate to that provided by PCM prior to the merger until December 31, 2019, and the potential termination of PCM's 401(k) plan if requested by Insight, as applicable;

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  if any takeover statute is or may become applicable to the merger or the other transactions contemplated by the merger agreement, PCM and its board will grant such approvals and take such actions as may be necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions;

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  PCM's taking actions as may be necessary to cause the transactions contemplated by the merger agreement and any other dispositions of equity securities of PCM (including derivative securities) in connection with the transactions contemplated by the merger agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PCM to be exempt under Rule 16b-3 under the Exchange Act; and

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  facilitating the payoff of certain indebtedness of PCM.

Financing of the Merger

        Under the merger agreement, Insight is obligated to use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to arrange and consummate the financing on the terms described in the executed debt commitment letter delivered to Insight by the lender named therein, which we refer to as the commitment letter, or on such other terms that are acceptable to Insight, including using commercially reasonable efforts to:

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  satisfy on a timely basis all conditions applicable to Insight set forth in the commitment letter that are within its control;

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  maintain in effect the commitment letter or definitive agreements with respect thereto;

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  negotiate and enter into definitive agreements with respect to the commitment letter on the terms and conditions contemplated by the commitment letter or on such other terms that are acceptable to Insight; and

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  consummate the financing at or prior to the closing.

        If funds in the amounts and on the terms set forth in the commitment letter become unavailable to Insight, Insight is obligated to use commercially reasonable efforts to obtain alternative debt financing in amounts and otherwise on terms and conditions no less favorable in the aggregate to Insight than as set forth in the commitment letter or on such other terms that are acceptable to Insight.

        Insight will promptly notify PCM of (i) the expiration or termination (or attempted or purported termination, whether or not valid) of the commitment letter, (ii) any refusal by the lender to provide or any stated intent by the lender to refuse to provide the full financing contemplated by the commitment letter, (iii) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any financing source party to the commitment letter or definitive document related to the financing of which Insight becomes aware or (iv) receipt of any written notice or other written communication from the lender with respect to any actual or potential breach, default, termination or repudiation by any party to the commitment letter or any definitive document related to the financing.

        Insight may not replace, amend or waive the commitment letter without PCM's prior written consent if such replacement, amendment or waiver:

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  reduces the aggregate amount of the financing below the amount required to consummate the transactions contemplated by the merger agreement; or

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  imposes new or additional conditions, or otherwise expands any of the conditions, to the receipt of the financing in a manner that would (i) reasonably be expected to delay or prevent the closing or (ii) adversely impact in any respect the ability of Insight to consummate the transactions contemplated by the merger agreement or the likelihood of consummation of the transactions contemplated by the merger agreement.

        PCM will provide to Insight, and will cause its subsidiaries, and will use its commercially reasonable efforts to cause the respective representatives of PCM and its subsidiaries, to provide to Insight all cooperation reasonably requested by Insight in connection with the arrangement of any debt financing to be consummated in connection with the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

        The respective obligations of each of PCM, Insight and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the closing of the merger of certain conditions:

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  the merger agreement will have been duly approved by holders of the common stock constituting the requisite company vote;

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  the waiting period applicable to the consummation of the merger under the HSR Act will have expired or been earlier terminated and any approval or clearance under any other antitrust laws will have been obtained or deemed to have been obtained; and

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  no court or other governmental authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger or the other transactions contemplated by the merger agreement.

        The obligations of Insight and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Insight at or prior to the closing of the merger of the following additional conditions:

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  the representations and warranties of PCM with respect to PCM's corporate authority, approval and fairness; absence of certain changes; and brokers and finders must, both on the date of the merger agreement and the date of the closing of the merger, be true and correct, except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation or warranty must be so true and correct as of such particular date or period of time;

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  the representations and warranties of PCM with respect to PCM's capital structure must be true and correct, subject to de minimis inaccuracies in the aggregate, both on the date of the merger agreement and the date of the closing of the merger, except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation or warranty must be so true and correct as of such particular date or period of time;

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  other than as described above, the representations and warranties of PCM in the merger agreement (without giving effect to any materiality limitations, such as "material," "in all material respects" and "Material Adverse Effect" set forth in the merger agreement) must be true and correct, both on the date of the merger agreement and on the date of the closing of the merger, except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation or warranty must be so true and correct as of such particular date or period of time, and except for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

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  the performance in all material respects by PCM of its obligations required to be performed by it under the merger agreement at or prior to the closing of the merger;

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  the absence of a material adverse effect since the date of the merger agreement;

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  receipt of Insight and Merger Sub of a certificate signed on behalf of PCM by the chief executive officer or chief financial officer of PCM certifying that the above conditions with respect to the accuracy of representations and warranties, performance of the obligations of PCM, and no material adverse effect have been satisfied; and

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  there is no pending action by any governmental authority that seeks, directly or indirectly, to restrain, enjoin or otherwise prohibit the consummation of the merger or the other transactions contemplated by the merger agreement.

        PCM's obligation to effect the merger is also subject to the satisfaction or waiver by PCM at or prior to the closing of the merger of the following additional conditions:

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  the representations and warranties of Insight and Merger Sub set forth in the merger agreement, both on the date of the merger agreement and the date of the closing of the merger, must be true and correct, except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation or warranty must be so true and correct as of such particular date or period of time;

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  each of Insight and Merger Sub will have performed in all material respects all obligations required to be performed by such party under the merger agreement at or prior to the closing of the merger; and

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  receipt by PCM of a certificate signed on behalf of Insight and Merger Sub by an officer of Insight certifying that the above conditions with respect to the accuracy of representations and warranties and performance of the obligations of Insight and Merger Sub have been satisfied.

Termination of the Merger Agreement

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

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  by mutual written consent of PCM and Insight;

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  by either Insight or PCM if:

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  the merger is not consummated by November 20, 2019, which we refer to as the outside date, provided that such right to terminate is not available to any party that has breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the occurrence of the failure of a condition to the consummation of the merger;

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  if the requisite company vote is not obtained at the special meeting of stockholders of PCM; or

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  if any court or other governmental authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement and such law will have become final and non-appealable;

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  by Insight if:

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  there has been a breach by PCM of any representation, warranty, covenant or agreement set forth in the merger agreement, or if any representation or warranty of PCM will have become untrue, in either case such that the conditions to the obligations of Insight and Merger Sub to consummate the merger would not be satisfied (and such breach or failure to be true and correct is not curable prior to the outside date, or, if curable prior to the outside date, has not been cured within the earlier of (i) 30 calendar days after the giving of notice by Insight to PCM or (ii) three business days prior to the outside date), provided that neither Insight nor Merger Sub is then in breach of any representation, warranty, covenant or agreement under the merger agreement (except where such breach by Insight or Merger Sub would not cause any of the conditions to the obligations of PCM set forth in the merger agreement not to be satisfied); or

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  prior to the time the requisite company vote is obtained, if a change of recommendation has been made or occurred;

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  by PCM if:

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  there has been a breach by Insight or Merger Sub of any representation, warranty, covenant or agreement set forth in the merger agreement, or if any representation or warranty of Insight or Merger Sub will have become untrue, in either case such that any condition to the obligations of PCM to consummate the merger would not be satisfied (and such breach or failure to be true and correct is not curable prior to the outside date, or, if curable prior to the outside date, has not been cured within the earlier of (i) 30 calendar days after the giving of notice by the non-breaching party to the breaching party or (ii) three business days prior to the outside date), provided that PCM is not then in breach of any representation, warranty, covenant or agreement under the merger agreement (except where such breach by PCM would not cause any of the conditions to the obligations of Insight and Merger Sub set forth in the merger agreement not to be satisfied); or

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  prior to the time the requisite company vote is obtained and so long as PCM has complied with the non-solicitation provisions of the merger agreement in all material respects, in connection with entering into an alternative acquisition agreement providing for a superior proposal in accordance with the provisions of the merger agreement, provided that prior to or concurrently with such termination, PCM pays the termination fee due, as set forth below.

Effect of Termination

        Subject to the termination fee payment provisions described below, in the event the merger agreement is terminated, the merger agreement will become void and of no effect with no liability to any person on the part of any party to the merger agreement (or of any of its representatives or affiliates), except:

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  no such termination will relieve any party of any liability or damages to the other party to the merger agreement resulting from any willful and material breach of the merger agreement; and

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  certain provisions of the merger agreement relating to termination fees and provisions of the merger agreement relating to survival, modification or amendment, waiver, counterparts, governing law and venue, waiver of jury trial, specific performance, notices, entire agreement, third-party beneficiaries, obligations of PCM and Insight, severability, interpretation and construction, successors and assigns, and non-recourse of the financing sources and other parties, will survive the termination of the merger agreement.

        A "willful and material breach" is a breach that is a consequence of an act deliberately taken by the breaching party, or the deliberate failure by the breaching party to take an act it is required to take under the merger agreement, in each case with actual knowledge that the taking of, or the failure to take, such act would, or would be reasonably expected to, cause a material breach of the merger agreement. Any failure of Insight or Merger Sub to consummate the merger in breach of the merger agreement will be deemed to be a willful and material breach by Insight and Merger Sub (whether or not Insight or Merger Sub had sufficient funds).

Termination Fee

        PCM has agreed to pay Insight a termination fee of $16.6 million if the merger agreement is terminated by:

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  either PCM or Insight, for termination due to the closing of the merger not occurring prior to the outside date, the failure to obtain the requisite company vote at the special meeting of stockholders, or by Insight for breach by PCM, and in each such case:

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  a bona fide acquisition proposal has been made to PCM or any of its subsidiaries or any person has publicly announced an intention, whether or not conditional, to make an acquisition proposal that has not been fully withdrawn without qualification prior to the earlier of (A) five days prior to the special meeting of stockholders or (B) termination of the merger agreement; and

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  within 12 months after such termination, PCM or any of its subsidiaries has entered into an alternative acquisition agreement with respect to such acquisition proposal and such acquisition proposal is subsequently consummated, except that any references to 15% in the definition of acquisition proposal will be deemed to be references to 50%;

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  Insight in connection with a change of recommendation occurring; or

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  PCM in connection with the termination of the merger agreement and the entering into of an alternative acquisition agreement in respect of a superior proposal in accordance with the provisions of the merger agreement.

Modification or Amendment

        The merger agreement may be amended, modified or waived if, and only if, by written agreement of the parties, provided that after receipt of the requisite company vote, no amendment may be made which by applicable law requires further approval by the holders of PCM common stock without first obtaining such approval and no provision with respect to which any financing source is a third-party beneficiary may be amended, modified, discharged or waived in a manner materially adverse to such financing source without the beneficiary's prior written consent.

No Third-Party Beneficiaries

        Except as expressly permitted under the merger agreement, including with respect to third-party beneficiaries of the provisions of the merger agreement regarding indemnification and directors' and officers' insurance and the financing of the merger, and PCM's right, on behalf of its stockholders, to pursue equitable relief or damages for Insight's or Merger Sub's willful and material breach of the merger agreement (provided, this exception is not intended to, and under no circumstances will the merger agreement be construed to, create any right of the holders of PCM common stock to bring an action directly against Insight or Merger Sub pursuant to the merger agreement), the merger agreement is not intended to, and does not, confer upon any person other than the parties thereto any rights or remedies.

Specific Performance

        Each party is entitled to enforce specifically the terms and provisions of the merger agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the merger agreement, without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of the merger agreement, the parties agreed not to allege or assert, and each party waived the defense, that there is an adequate remedy at law.

Governing Law and Venue

        The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Each of the parties to the merger agreement agreed that any action or proceeding in respect of any claim arising under or relating to the merger agreement or the transactions contemplated thereby will be brought exclusively in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, another federal or state court located in the State of Delaware.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
FOR U.S. HOLDERS

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of PCM common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this description, we use the term "U.S. holder" to mean a beneficial owner of shares of PCM common stock that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  a trust if (i) a U.S. court can exercise primary supervision of the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of PCM common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding shares of PCM common stock should consult its own tax advisor regarding the U.S. federal income tax consequences of the merger to that partner.

        This description is based upon the provisions of the Internal Revenue Code, which we refer to as the Code, Treasury regulations promulgated thereunder and currently effective administrative rulings and judicial decisions. Any of these authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those described below. We have not sought, and do not intend to seek, any ruling from the United States Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This description applies only to beneficial owners that are U.S. holders who hold shares of PCM common stock as capital assets (within the meaning of Section 1221 of the Code), and does not apply to shares of PCM common stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in Insight or the surviving corporation after the merger, stockholders who validly exercise their rights under the DGCL to seek appraisal and obtain cash for the judicially determined value of their shares of PCM common stock or to certain types of beneficial owners that may be subject to special rules (such as insurance companies, banks or other financial institutions, tax-exempt organizations, broker-dealers, partnerships, S corporations or other pass-through entities (or an investor in any such entity), mutual funds, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, stockholders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, stockholders that hold PCM common stock as part of a hedge, straddle or conversion transaction, regulated investment companies, real estate investment trusts or stockholders deemed to sell PCM common stock under the constructive sale provisions of the Code). This description also does not address the U.S. tax consequences to any stockholder that is, for U.S. federal income tax purposes, a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any matters relating to equity compensation or benefit plans. This description does not address any tax consequences of the merger under any U.S. federal law other than income tax laws (including, for example, the U.S. federal estate, gift and alternative minimum tax laws), or any state, local or foreign tax laws.

        PCM's stockholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of PCM common stock pursuant to the merger (including the application and effect of any state, local or foreign income and other tax laws).

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

        The exchange of shares of PCM common stock for cash in the merger will generally be a taxable transaction to U.S. holders of PCM common stock for U.S. federal income tax purposes. In general, a U.S. holder whose shares of PCM common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to those shares and the U.S. holder's adjusted tax basis in those shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for those shares. Gain or loss will be determined separately for each block of shares of PCM common stock (i.e., shares of PCM common stock acquired at the same cost in a single transaction). That gain or loss will generally be treated as long-term capital gain or loss if the U.S. holder's holding period in the shares of PCM common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Medicare Tax

        A 3.8% Medicare contribution tax may apply to all or a portion of the gain recognized, if any, by an individual as a result of the transfer of shares of PCM common stock pursuant to the merger if such individual is not a nonresident alien for federal income tax purposes and has adjusted gross income (subject to certain adjustments) that exceeds a threshold amount ($250,000 if married filing jointly or if considered a "surviving spouse" for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax may also apply to all or a portion of the gain recognized, if any, by certain estates and trusts as a result of the sale of shares of PCM common stock pursuant to the merger. Each U.S. holder should consult its own tax advisors as to the potential application of the 3.8% Medicare contribution tax.

Backup Withholding and Information Reporting

        Payments of cash to a U.S. holder under the merger agreement may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all the applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund; provided that the required information is timely furnished to the IRS. Each U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining that exemption.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult its own tax advisor regarding the applicability of the rules described above to that stockholder and the particular U.S. federal income tax consequences to that stockholder of the merger in light of that stockholder's particular circumstances and the application of state, local and foreign tax laws.

STOCKHOLDER APPRAISAL RIGHTS

        In connection with the merger, record holders of PCM common stock who comply with the requirements of Section 262 of the DGCL, which we refer to as Section 262, which is summarized below, will be entitled to appraisal rights if the merger is completed. Under Section 262, holders of shares of PCM common stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled, in lieu of receiving the per share merger consideration, to have the "fair value" of their shares at the effective time of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to them in cash. PCM is required to send a notice to that effect to each stockholder as of the record date for notice of the special meeting not less than 20 days prior to the special meeting. This proxy statement constitutes that notice to you.

        The following is a brief summary of the law relating to appraisal rights. This summary is qualified in its entirety by reference to Section 262, the text of which is attached to this proxy statement as Annex D. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of common stock" are to the holder or holders of record of shares of PCM common stock.

        PCM stockholders of record who desire to exercise their appraisal rights must satisfy all of the following conditions:

        A stockholder who desires to exercise appraisal rights must (1) not vote in favor of the merger and (2) deliver a written demand for appraisal of the stockholder's shares to PCM before the vote on the proposal to adopt the merger agreement at the special meeting is taken. An executed proxy card that does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement. Therefore, a PCM stockholder who submits a proxy and who wishes to exercise appraisal rights must mark "AGAINST" or "ABSTAIN" with respect to the proposal to adopt the merger agreement. PCM stockholders who wish to exercise their appraisal rights and hold shares in the name of a bank, broker, trust or other nominee must instruct their bank, broker, trust or other nominee to take the steps necessary to enable them to demand appraisal for their shares.

        A demand for appraisal must be executed by or for the stockholder of record and reasonably inform PCM of the identity of the stockholder of record making the demand and that such stockholder intends thereby to demand the appraisal of such stockholder's shares of common stock. If shares are owned of record by a person other than the beneficial owner, including a broker, a fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, such person must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the merger, and a stockholder will not be entitled to appraisal rights for any shares that such stockholder transfers prior to the effective time of the merger. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. Within ten days after the effective time of the merger, the surviving corporation must provide notice of the effective time of the merger to all stockholders who have complied with Section 262 and who have not voted in favor of the merger.

        A record owner, such as a bank, broker, trust or other nominee, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of the record owner.

        Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the vote on the proposal to adopt the merger agreement at the special meeting. A beneficial owner of shares held in "street name" who desires appraisal rights with respect to those shares should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owner of the shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depositary, such as Cede & Co., the Depository Trust Company's nominee. Any beneficial owner of shares desiring appraisal rights with respect to such shares should instruct such firm, bank or institution that the demand for appraisal must be made by the record holder of the shares, which might be the nominee of a central security depositary if the shares have been so deposited.

        Stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to PCM. Such demands may be mailed or delivered to: PCM, Inc., Attention: Office of the Secretary, 1940 E. Mariposa Ave., El Segundo, California 90245, Telephone: (310) 354-5600. The written demand must be received by PCM prior to the vote on the merger at the special meeting.

        Within 120 days after the effective time of the merger, either the surviving corporation in the merger or any stockholder who has timely and properly demanded appraisal of such stockholder's shares and who has complied with the required conditions of Section 262 and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all such stockholders. Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the surviving corporation the statement described in this paragraph.

        If a petition for an appraisal is timely filed by a stockholder and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders have complied with Section 262 and who have become entitled to appraisal rights thereunder. Notice of the time and place fixed for the hearing will be sent to the surviving corporation and to the stockholders shown on the list by registered or certified mail. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares to submit their stock certificates, if any, to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to the stockholder. Where proceedings are not dismissed, the appraisal proceeding will be conducted, as to the shares of PCM common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all PCM stockholders who assert appraisal rights unless (x) the total number of shares of PCM common stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of PCM common stock measured in accordance with subsection (g) of Section 262 of the DGCL or (y) the value of the merger consideration in respect of the shares of PCM common stock for which appraisal rights have been pursued and perfected exceeds $1 million.

        Through such proceeding, the Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value, the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation." However, Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in this paragraph, interest from the effective time of the merger through the date of payment of the judgment is compounded quarterly and accrues at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in this paragraph only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.

        Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more than, the same as, or less than the per share merger consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

        The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

        From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote any shares subject thereto for any purpose or receive dividends or other distributions thereon (except dividends or other distributions payable to the stockholders of record at a date prior to the effective time of the merger).

        At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party and has demanded appraisal will have the right to withdraw such stockholder's demand for appraisal and to accept the per share merger consideration to which the stockholder is entitled pursuant to the merger agreement. After this period, the stockholder may withdraw such stockholder's demand for appraisal only with the written consent of the surviving corporation in the merger. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, stockholders' rights to appraisal will cease and all stockholders will be entitled only to receive the per share merger consideration in the merger. Inasmuch as the parties to the merger agreement have no obligation to file such a petition, and have no present intention to do so, any stockholder who desires that such petition be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the surviving corporation a written withdrawal of his or her demand for appraisal and acceptance of the per share merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (ii) that no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the per share merger consideration within 60 days after the effective time of the merger.

        The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, the text of which is attached hereto as Annex D. Failure to comply with all the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights.

ADVISORY (NON-BINDING) PROPOSAL TO APPROVE CERTAIN COMPENSATION THAT
MAY BE PAID OR BECOME PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF PCM IN
CONNECTION WITH THE MERGER

The Non-Binding Advisory Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires companies to provide their stockholders with the opportunity to vote to approve, on an advisory non-binding basis, certain compensation arrangements that may or will become payable to PCM's Named Executive Officers in connection with the merger.

        Therefore, PCM is asking its stockholders to indicate their approval of certain compensation arrangements and payments which the Named Executive Officers will or may be eligible to receive in connection with the merger as disclosed in the section of this proxy statement entitled "Proposal 1—The Merger Proposal—Interests of PCM's Directors and Executive Officers in the Merger—Golden Parachute Compensation Arrangements" beginning on page [    •    ] of this proxy statement, which we refer to as the compensation proposal.

        These arrangements, as amended June 23, 2019, have generally previously constituted part of PCM's overall compensation program for its Named Executive Officers and have generally been previously disclosed to PCM's stockholders in PCM's annual proxy statements. These arrangements were generally adopted and approved by the Compensation Committee and/or the independent members of the PCM board of directors in separate meetings, such as during executive sessions of independent directors, and are believed to be reasonable and in line with marketplace norms. Estimated payments for these arrangements in connection with the consummation of the merger are specifically set forth in the table entitled "Golden Parachute Compensation" on page [    •    ] of this proxy statement and the accompanying footnotes.

        Accordingly, PCM is seeking approval of the following resolution at the special meeting:

        RESOLVED, that the stockholders of PCM hereby approve, solely on a non-binding, advisory basis, the "golden parachute" compensation arrangements which may be paid to the Named Executive Officers of PCM in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in PCM's proxy statement for the special meeting.

        Stockholders should be aware that, consistent with applicable law, this proposal regarding certain merger-related "golden parachute" compensation arrangements is merely an advisory vote which will not be binding on PCM, the PCM board of directors or Insight. Further, the underlying compensation plans and arrangements are contractual in nature and are not, by their terms, subject to this stockholder approval.

        Accordingly, regardless of the outcome of this advisory vote, if the merger is consummated, PCM's Named Executive Officers will remain eligible to receive the various compensatory payments in accordance with the terms and conditions applicable to those payments.

Vote Required

        Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of PCM common stock represented either in person or by proxy at the special meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote "AGAINST" the approval of this proposal and uninstructed shares will have no effect on the outcome of this proposal.

        THE PCM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE COMPENSATION PROPOSAL.

PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

        PCM stockholders are being asked to grant authority to proxy holders to vote in favor of the adjournment of the special meeting, if necessary or appropriate, as determined by the PCM board of directors, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or if a quorum is not present at the special meeting, which we refer to as the adjournment proposal. In accordance with PCM's bylaws and the DGCL, a vote on adjournments of the special meeting, if necessary or appropriate, as determined by the PCM board of directors, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement may be taken in the absence of a quorum. PCM does not intend to call a vote on adjournments of the special meeting to solicit additional proxies if the adoption of the merger agreement is approved at the special meeting.

        If the special meeting is adjourned to solicit additional proxies, PCM stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If a quorum is present, approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the voting power of the share of PCM common stock represented either in person or by proxy at the special meeting. Abstentions have the same effect as a vote "AGAINST" the approval of this proposal and uninstructed shares will have no effect on the outcome of this proposal.

        Additionally, PCM's bylaws provide that if a quorum has not been obtained, the holders of a majority of such shares that are present or represented by proxy may adjourn the meeting from time to time, until a quorum has been obtained. If a quorum is not present and you abstain, this has the same effect as a vote against such adjournment. Because it is expected that all proposals to be voted on at the special meeting will be "non-routine" matters, banks, brokerage firms and other nominees will not have discretionary authority to vote on any matter at the meeting. Thus, if you do not provide instructions to your bank, brokerage firm or other nominee, your shares will not be counted as present at the meeting and will have no effect on the vote to adjourn the meeting.

        THE PCM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT PROPOSAL.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        If the merger is completed, then there will be no public participation in any future meetings of PCM's stockholders. If the merger is not completed, then stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our next annual meeting of stockholders must be received by us (Attention: Chief Legal Officer and Secretary, at our principal offices) within a reasonable time before PCM begins to print and send its proxy materials for inclusion in our proxy statement and form of proxy for that meeting.

        In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered "timely" within the meaning of Rule 14a-4 under the Exchange Act, and pursuant to our bylaws, notice of any such stockholder proposals, except those proposals relating to nominations of persons to the PCM board of directors, must be given to us in writing not less than 45 days nor more than 75 days prior to the date on which we first mail our proxy materials for the 2019 annual meeting, since the date of that meeting will be changed more than 30 days from the prior year due to the proposed merger. In the event that such stockholder proposals relate to nominations of persons to the PCM board of directors, notice of such stockholder proposals must be given to us in writing not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of meeting is given or made to stockholders, then, notice by the stockholder to be considered timely must be so received by us not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

        A stockholder's notice to us must set forth for each matter proposed to be brought before the annual meeting: (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, our bylaws require, in addition to items (b) and (c) above, with respect to each person whom the stockholder proposes to nominate, the (i) name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as our director.

CERTAIN BENEFICIAL OWNERS OF PCM COMMON STOCK

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 21, 2019 by: (i) each of the Named Executive Officers; (ii) each of PCM's directors; (iii) all of PCM's current directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Percentage of ownership is based on an aggregate of 12,327,791 shares of our common stock outstanding on June 21, 2019. The table is based upon information provided by officers, directors and principal stockholders, as well as upon information contained in Schedules 13D and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Unless otherwise indicated, the address for each person is: c/o PCM, Inc., 1940 E. Mariposa Avenue, El Segundo, CA 90245.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
JB Capital Partners, LP(1)	1,209,619		9.8%
Dimensional Fund Advisors LP(2)	1,015,272		8.2
Amre A. Youness(3)	622,000		5.0
Directors and Named Executive Officers:
Frank F. Khulusi	2,630,212	(4)	21.1
Robert J. Miley	108,873	(5)	*
Brandon H. LaVerne	103,537	(6)	*
Robert I. Newton	167,862	(7)	1.3
Simon M. Abuyounes	104,487	(8)	*
Thomas A. Maloof	85,750	(9)	*
Ronald B. Reck	60,750	(10)	*
Paul C. Heeschen	74,414	(11)	*
All current directors and executive officers as a group (8 persons)	3,335,885	(12)	26.0%

*
Less than 1%

(1)
Based on information contained in Schedule 13G/A filed on April 11, 2018 by JB Capital Partners, LP, JB Capital Partners, LP has shared voting power with respect to 1,209,619 shares of our common stock. Alan W. Weber, general partner of JB Capital Partners, LP, has sole voting and sole dispositive power with respect to 30,000 shares of our common stock and shared voting power with respect to 1,209,619 shares of our common stock. The address for JB Capital Partners, LP is 5 Evans Place, Armonk, New York 10504.

(2)
Based on information contained in Schedule 13G/A filed on February 8, 2019 by Dimensional Fund Advisors LP, Dimensional Fund Advisors LP has sole voting power with respect to 974,958 shares of our common stock and sole dispositive power with respect to 1,015,272 shares of our common stock. According to the Schedule 13G/A, Dimensional Fund Advisors LP furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts, collectively known as the "Funds." In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of PCM that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of PCM held by the Funds. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(3)
Based on information contained in Schedule 13G/A filed on February 12, 2003. The address for Mr. Youness is 310 North Lake Avenue, Pasadena, California 91101.

(4)
Consists of 2,474,472 shares held by the Khulusi Revocable Family Trust dated November 3, 1993, 30,076 shares held by the Frank F. Khulusi and Mona C. Khulusi Charitable Lead Annuity Trust, 5,464 shares held by the Frank F. Khulusi and Mona C. Khulusi Foundation Trust, and 120,200 shares underlying options which are presently vested or will vest within 60 days of June 21, 2019.

(5)
Consists of 73,023 shares held by the 2006 Robert J. Miley and Amy S. Miley Revocable Trust, dated February 9, 2006 and 35,850 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 21, 2019.

(6)
Includes 83,925 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 21, 2019.

(7)
Includes 133,825 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 21, 2019.

(8)
Includes 57,175 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 21, 2019.

(9)
Consists of 67,500 shared held by the Maloof Living Trust with Thomas and Robin Maloof Trustees Dated 9/15/92 and 18,250 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 21, 2019.

(10)
Includes 38,250 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 21, 2019

(11)
Consists of 8,939 shares held by the Heeschen Revocable Trust and 11,875 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 21, 2019.

(12)
This figure includes an aggregate of 499,350 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of June 21, 2019.

WHERE YOU CAN FIND MORE INFORMATION

        PCM files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. PCM filings with the SEC are available to the public through this web site at www.sec.gov.

        If you have questions about the special meeting or the transactions after reading this proxy statement, you may contact PCM's proxy solicitor, The Proxy Advisory Group, LLC, by mail at 18 East 41st Street, Suite 2000, New York, NY 10017, by telephone at (212) 616-2180.

        PCM has not authorized anyone to give you any information or to make any representation about the transactions or any of the parties involved that differs from or adds to the information contained in this proxy statement or in the documents PCM has publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

        The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

        You may request copies of this proxy statement and any of the documents incorporated by reference into this proxy statement or other information concerning PCM, without charge, by written or telephonic request directed to PCM's Corporate Secretary at PCM, Inc., Attention: Office of the Secretary, 1940 E. Mariposa Avenue, El Segundo, CA 90245, Telephone: (310) 354-5600.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information filed with it, which means that PCM can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this proxy statement, and information filed later by us with the SEC will automatically update and supersede this information.

        PCM incorporates by reference the documents listed below and, with respect to this proxy statement, any future filings that PCM makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019, as amended by Amendment No. 1 thereto, filed with the SEC on April 30, 2019;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019; and

  •
  Current Report on Form 8-K filed with the SEC on June 24, 2019.

        All documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement, and only for the purpose of this proxy statement, from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement, and only for the purposes of this proxy statement, to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

OTHER MATTERS

Other Business

        As of this time, PCM's board of directors knows of no other matters to be brought before the special meeting. However, if other matters properly come before the special meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters.

Other Proxy Statement Matters

        A form of proxy is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States, or submit your proxy by telephone or over the Internet following the instructions on the proxy card. A prompt submission of your proxy will be appreciated.

ANNEX A
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

INSIGHT ENTERPRISES, INC.,

TROJAN ACQUISITION CORP.

and

PCM, INC.

Dated as of June 23, 2019

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 23, 2019, is by and among Insight Enterprises, Inc., a Delaware corporation ("Parent"), Trojan Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Merger Sub"), and PCM, Inc., a Delaware corporation (the "Company," with the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations").

RECITALS

        WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the "Merger"), with the Company surviving the Merger, pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, the board of directors of Parent has unanimously approved and declared advisable this Agreement, the Voting Agreement, and the transactions contemplated hereby and thereby, including the Merger, and determined that this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger are fair to and in the best interests of Parent;

        WHEREAS, the board of directors of Merger Sub has unanimously (a) approved and declared advisable this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, (b) determined that this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair to and in the best interests of Merger Sub and Parent (as Merger Sub's sole stockholder), and (c) resolved to recommend that Parent (as Merger Sub's sole stockholder) adopt this Agreement;

        WHEREAS, the board of directors of the Company (the "Company Board") has unanimously (a) (i) determined that this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, and (iii) resolved to recommend that the holders of shares of common stock of the Company, par value $0.001 per share ("Shares"), adopt this Agreement; and (b) directed that this Agreement be submitted to the holders of Shares for their adoption;

        WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, each of the stockholders of the Company listed on Annex B hereto, including each of the members of the Company Board, as beneficial owners of Shares representing, in the aggregate, twenty-three percent of the issued and outstanding Shares as of the date of this Agreement, is entering into a voting agreement of even date herewith in favor of Parent (the "Voting Agreement"), which is attached hereto as Exhibit A, pursuant to which, among other things, such Persons have agreed to vote the Shares beneficially owned by each of them in favor of the adoption of this Agreement as more particularly set forth therein;

        WHEREAS, the Company Board has taken all action so that, assuming the representations set forth in Section 5.2(g) are true, Parent will not be an "interested stockholder" or prohibited from entering into or consummating a "business combination" with the Company (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby or thereby, including the Merger, in the manner contemplated hereby or thereby; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

        1.1.  The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and, following the Merger, shall be a wholly-owned Subsidiary of Parent, and the separate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Agreement. The Merger shall have the effects specified in this Agreement and in the DGCL.

        1.2.  Closing.    Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the "Closing") shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004, at 9:00 a.m. (New York time) on the third Business Day (the "Closing Date") following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement; provided, however, that (i) if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), the Closing Date shall occur instead on the earlier to occur of (x) a date during the Marketing Period specified by Parent on no less than three (3) Business Days' notice to the Company and (y) the third (3rd) Business Day after the end of the Marketing Period (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the conditions set forth in Article VII for the Closing as of the date determined pursuant to this proviso) and (ii) if the Closing Date would otherwise occur on any of the following dates: July 30, 2019 through and including August 2, 2019 and August 29, 2019 through and including September 5, 2019, then the Closing Date shall not occur until the first Business Day following August 2, 2019 or September 5, 2019, as applicable. For purposes of this Agreement, the following terms have the following meanings:

        "Business Day" means any day ending at 11:59 p.m. (New York time) (other than a Saturday or Sunday) on which the Department of State of the State of Delaware and banks in the County of New York, New York are open for general business.

        "Marketing Period" shall mean the first period of 15 consecutive Business Days commencing on July 15, 2019; provided, that if the Marketing Period shall not have been completed on or prior to August 16, 2019, then the Marketing Period shall not commence until September 3, 2019.

        1.3.  Effective Time.    As soon as practicable following, and on the date of, the Closing, the Company and Parent will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the "Effective Time").

ARTICLE II

Certificate of Incorporation and Bylaws of the Surviving Corporation

        2.1.  Certificate of Incorporation of the Surviving Corporation.    At the Effective Time, the certificate of incorporation of the Surviving Corporation (the "Charter") shall be amended and restated in its entirety to read as set forth in Exhibit B to this Agreement, until thereafter amended, restated or amended and restated as provided therein or as provided by applicable Law.

        2.2.  Bylaws of the Surviving Corporation.    Except as to the name of the Surviving Corporation, which shall be "PCM, Inc.", the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws") until thereafter duly amended, restated or amended and restated as provided therein or as provided by applicable Law.

ARTICLE III
 Directors and Officers of the Surviving Corporation

        3.1.  Directors of the Surviving Corporation.    The parties hereto shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws and applicable Law.

        3.2.  Officers of the Surviving Corporation.    The parties hereto shall take all actions necessary so that the individuals designated in writing by the Parent prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws and applicable Law.

ARTICLE IV
 Effect of the Merger on Capital Stock; Exchange of Share Certificates

        4.1.  Effect on Capital Stock.    At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

        (a)   Merger Consideration.    Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly-owned Subsidiary of the Company, and in each case not held on behalf of third parties and (ii) Shares that are owned by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (the Shares referred to in this clause (ii), "Dissenting Shares", the holders of such Shares, "Dissenting Stockholders," and the Dissenting Shares together with the Shares referred to in clause (i), "Excluded Shares")) shall be converted into the right to receive $35.00 per Share in cash, without interest (the "Per Share Merger Consideration"). At the Effective Time, each Share converted into the right to receive the Per Share Merger Consideration pursuant to this Section 4.1(a) shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the Shares (other than Excluded Shares) (each, a "Share Certificate") and each book entry account formerly representing any non-certificated Shares (other than Excluded Shares) (each, a "Book Entry Share") shall thereafter represent only the right to receive the Per Share Merger Consideration in respect of each Share represented thereby, without interest.

        (b)   Cancellation of Excluded Shares.    Each Excluded Share shall, as a result of the Merger and without any action on the part of the holder of such Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights any Dissenting Stockholder may have pursuant to Section 4.2(g) with respect to any Excluded Shares that are Dissenting Shares.

        (c)   Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

        4.2.  Exchange of Share Certificates; Surrender of Book Entry Shares.

        (a)   Appointment of Paying Agent.    Prior to the Effective Time, Parent and Merger Sub shall appoint a bank or trust company reasonably acceptable to the Company to serve as the paying agent (the "Paying Agent") and shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent's responsibilities with respect to this Agreement.

        (b)   Deposit of Merger Consideration.    At or prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent, cash in U.S. Dollars in immediately available funds sufficient in the aggregate to provide all funds necessary for the Payment Agent to make payments in respect of Shares (other than Excluded Shares) pursuant to Section 4.1(a) (such cash being hereinafter referred to as the "Payment Fund"). The Payment Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. Pending its disbursement in accordance with this Section 4.2, the Payment Fund shall be invested by the Paying Agent, if and as directed by Parent. Any such investment, if made, must be made in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of the aggregate Per Share Merger Consideration as contemplated by Section 4.1(a). No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares to receive the Per Share Merger Consideration in respect of each Share (other than any Excluded Share) as provided herein. Payments to holders in respect of Company Options and Company RSUs shall be paid through the Surviving Corporation's applicable payroll procedures at or as soon as practicable following the Effective Time.

        (c)   Procedures for Surrender.

          (i)  Promptly after the Effective Time (and in any event within three Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than Excluded Shares) (A) a notice advising such holders of the effectiveness of the Merger, (B) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or transfer of the Book Entry Shares to the Paying Agent (including customary provisions with respect to delivery of an "agent's message" with respect to Book Entry Shares) to the Paying Agent (the "Letter of Transmittal"), and (C) instructions for effecting the surrender of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or the Book Entry Shares to the Paying Agent in exchange for payment of the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) of cash that such holder has the right to receive pursuant to Section 4.1(a).

         (ii)  Upon surrender to the Paying Agent of Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or Book Entry Shares, together with, in the case of

Share Certificates, the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book Entry Shares held through the Depositary Trust Company, receipt of an "agent's message" by the Paying Agent, and such other documents as may be reasonably required by the Paying Agent, the holder of such Share Certificates or Book Entry Shares shall be entitled to receive in exchange therefor, and the Paying Agent shall be required to deliver to each such holder, a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) of cash that such holder has the right to receive pursuant to Section 4.1(a).

        (iii)  No interest will be paid or accrued on any amount payable upon surrender of any Shares.

        (iv)  In the event of a transfer of ownership of Shares (other than Excluded Shares) represented by a Share Certificate or Share Certificates that is not registered in the stock transfer books and records of the Company or if the consideration payable is to be paid in a name other than that in which the Share Certificate or Share Certificates surrendered or transferred in exchange therefor registered in the stock transfer books and records of the Company, a check for any cash to be paid upon due surrender of the Share Certificate or Share Certificates may be issued to such transferee if the Share Certificate or Share Certificates formerly representing such Shares are duly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to the Paying Agent. Payment of the Per Share Merger Consideration in respect of Book Entry Shares shall only be made to the Person in whose name such Book Entry Shares are registered in the transfer books and records of the Company.

        (d)   Transfers.    From and after the Effective Time, there shall be no transfers on the stock transfer books and records of the Company of the Shares that were outstanding immediately prior to the Effective Time.

        (e)   Termination of Payment Fund.    Any portion of the Payment Fund that remains unclaimed by, or otherwise undistributed to, the holders of Share Certificates and Book Entry Shares by the one-year anniversary of the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) in respect thereof upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or surrender of Book Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Per Share Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Per Share Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. For the purposes of this Agreement, the term "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

        (f)    Lost, Stolen or Destroyed Share Certificates.    In the event any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent pursuant to the Paying Agent Agreement or otherwise, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, sufficient to indemnify Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) equal to the number of Shares (other than Excluded Shares) represented by such lost, stolen or destroyed Share Certificate multiplied by the Per Share Merger Consideration.

        (g)   Appraisal Rights.    No Dissenting Stockholder shall be entitled to receive the Per Share Merger Consideration with respect to any Dissenting Share owned by such Dissenting Stockholder. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder and such Dissenting Stockholder shall cease to have any other rights with respect to such Dissenting Shares. The Company shall give Parent (i) prompt notice and copies of any written demands for appraisal of Shares, actual, attempted or purported withdrawals of such demands and any other instruments served pursuant to (or purportedly pursuant to) applicable Law that are received by the Company relating to the Company's stockholders' demands of appraisal after receipt thereof by the Company, and (ii) shall give Parent the opportunity to direct and participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, schedule any meeting or make any voluntary payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

        (h)   Withholding Rights.    Each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent, as applicable (each a "Withholding Agent"), shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by a Withholding Agent, such withheld amounts (i) shall be timely remitted by such Withholding Agent to the applicable Governmental Authority and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made to the extent such withheld amounts are remitted to the appropriate Governmental Authority, and no Withholding Agent shall be required to pay any additional amounts with respect to such deducted or withheld amounts.

        4.3.  Treatment of Stock-Based Awards.

        (a)   Treatment of Company Options.    At the Effective Time, each outstanding option to purchase Shares under the Stock Plans (a "Company Option"), whether vested or unvested, shall, automatically and without any action on the part of the holder thereof be deemed to be vested, be cancelled and shall only entitle the holder of such Company Option to receive (without interest), at or as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (i) the number of unexercised Shares subject to the Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per Share of such Company Option. For purposes of the calculation set forth in the preceding sentence, the vesting of any Company Option subject to performance conditions shall be fully accelerated and deemed achieved contingent and effective upon the Closing. For the avoidance of doubt, any Company Option which has an exercise price per Share that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

        (b)   Treatment of Company RSUs.    At the Effective Time, each outstanding restricted stock unit under the Stock Plans (a "Company RSU"), whether vested or unvested, shall, automatically and without any action on the part of the holder thereof be deemed to be vested, be cancelled and shall only entitle the holder of such Company RSU to receive, at or as soon as reasonably practicable after the Effective Time, an amount in cash equal to the Per Share Merger Consideration plus any accrued and unpaid dividend equivalents with respect to such Company RSU; provided, that, with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

        (c)   Corporate Actions.    At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options and the Company RSUs, in each case, pursuant to Section 4.3(a) and Section 4.3(b), including obtaining the acknowledgements set forth on Section 4.3(c) of the Company Disclosure Schedule. The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Options or Company RSUs. The Surviving Corporation shall, subject to Section 4.2(h), pay through its payroll systems the amounts due in respect of Company Options and Company RSUs pursuant to Section 4.3(a) and Section 4.3(b).

        4.4.  Adjustments to Prevent Dilution.    Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, the number of Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities, or a different class, by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction the Per Share Merger Consideration shall be equitably adjusted to provide the holders of Shares, Company Options and Company RSUs the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 4.4 shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.

ARTICLE V

Representations and Warranties

        5.1.  Representations and Warranties of the Company.    Except as set forth in the Company Reports filed by the Company with the SEC since January 1, 2018 and publicly available prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor or in any other section thereof to the extent they are cautionary, predictive or forward-looking in nature, except to the extent such information consists of factual historical or current statements) or in the correspondingly numbered sections or subsections of the disclosure schedule delivered to Parent and Merger Sub by the Company immediately prior to the execution of this Agreement (the "Company Disclosure Schedule") (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent (and only to the extent) that the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub that:

        (a)   Organization, Good Standing and Qualification.    The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company's Subsidiaries and each joint venture entity set forth in Section 5.1(a) of the Company Disclosure Schedule (each, a "Joint Venture Entity") is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or a similar concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent, prior to the date of this Agreement, true, correct and complete copies of each of the Company's Subsidiaries' and each Joint Venture Entity's certificate of incorporation and bylaws or comparable governing documents, each as amended to the date of this Agreement, and each, as so disclosed, is in full force and effect.

        As used in this Agreement: (i) the term "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries and (ii) the term "Material Adverse Effect" means any effect, change, event, condition, occurrence, development or state of facts or circumstances that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, financial condition, properties, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no effect, change, event, condition, occurrence, development or state of facts or circumstances to the extent resulting from the following shall on its own constitute or be considered in determining whether there has occurred a Material Adverse Effect:

        (A)  changes in the global economy or capital or financial markets generally;

        (B)  changes in United States generally accepted accounting principles ("U.S. GAAP") or other accounting standards or interpretations thereof or in any Law or interpretations thereof;

        (C)  changes in general regulatory, political or economic conditions in the industry or industries in which the Company operates;

        (D)  general market or economic conditions in the industry or industries in which the Company operates;

        (E)  the threat, occurrence, escalation, outbreak or worsening of any force majeure event, acts of God, acts of war, police or military action, armed hostilities, sabotage or terrorism;

        (F)  the occurrence of any natural disaster;

        (G)  a decline in the price or trading volume of the Shares or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries; provided that the exception in this clause (G) shall not prevent, subject to the other limitations set forth in this definition, any effect, change, event, condition, occurrence, development or state of facts or circumstances underlying such decline from being taken into account in determining whether a Material Adverse Effect has occurred;

        (H)  the announcement or pendency of this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby, including the Merger, the execution, performance or existence of this

Agreement, the identity of the parties hereto or any of their respective Affiliates, Representatives or financing sources (including any actual or potential loss or impairment after the date hereof of any Contract or business relationship as a result of any of the foregoing) or any Action brought or threatened by shareholders of the Company asserting allegations of breach of fiduciary duty relating to this Agreement or the transactions contemplated hereby; provided, that the exception in this clause (H) shall not apply to references to "Material Adverse Effect" in the representations and warranties set forth in Section 5.1(d) (Governmental Filings; No Violations);

        (I)   any failure by the Company to meet any (or the publication of any report regarding) projections, forecasts, budgets estimates or outlook of or relating to the Company or its Subsidiaries, including with respect to revenues or earnings or other internal or external financial or operating projections; provided that the exception in this clause (I) shall not prevent subject to the other limitations set forth in this definition, any change, effect, event, circumstance, occurrence or development underlying such decline from being taken into account in determining whether a Material Adverse Effect has occurred;

        (J)   the taking or not taking of any action at the request of or with the express consent of Parent or Merger Sub or as expressly required by this Agreement (including any actual or potential loss or impairment after the date hereof of any Contract or business relationship as a result of such action or inaction); or

        (K)  any event, condition or circumstance to the extent disclosed on the Company Disclosure Schedule;

        provided, further, that, the exceptions in clauses (A) through (D) will not apply to the extent any such effect, change, event, condition, occurrence, development or state of facts or circumstances has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

        (b)   Capital Structure.

          (i)  The authorized capital stock of the Company consists of 30,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Shares"). As of the close of business on June 21, 2019, 12,327,791 Shares were issued and outstanding (excluding 5,390,652 Shares held in treasury) and no Preferred Shares were issued and outstanding on such date. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. Other than Shares reserved for issuance under the Company's 1994 Stock Incentive Plan and 2012 Equity Incentive Plan (the "Stock Plans"), the Company has no Shares or Preferred Shares reserved for issuance. As of the close of business on June 21, 2019, 1,382,311 Shares were underlying outstanding Company Options and 284,500 Shares were underlying outstanding Company RSUs granted under the Stock Plans. All of the outstanding shares of capital stock or other equity or voting securities of each of the Company's Subsidiaries and, to the Knowledge of the Company, each Joint Venture Entity have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any Lien, other than transfer restrictions imposed by any applicable Law; provided that with respect to the equity securities of each Joint Venture Entity, the foregoing representation is only given with respect to the interests owned by the Company and/or its Subsidiaries in such Joint Venture Entity as set forth in Section 5.1(b)(iii) of the Company Disclosure Schedule. Except as set forth in this Section 5.1(b)(i) and except for securities issued after the date of this Agreement in compliance with Section 6.1(b), there are no other outstanding shares of capital stock of, or other equity or voting interests in, the Company, and there are no preemptive or similar rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, securities, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity to issue or sell to any Person any shares of capital stock or other securities of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person (other than the Company or one or more of its wholly-owned Subsidiaries) a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Lien, other than transfer restrictions imposed by applicable securities Laws. Since the close of business on June 21, 2019, (x) no Shares have been issued, except pursuant to the exercise of Company Options and the settlement of Company RSUs outstanding prior to the close of business on June 21, 2019 in accordance with the terms of the Stock Plans and (y) no grants or awards of Company Options, Company RSUs or other awards under the Stock Plans have been made. The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Other than the Voting Agreement, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any Joint Venture Entity is a party to any shareholders' agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any voting or equity interests in the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity or any other agreement relating to the disposition, voting or dividends with respect to any voting or equity interests in the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity.

         (ii)  Section 5.1(b)(ii) of the Company Disclosure Schedule contains a correct and complete list, as of the close of business on May 17, 2019, of all outstanding Company Options and Company RSUs granted under the Stock Plans by holder, including the date of grant, term, number of vested and unvested Shares subject thereto, vesting, exercisability or settlement schedules (as applicable), and exercise price, in each case, where applicable. The Company has made available to Parent complete and accurate copies of (x) the Stock Plans; (y) forms of agreements evidencing Company Options; and (z) forms of agreements evidencing Company RSUs. Each Company Option and Company RSU (A) was granted in material compliance with all applicable Laws and all of the terms and conditions of the Stock Plan, (B) if applicable, has an exercise price per share of Company common stock equal to or greater than the fair market value of a share of Company common stock on the date of such grant, (C) qualifies for the Tax and accounting treatment afforded to such Company Option or Company RSU, as applicable, in the Company's Tax Returns and the Company Reports, respectively and (D) does not trigger any liability for the holder thereof under Section 409A of the Code. For the purposes of this Agreement, "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a second Person.

        (iii)  Section 5.1(b)(iii) of the Company Disclosure Schedule sets forth (A) each of the Company's Subsidiaries and each Joint Venture Entity and the ownership interest of the Company in each such Subsidiary and Joint Venture Entity, together with the jurisdiction of incorporation or formation of each such Subsidiary and Joint Venture Entity, as well as the ownership interest of any other Person or Persons in each such Subsidiary or Joint Venture Entity and (B) the Company's or its Subsidiaries' capital stock, equity interest or other direct or indirect ownership interest in any other Person, together with the jurisdiction of incorporation or formation of each such Person. The Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable antitrust, competition or merger control Laws promulgated by any non-U.S. Governmental Authority (and, together with the HSR Act, "Antitrust Laws") in connection with the transactions contemplated by this Agreement.

        (c)   Corporate Authority; Approval and Fairness.

          (i)  Assuming the representations set forth in Section 5.2(g) are true, the Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders' meeting duly called and held for such purpose (the "Requisite Company Vote"). Assuming the representations set forth in Section 5.2(g) are true, each of this Agreement and the Voting Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

         (ii)  The Company Board has (A) unanimously (1) determined that this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (2) approved and declared advisable this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger and (3) resolved to recommend that the holders of Shares adopt this Agreement (the "Company Recommendation"); (B) unanimously directed that this Agreement be submitted to the holders of Shares for their adoption; and (C) received the opinion of its outside financial advisor, B. Riley FBR, Inc., to the effect that based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the Per Share Merger Consideration to be received by the holders of Shares pursuant to this Agreement is fair, from a financial point of view, as of the date of such opinion, a copy of which opinion has been delivered to Parent. Assuming the representations set forth in Section 5.2(g) are true, the Company Board has also taken all action so that Parent will not be an "interested stockholder" or prohibited from entering into or consummating a "business combination" with the Company (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby or thereby in the manner contemplated hereby or thereby.

        (d)   Governmental Filings; No Violations.

          (i)  The execution, delivery and performance by the Company of this Agreement and the Voting Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, including the Merger, require no authorization or other action by or in respect of, or filing with, any (A) federal, state, local, municipal, foreign or other government; (B) governmental, quasi-governmental, supranational or regulatory authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); or (C) self-regulatory organization (including the NASDAQ Global Market or the NASDAQ Global Select Market ("NASDAQ")) (each, a "Governmental Authority") other than (1) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (2) compliance with any applicable requirements of the Antitrust Laws, (3) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (4) compliance with any applicable rules of NASDAQ and (5) where failure to obtain such authorization or take any such action would not reasonably be expected to have a Material Adverse Effect.

         (ii)  Assuming the representations set forth in Section 5.2(g) are true, the execution, delivery and performance by the Company of this Agreement and the Voting Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, including the Merger, do not and will not (A) conflict with or result in any violation or breach of any provision of the Charter or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.1(d)(i), conflict with or result in a violation or breach of any applicable Law, (C) assuming compliance with the matters referred to in Section 5.1(d)(i), require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, modification, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries are entitled, under (I) any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each a "Contract") binding upon the Company or any of its Subsidiaries or to which any of their respective properties, rights or other assets are subject or (II) any Company Permit governing the operation of the business of the Company or any of its Subsidiaries, or (D) result in the creation or imposition of any mortgage, lien, license, covenant not to sue, pledge, charge, security interest, deed of trust, right of first refusal, easement, or similar encumbrance in respect of such property or asset (each a "Lien") on any property or asset of the Company or any of its Subsidiaries, except in the case of clauses (B), (C) and (D) above, any such violation, breach, conflict, default, right, termination, modification, acceleration, cancellation, loss or Lien that would not reasonably be expected to have a Material Adverse Effect.

        (e)   Company Reports; Financial Statements; Internal Controls.

          (i)  The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") since January 1, 2017 (the "Applicable Date") (the forms, statements, certifications, reports and documents filed or furnished to the SEC since the Applicable Date and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the "Company Reports"). Each of the Company Reports, at the time of its filing or being furnished (and, if amended, as of the date of such amendment, and, in the case of the Proxy Statement, at the date of mailing to shareholders of the Company and at the time of the Company Shareholders Meeting) complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their Representatives in writing specifically for inclusion in the Proxy Statement.

         (ii)  The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. Following the consummation of the Merger and the other transactions contemplated by this Agreement, the Company will not be required to be an SEC registrant.

        (iii)  The Company and its Subsidiaries maintain disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosures. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) reasonably designed to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Since the Applicable Date, none of the Company's auditors, the Company Board or the audit committee thereof have received any oral or written notification of, nor is any such Person aware of (A) any significant deficiencies or material weaknesses in the design or operation of the Company's or any of its Subsidiaries' internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" have the meanings assigned to such terms in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

        (iv)  The consolidated financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present, or, in the case of consolidated financial statements included in or incorporated by reference into Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for the respective periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end adjustments that would not be material in amount or effect), in each case in conformity with U.S. GAAP (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto.

         (v)  The books of account of the Company and its Subsidiaries have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company and its Subsidiaries have been properly recorded therein in all material respects. The corporate records and minute books of the Company and each of its Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are complete and accurate in all material respects, including the fact that the minute books contain the minutes of all meetings of the boards of directors, committees of the board and the stockholders and all resolutions passed by the boards of directors, committees of the boards and the stockholders, except that minutes of certain recent meetings of the Company Board or committees thereof have not been finalized as of the date of this Agreement.

        (vi)  Since January 1, 2017, (A) none of the Company or any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received any material written complaint or allegation regarding questionable financial accounting, internal accounting controls or auditing matters with respect to the Company or any of its Subsidiaries (I) through the Company's whistleblower hotline, (II) that was otherwise reasonably credible or (III) from the Company's outside auditors; and (B) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 or any rules and regulations promulgated thereunder, breach of fiduciary duty, or other similar material violation by the Company or any of its Subsidiaries.

       (vii)  None of the Company or any of its Subsidiaries is a party to, nor does the Company or any of its Subsidiaries have any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K)) where the intended result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's consolidated financial statements included in the Company Reports.

        (f)    Absence of Certain Changes.    Since December 31, 2018 and through the date of this Agreement, there has not been any Material Adverse Effect. From December 31, 2018 to the date of this Agreement, except as contemplated hereby, (i) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in all material respects in the ordinary course and (ii) there has not been any action taken by the Company or its Subsidiaries that would have constituted a material breach of Section 6.1(b) (other than actions or events of the kind set forth in Sections 6.1(b)(vi), (vii) , (xx) and (xxi) (as it relates to Sections 6.1(b)(vi), (vii) and (xx)) that have been taken or occurred in the ordinary course of business consistent with past practice), if such action had been taken after the date of this Agreement without the consent of Parent.

        (g)   Litigation and Liabilities.

          (i)  There are no currently pending or, to the Knowledge of the Company, threatened, civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings (each, an "Action") before any Governmental Authority or arbitral tribunal to which the Company or any of its Subsidiaries is a party or any Action by any Governmental Authority against or involving the Company or its Subsidiaries, in each case that (A) has a possibility of an unfavorable outcome that is not remote and, in the event of any such unfavorable outcome, the Company and its Subsidiaries would reasonably be expected to incur a loss that would reasonably be expected to exceed $500,000, (B) seeks (or sought) injunctive or other non-monetary relief that in either case would reasonably be expected to restrict the manner in which the Company and its Subsidiaries conduct their businesses in any material respect or (C) would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

         (ii)  Neither the Company nor any of its Subsidiaries is, and since December 31, 2015, neither the Company nor any of its Subsidiaries has been, a party to or subject to the provisions of any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling determination, decision or verdict, whether civil, criminal or administrative, in each case, that is or was entered, issued, made or rendered by any Governmental Authority (each, an "Order") that (A) restricts (or restricted) the manner in which the Company and its Subsidiaries conduct or conducted their businesses, (B) involves (or involved) payment by the Company or its Subsidiaries of amounts in excess of $500,000 or (C) would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

        (iii)  There are no obligations or liabilities of the Company or any of its Subsidiaries (whether absolute, accrued, contingent, fixed or otherwise) of any nature, whether or not required to be recorded or reflected on a balance sheet in accordance with GAAP other than:

        (A)  obligations or liabilities to the extent disclosed in the audited consolidated balance sheet of the Company for the year ended December 31, 2018 (or any notes thereto) or otherwise disclosed in the Company Reports since December 31, 2018;

        (B)  obligations or liabilities arising in connection with the transactions contemplated by this Agreement or the Voting Agreement;

        (C)  obligations or liabilities incurred in the ordinary course of business since December 31, 2018; or

        (D)  obligations or liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        As used in this Agreement, the term "Knowledge" means, when used with respect to the Company, the actual knowledge, after reasonable inquiry, of any of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Legal Officer and Secretary or the Executive Vice President—IT and

Operations; provided, that with respect to any representation or warranty made in respect of or pertaining to any Joint Venture Entity, "Knowledge" means the actual knowledge, with no duty of inquiry, of the aforementioned individuals.

        (h)   Employee Benefits.

          (i)  Section 5.1(h)(i) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the date of this Agreement, of all material Benefit Plans, excluding any arrangement whereby sales employees of the Company are promised or paid additional sales bonuses by a third party supplier of the Company upon the achievement of certain sales objectives that relate to sales by the Company employee of the supplier's products or services, in amounts previously agreed to by the third party supplier (each such arrangement, a "Spiff") and separately identifies any Benefit Plans maintained outside of the United States primarily for the benefit of employees working outside of the United States (the "Non-U.S. Benefit Plans"). For purposes of this Agreement, "Benefit Plan" means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries. Benefit Plans include, but are not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind. With respect to each material Benefit Plan (other than Spiffs), the Company has made available to Parent, to the extent applicable, accurate and complete copies of (A) the Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (B) a written description of such Benefit Plan if such plan is not set forth in a written document, (C) the most recently prepared actuarial report, (4) the most recent Internal Revenue Service ("IRS") determination or opinion letter, and (D) all material correspondence to or from any Governmental Authority received in the last three years with respect to any Benefit Plan.

         (ii)  Each Benefit Plan has been established, operated and administered in all material respects in compliance with its terms and applicable Laws, including, without limitation, ERISA and the Code, (ii) all contributions or other amounts payable by the Company or any Subsidiary with respect to each Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles, and (iii) there are no actions, suits or claims pending or, to the Company's Knowledge, threatened (other than routine claims for benefits) with respect to any Benefit Plan which could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

        (iii)  Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and, to the Company's Knowledge, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Benefit Plan.

        (iv)  Neither the Company nor any ERISA Affiliate has in the last six years (A) contributed (or had any obligation of any sort) to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, or (B) contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any "multiemployer plan" within the meaning of Section 3(37) of ERISA. For purposes of this Agreement, "ERISA Affiliate" means any entity which is considered a single employer with the Company under Section 4001 of ERISA or Section 414 of the Code.

         (v)  None of the Benefit Plans promise or provide for retiree or post-employment health, medical, disability, life insurance or other welfare benefits to any Person, other than coverage mandated by applicable Law.

        (vi)  Each Benefit Plan that is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

       (vii)  Neither the execution and delivery of this Agreement, the Voting Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated hereby or by the Voting Agreement could, either alone or in combination with another event (A) entitle any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (B) accelerate the time of payment or vesting or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (C) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Benefit Plan, (D) otherwise give rise to any material liability under any Benefit Plan, (E) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent and its Subsidiaries to merge, amend, terminate or transfer the assets of any Benefit Plan or (F) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

      (viii)  Neither the Company nor any Subsidiary has any obligation to provide, and no Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code. The Company has made available to Parent accurate and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated by this Agreement.

        (ix)  All Non-U.S. Benefit Plans comply with applicable local Law, and all such plans that are intended to be funded and/or book-reserved are funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        (i)    Compliance with Laws; Company Permits.

          (i)  Compliance with Laws.    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) since January 1, 2017, the businesses of each of the Company and its Subsidiaries, and, to the Knowledge of the Company, each Joint Venture Entity have been, and are being, conducted in compliance with all applicable laws, statutes, codes, treaties and ordinances, common law, and any rules, regulations, standards, Orders and agency requirements of any Governmental Authority (collectively, "Laws") and (B) since January 1, 2017, none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity has received any written notice or written communication of any noncompliance with any Laws.

         (ii)  Permits.    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Subsidiaries, and, to the Knowledge of the Company, each Joint Venture Entity hold all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) issued or granted by any Governmental Authority or other Person responsible for issuing such permit, certification, approval, registration, consent, authorization, franchise, variance, exemption or order (the "Company Permits") necessary for the Company and its Subsidiaries, and, to the Knowledge of the Company, each Joint Venture Entity to own, lease and operate their properties or other assets and to conduct their businesses in the manner in which they conduct them, (B) all such Company Permits of the Company and its Subsidiaries and, to the Knowledge of the Company, each Joint Venture Entity are valid and in full force and effect, (C) all documents submitted by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity to a Governmental Authority in order to obtain, maintain or defend any Company Permit were compiled, prepared and submitted in accordance with all applicable Laws, (D) the Company and its Subsidiaries, and, to the knowledge of the Company, each Joint Venture Entity are in compliance with such Company Permits and (E) there is not pending or, to the Company's Knowledge, threatened any administrative or judicial proceeding that would reasonably be expected to result in any suspension, modification, revocation or cancellation of any of the Company Permits of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity.

        (j)    Material Contracts.

          (i)  As used in this Agreement, "Material Contract" means each Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound, in each case as of the date hereof:

          (A)  that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

          (B)  that contains any non-compete or exclusivity provisions to which the Company or any of its Affiliates is subject with respect to any line of business or geographic area with respect to the Company or any of its Affiliates, or which restricts the conduct of any line of business by the Company or any of its Subsidiaries or any geographic area in which the Company or any of its Subsidiaries conducts business;

          (C)  that contains material rights of first or last offer, negotiation or refusal or a material obligation to lease real property, in each case, to which the Company or any of its Affiliates is subject;

          (D)  that provides for or relates to a partnership, joint venture, collaboration or similar arrangement (in each case, other than with respect to wholly-owned Subsidiaries of the Company);

          (E)  that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, bond, mortgage or other agreement providing for or guaranteeing indebtedness of any Person (except for any letter of credit or Contract solely among or between the Company and any of its Subsidiaries or any guaranty by the Company or any Subsidiary of the indebtedness or obligations of the Company or any Subsidiary) relating to indebtedness for borrowed money in an amount in excess of $2,000,000 individually;

          (F)  that is a Real Property Lease;

          (G)  (1) pursuant to which a third party has granted to the Company or any of its Subsidiaries a material license or other material right to any Intellectual Property Rights or IT Assets; or (2) pursuant to which the Company or any of its Subsidiaries has granted a third party a material license or other material right to any Intellectual Property or any IT Assets that are material to the business of the Company and its Subsidiaries (taken as a whole), in each case, other than any licenses or other rights granted to or by the Company or any of its Subsidiaries in the ordinary course of business.

          (H)  under which the Company or any of its Subsidiaries grants to or receives from any significant supplier a license or any other right to use any Intellectual Property that is material to the business of the Company and its Subsidiaries (taken as a whole), except for licenses or other rights granted to or by the Company or any of its Subsidiaries for generally commercially available, non-customized software entered into in the ordinary course of business;

          (I)   is a settlement or similar agreement with any Governmental Authority or order of a Governmental Authority (including any consent decree or settlement order) to which the Company or any of its Subsidiaries is subject involving future performance by, or continuing restrictions on, the Company or any of its Subsidiaries;

          (J)   that is an acquisition agreement or a divestiture agreement pursuant to which (1) the Company reasonably expects that it or any of its Subsidiaries will be required to pay total consideration including assumption of debt after the date of this Agreement in excess of $1,000,000, (2) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries after the date of this Agreement with a fair market value or purchase price of more than $1,000,000, individually or in the aggregate or (3) any other Person has the right to acquire any shares of capital stock or other equity securities of the Company or any of its Subsidiaries or securities convertible or exchangeable into or exercisable for any shares of such capital stock or other equity securities, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or other equity securities or such convertible or exchangeable securities or options or warrants ("Group Securities" and the equivalent securities of each Joint Venture Entity, collectively, "Joint Venture Entity Securities"), excluding, in the case of clauses (1) and (2), acquisitions or dispositions of supplies, inventory, merchandise or products or consumption of managed services assets in connection with the conduct of the Company's and its Subsidiaries' business or of supplies, inventory, merchandise, products, equipment, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Company or its Subsidiaries, and excluding, in the case of clause (3), rights pursuant to any Stock Plans or award thereunder;

          (K)  that is with respect to an interest rate, currency or other swap or derivative transaction (other than between the Company and its Subsidiaries) with a fair value in excess of $1,000,000;

          (L)  that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $2,000,000 in the aggregate in any one-year period after the date of this Agreement that cannot be terminated by the Company or any of its Subsidiaries on less than 60 days' notice without payment or penalty;

          (M) that is a Contract (other than any Benefit Plan) between the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity, on the one hand, and any current director or officer of the Company or its Subsidiaries, or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Shares (or any of such person's affiliates, associates or family members) (other than Subsidiaries of the Company), on the other hand;

          (N)  that is a written Contract by and among the Company or any of its Subsidiaries on the one hand, and any Joint Venture Entity, on the other hand; or

          (O)  that is not covered by clauses (A) through (N) and involves or could reasonably be expected to involve the payment by or to the Company or any of its Subsidiaries of more than $2,000,000 in the aggregate in any future one-year period.

         (ii)  The Company has made available to Parent prior to the date of this Agreement, accurate and complete copies of all written Material Contracts, including all amendments thereto.

        (iii)  Each Material Contract is a valid and binding agreement of the Company and/or any of its Subsidiaries party thereto, enforceable against the Company and/or any of its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except for such failures to be binding, enforceable or in full force and effect that have not had and would not reasonably be expected to have a Material Adverse Effect or prevent or materially adversely affect or delay the ability of the Company to carry out its obligations under this Agreement and to consummate the transactions contemplated hereby). Neither the Company nor any of its Subsidiaries has received written notice of any default, violation or breach in any material respect under the terms of any such Material Contract (except as have not had and would not reasonably be expected to have a Material Adverse Effect or prevent or materially adversely affect or delay the ability of the Company to carry out its obligations under this Agreement and to consummate the transactions contemplated hereby). The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and the compliance by the Company with the provisions of this Agreement will not result in a breach or violation of, or default under, in any material respect, any Material Contract, except for such breaches, violations or defaults that would not reasonably be expected to, individually or in the aggregate, (A) prevent or materially impair or delay the ability of the Company to carry out its obligations under this Agreement, and to consummate the transactions contemplated hereby; or (B) otherwise have a Material Adverse Effect.

        (k)   Customers.    Section 5.1(k) of the Company Disclosure Schedule sets forth a list of the top fifty largest customers, with respect to the fiscal year ended December 31, 2018, of the Company and its Subsidiaries during such period based on revenues received by the Company and its Subsidiaries in such period. Since January 1, 2018, none of the Company or any of its Subsidiaries has had any outstanding material dispute with any of the twenty-five largest customers of the Company and its Subsidiaries based on revenues received by the Company and its Subsidiaries with respect to the fiscal year ended December 31, 2018 (each, a "Significant Customer"). Since January 1, 2018, none of the Company or any of its Subsidiaries has received any written or, to the Knowledge of the Company, verbal notice from any Significant Customer that such customer shall not continue, or does not expect to continue, as a customer of the Company or any of its Subsidiaries, as applicable, or that such customer intends to materially reduce the scale of the business conducted with the Company or any of its Subsidiaries.

        (l)    Real Property.

          (i)  Title to Real Property; Liens.

          (A)  Leased Real Property.    Set forth in Section 5.1(l)(i)(A) of the Company Disclosure Schedule is an accurate and complete list of all Leased Real Property and all Real Property Leases relating to such Leased Real Property. Each of the Real Property Leases relating to the Leased Real Property is valid, binding and enforceable in accordance with its terms and is in full force and effect, except where the failure to be binding, enforceable or in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company's Knowledge, there are no Liens on the estate or interest created by any such Real Property Lease, except Permitted Liens.

          (B)  Owned Real Property.    Set forth in Section 5.1(l)(i)(B) of the Company Disclosure Schedule is an accurate and complete list of all land, buildings and improvements and other real property owned by the Company or any of its Subsidiaries (the "Owned Real Property"). The Company or its applicable Subsidiary has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all Liens, except Permitted Liens. The Company has not leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof. Other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

          (C)  For purposes of this Agreement:

      a.
      "Leased Real Property" shall mean the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

      b.
      "Permitted Liens" shall mean: (1) liens for current Taxes that are not yet due or delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements contained in the Company Reports; (2) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', workmen's, materialmen's or repairmen's liens or other like Liens arising in the ordinary course of business with respect to amounts that not yet overdue or are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements contained in the Company Reports; (3) with respect to the Real Property, zoning restrictions, minor title defects or irregularities that, in the case of zoning restrictions, are not violated by, and in each case do not, individually or in the aggregate, materially impair the use, occupancy or value of, such Real Property, the consummation of the transactions contemplated by this Agreement or the ordinary course operations or business of the Company and its Subsidiaries; (4) as to any Leased Real Property, any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which does not materially impair the use, occupancy or value of such Leased Real Property; (5) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of Business; (6) Liens to the extent disclosed or reflected on the consolidated balance sheet of the Company for the annual period ended December 31, 2018; and (7) the Liens listed on Section 5.1(l)(i)(C) of the Company Disclosure Schedule.

      c.
      "Real Property" shall mean the Leased Real Property and the Owned Real Property.

      d.
      "Real Property Leases" shall mean the leases, subleases, ground leases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries leases any real property.

          (D)  Neither the Company nor any applicable Subsidiary has received notice of or has, to the Company's Knowledge, an expropriation or condemnation proceeding pending or threatened against any material Real Property.

          (E)  To the Company's Knowledge, the Company has not received any written notice that its present use of the Real Property is not in conformity in any material respect with all applicable Laws, rules, regulations and ordinances, including all applicable zoning Laws, ordinances and regulations and with all registered deeds, restrictions of record or other agreements affecting such Real Property. No damage or destruction has occurred with respect to any of the Real Property that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        (m)  Takeover Statutes.    Other than Section 203 of the DGCL, no "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") or any anti-takeover provision in the Company's Charter or bylaws is applicable to the Company, Parent, Merger Sub, the Shares, this Agreement, the Voting Agreement or the transactions contemplated hereby and thereby, including the Merger. There is no shareholder rights plan, "poison pill" antitakeover plan or similar device in effect to which the Company or any of its

Subsidiaries is subject, party to or otherwise bound. Prior to the date of this Agreement, the Company Board has taken all action necessary so that, assuming the representations set forth in Section 5.2(g) are true, the restrictions set forth in Section 203 of the DGCL applicable to "business combinations" (as such term is defined in Section 203 of the DGCL) are and will be inapplicable to the execution and delivery of and performance under this Agreement and the Voting Agreement and the consummation of the transactions contemplated by hereby and thereby.

        (n)   Environmental Matters.

          (i)  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (A)  Each of the Company and its Subsidiaries is and has for the past five years been in compliance with all applicable Environmental Laws which compliance includes obtaining, maintaining and complying with all permits, notices, approvals and authorizations, if any, required under Environmental Laws in connection with the operation of the Company's and its Subsidiaries' business, as applicable.

          (B)  Neither the Company nor any of its Subsidiaries has stored, released, used or disposed of any Hazardous Substances in a manner that would reasonably be expected to give rise to any liability under any Environmental Laws.

          (C)  Neither the Company nor any of its Subsidiaries is the subject of any pending material claims, notices, demand letters, investigations, proceedings or information requests indicating or alleging any liability relating to any Environmental Law and, to the Knowledge of the Company, none are threatened.

         (ii)  To the Knowledge of the Company, the Company has made available to Parent copies of all material environmental reports, assessments and studies in its possession concerning its or its Subsidiaries' operations or any properties currently or formerly owned or operated by the Company or any of its Subsidiaries.

        As used in this Agreement, (i) the term "Environmental Law" means any applicable federal, state or local law or other legal requirement pertaining to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any law or legal requirement relating to Hazardous Substances and (ii) the term "Hazardous Substance" means any pollutant, contaminant, hazardous substance, hazardous waste or petroleum products, and any other chemical waste, substance or material listed in or regulated or identified in any Environmental Law.

        (o)   Taxes.

          (i)  The Company and each of its Subsidiaries (A) have duly and timely filed (taking into account any valid extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are true, correct and complete in all material respects; (B) have paid all material Taxes that are required to be paid (whether or not shown to be due on any such Tax Returns) or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except, in each case, for Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP in the financial statements included in the Company Reports filed prior to the date of this Agreement; and (C) other than as a result of extending the due date for filing a Tax Return, have not waived any statute of limitations with respect to any income Tax Return or any other material Tax Return or agreed to any extension of time with respect to a material Tax assessment or deficiency and there has been no request by a Governmental Authority to execute such a waiver or extension. The federal income Tax Returns referred to in clause (i) have been examined by the IRS or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired.

         (ii)  All deficiencies for Taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully or timely paid, settled or properly reflected in the financial statements included in the most recent Company Reports.

        (iii)  There are no Tax Liens upon any property or assets of the Company or any of its Subsidiaries except Liens for current Taxes not yet due and payable that may thereafter be paid without interest or penalty, and Liens for material Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP. No deficiency for any amount of Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid or unresolved. As of the date of this Agreement, there are not pending or threatened any audits, suits, claims, examinations, investigations, proceedings or other administrative or judicial proceedings in respect of Taxes or Tax matters. No written claim or, to the Knowledge of the Company, oral notice has been received by the Company or any of its Subsidiaries from a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns (i) indicating that the Company or any of its Subsidiaries are or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, (ii) indicating an intent to open an audit or other review or (iii) requesting information related to Tax matters.

        (iv)  Neither the Company nor any of its Subsidiaries (A) is or will be required to include any material adjustment in taxable income for any Tax period ending after the Closing Date or in any Tax Return not yet filed pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring, or accounting methods employed, prior to the date of this Agreement; (B) has entered into a material transaction that is being accounted for under the installment method of Section 453 of the Code or similar provision of U.S. state, U.S. local or foreign Tax Law; or (C) will be required to recognize a material amount of taxable income or take into account any other measure of Tax that will be reportable in taxable periods beginning on or after the Closing Date that is attributable to a transaction or event that occurred prior to the Closing. No power of attorney that currently is in effect has been granted by the Company or any of its Subsidiaries with respect to any Tax matter to any non-employee third party.

         (v)  None of the Company or any of its Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law relating to any taxable period ending after the Closing Date.

        (vi)  None of the Company or any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a United States consolidated federal income Tax Return (other than the affiliated group of which the Company is the common parent); (ii) has any liability for the Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, as a transferee or successor, by contract, or otherwise; or (iii) is a party to any Tax sharing agreement other than with respect to any such agreement or arrangement solely among the Company and its Affiliates, or any gross-up and indemnification provisions in credit agreements, derivatives, leases, supply agreements or other commercial agreements, each of which legal arrangements being entered into in the ordinary course of business and the primary purposes of which being unrelated to Taxes, pursuant to which it will have any obligation to make any payments in respect of Taxes after the Effective Time. In the last five years, neither the Company nor any of its Subsidiaries has been either a "distributing corporation" or a "controlled corporation" in a transaction intended to qualify under Section 355 of the Code.

       (vii)  Neither the Company nor any of its Subsidiaries has been a United States real property holding company within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the term "Taxes") includes all federal, state, local and foreign income, windfall or other profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, transfer, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, escheat, unclaimed property, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

        (p)   Labor Matters.

          (i)  As of the date hereof, neither the Company nor any of its Subsidiaries is a party to, nor is it currently negotiating in connection with entering into, any collective bargaining agreement or other agreement with a labor union, works council or similar organization, and, to the Company's Knowledge, there are no union organizing activities involving any employees of the Company or any of its Subsidiaries, nor have there been any such activities within the past three years.

         (ii)  As of the date hereof, there is no strike, lockout, slowdown, work stoppage, unfair labor practice or material labor dispute, arbitration or grievance pending or, to the Company's Knowledge, threatened, nor have there been any such actions within the past three years. To the Company's Knowledge, each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, sexual harassment and occupational safety and health. Neither the Company nor any of its Subsidiaries is a party to, or is otherwise bound by, any consent decree with any Governmental Authority relating to employees or employment practices. No material Action brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of any employees of the Company is pending or, to the Company's Knowledge, threatened. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder (the "WARN Act") or any similar state or local Law that remains unsatisfied.

        (q)   Intellectual Property.

          (i)  Section 5.1(q)(i) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the date of this Agreement, of all (A) Owned Intellectual Property that is Registered (collectively, the "Registered Intellectual Property"), indicating for each item of Registered Intellectual Property, the record owner, registration or application number, and the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed (or in the case of an Internet domain name, the applicable domain name registrar); and (B) all Social Media Accounts owned by, or used by or on behalf of, the Company or any of its Subsidiaries. The Company or one of its Subsidiaries exclusively owns, free and clear of all Liens, each item included in the Registered Intellectual Property.

         (ii)  to the Knowledge of the Company, the Company and its Subsidiaries, each as applicable, owns or has valid and sufficient rights to use, all Intellectual Property Rights and Social Media Accounts used in or otherwise necessary for the operation of the businesses of the Company and its Subsidiaries as currently conducted;

        (iii)  to the Knowledge of the Company, none of the products or services distributed, sold or offered by the Company or any of its Subsidiaries nor the conduct of the businesses of the Company and its Subsidiaries currently infringes, misappropriates or violates in any material respect or has, during the three-year period prior to the date of this Agreement, infringed, misappropriated or violated the Intellectual Property Rights of any Person in any material respect;

        (iv)  to the Knowledge of the Company, no Person currently infringes, misappropriates or otherwise violates any Owned Intellectual Property in any material respect;

         (v)  within the prior three years, neither the Company nor any of its Subsidiaries has received any written claim or notice from any Person (including by way of a cease and desist letter or an offer for a license) (A) alleging any infringement, violation or misappropriation of Intellectual Property Rights of any Person in any material respect; or (B) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Owned Intellectual Property;

        (vi)  within the prior three years, to the Knowledge of the Company, there has been no unauthorized access to or unauthorized use of any Social Media Accounts owned by, or used by or on behalf of, the Company or any of its Subsidiaries;

       (vii)  except as set forth in Section 5.1(q)(vii) of the Company Disclosure Schedule, there is not presently any Action before any Governmental Authority to which the Company or any of its Subsidiaries is a party or any Action by any Governmental Authority against or involving the Company or its Subsidiaries, or, to the Knowledge of the Company, is any such Action threatened against the Company or any of its Subsidiaries, in each case, concerning the ownership, validity, registrability, enforceability or use of, or licensed right to use, any Intellectual Property Rights;

      (viii)  the Company and each of its Subsidiaries has taken commercially reasonable steps to maintain the confidentiality of any material Trade Secrets that are owned, used or held by the Company or any of its Subsidiaries, and such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate confidentiality restrictions or non-disclosure agreements;

        (ix)  the IT Assets (A) operate and perform in all material respects as required by the Company and its Subsidiaries and are otherwise sufficient for the needs of the Company and its Subsidiaries in connection with the businesses of the Company and its Subsidiaries as currently conducted, (B) within the prior three years, have not materially malfunctioned or failed and (C) to the Knowledge of the Company, are free from material bugs or other defects, and do not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials; the Company and its Subsidiaries have in place commercially reasonable disaster recovery and business continuity plans, procedures and technologies; to the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets during the three-year period prior to the date of this Agreement;

         (x)  except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) the Company and each of its Subsidiaries have complied in all material respects with all applicable Laws and contractual and fiduciary obligations relating to the collection, storage, use, transfer and any other processing of any Personal Information collected or used by the Company or any of its Subsidiaries; (B) the Company and each of its Subsidiaries has taken commercially reasonable steps to protect all such Personal Information against unwanted loss and unauthorized access, use or disclosure; and (C) there has been no unauthorized access to or misuse of such Personal Information;

        (xi)  except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have not provided copies, nor agreed to provide copies (including pursuant to any escrow arrangement), of any source code for any software owned or developed by the Company or any of its Subsidiaries (such software, "Company Proprietary Software") to any other Person, other than employees, contractors and consultants in the ordinary course of business consistent with past practice and subject to appropriate confidentiality restrictions; no event has occurred and no circumstance or condition exists that (with or without notice or the lapse of time, or both) will result in the delivery of any source code for any Company Proprietary Software to any other Person;

       (xii)  For purposes of this Agreement, the following terms have the following meanings:

        "Intellectual Property Rights" means any or all material intellectual and industrial property and proprietary rights, including: (a) patents, trademarks, service marks, trade names, copyrights and copyrighted works (including website content and advertising materials), Internet domain names, designs; (b) trade secrets, know-how and other information of a confidential nature (collectively, "Trade Secrets"); (c) applications for and registrations of the foregoing (including divisions, provisional, continuations, continuations-in-part, reissues, re-examinations, foreign counterparts, extensions and renewals); (d) inventions (whether patentable or not), discoveries, utility models, processes, formulae, methods, confidential information, schematics, technology, computer software programs and applications, code, databases, systems and documentation; and (e) customer lists and confidential information.

        "IT Assets" means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation, in each case, used by the Company or any of its Subsidiaries.

        "Owned Intellectual Property" means all Intellectual Property Rights owned by the Company or any of its Subsidiaries.

        "Personal Information" means any information that alone or in combination with other information collected or used by the Company or any of its Subsidiaries can be used to specifically identify a Person. Personal Information includes credit card numbers, bank account numbers and other payment information, any individual's name, address or phone number, usernames and passwords, social security numbers (or similar identification numbers), dates of birth and email addresses.

        "Registered" means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

        "Social Media Accounts" means social media profiles, accounts and handles, including those made available through Facebook, Twitter, Instagram and other similar platforms.

        (r)   Certain Business Practices.

          (i)  The Company, its Subsidiaries and, to the Knowledge of the Company, each Joint Venture Entity, and, to the Knowledge of the Company, each of their respective directors, officers, employees, consultants, sales representatives, distributors and agents have complied in all material respects with the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd1, et seq.), the UK Bribery Act, any applicable Law enacted in connection with, or arising under, the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Officials in International Business Transactions and any other applicable Law that relates to bribery or corruption (collectively, "Anti-Bribery Laws"). The Company and its Subsidiaries and, to the Knowledge of the Company, each Joint Venture Entity (x) have instituted policies and procedures reasonably designed to ensure compliance with applicable Anti-Bribery Laws and (y) have maintained in all material respects such policies and procedures in full force and effect.

         (ii)  Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any Joint Venture Entity, nor, to the Company's Knowledge, any director, officer, employee, consultant, sales representative, distributor or agent of the Company or any of its Subsidiaries or any Joint Venture Entity acting on behalf of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Joint Venture Entity, have been subject to any Actions or Orders, or made any voluntary disclosures to any Governmental Authority, involving the Company or any of its Subsidiaries or, to the

Knowledge of the Company, any Joint Venture Entity in any way relating to applicable Anti-Bribery Laws.

        (s)   Brokers and Finders.    Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed B. Riley FBR, Inc. as its outside financial advisor. Prior to the date of this Agreement, the Company has delivered to Parent complete and accurate copies of all agreements pursuant to which its outside financial advisor is entitled to any fees and expenses in connection with this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby, including the Merger.

        (t)    No Other Representations or Warranties.    Except for the representations and warranties in Section 5.2, the Company acknowledges and agrees that neither Parent, Merger Sub nor any Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the Merger and other transactions contemplated by this Agreement, including the accuracy and completeness thereof, and the Company has not relied on any information or any representation or warranty not set forth in Section 5.2.

        5.2.  Representations and Warranties of Parent and Merger Sub.    Except as set forth in the correspondingly numbered sections or subsections of the disclosure schedule delivered to the Company by Parent immediately prior to the execution of this Agreement (the "Parent Disclosure Schedule") (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent (and only to the extent) that the relevance of such item is reasonably apparent on the face of such disclosure), Parent and Merger Sub each hereby represent and warrant to the Company that:

        (a)   Organization, Good Standing and Qualification.    Each of Parent and Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair the ability of Parent or Merger Sub, as applicable, to consummate the Merger and the other transactions contemplated by this Agreement and the Voting Agreement.

        (b)   Corporate Authority.    No vote of holders of capital stock of Parent is necessary to approve this Agreement or the Voting Agreement or the transactions contemplated hereby or thereby, including the Merger. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Voting Agreement and to consummate transactions contemplated hereby and thereby, including the Merger, subject only to the approval of this Agreement by the sole shareholder of Merger Sub. Each of this Agreement and the Voting Agreement have been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (c)   Governmental Filings; No Violations.

          (i)  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Voting Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby require no authorization or other action by or in respect of, or filing with, any Governmental Authority other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (B) compliance with any applicable requirements of the Antitrust Laws, (C) compliance with any applicable requirements of the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (D) compliance with any applicable rules of NASDAQ, and (E) where the failure to take such actions or obtain such authorization would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

         (ii)  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Voting Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby do not and will not (A) conflict with or result in any violation or breach of any provision of the certificate or articles of incorporation or bylaws of Parent or Merger Sub, respectively, or the similar organizational documents of any of Parent's Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.2(c)(i), conflict with or result in a violation or breach of any applicable Law or (C) assuming compliance with the matters referred to in Section 5.2(c)(i), require any consent by any Person, except in the case of clauses (B) and (C) above, any such violation, breach or conflict that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        (d)   Litigation.    There are no pending or, to the knowledge of the executive officers of Parent, threatened Actions against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the Voting Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        (e)   [Reserved].

        (f)    Ownership of Merger Sub; No Prior Activities.    The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        (g)   Interested Stockholder Statutes.    For the three years prior to the date of the Voting Agreement, none of Parent, Merger Sub or any of their respective "affiliates" or "associates" (as defined in Section 203 of the DGCL) or, to the Knowledge of Parent, any of its stockholders has been an "interested stockholder" (as defined in Section 203 of the DGCL) with respect to the Company. Other than any deemed beneficial ownership resulting from the execution and delivery of the Voting Agreement, neither Parent, nor any of its Subsidiaries beneficially owns any Shares.

        (h)   Brokers and Finders.    Except for J.P. Morgan Securities LLC, the fees and expenses of which will be paid by Parent, neither Parent nor Merger Sub has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees for which the Company would be responsible in connection with this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby, including the Merger.

        (i)    Debt Financing.    Parent has delivered to the Company a true and correct copy of an executed debt commitment letter to Parent (the "Commitment Letter") pursuant to which the lender named therein (the "Lender") has committed, subject only to the terms and conditions set forth therein, to lend Parent (and certain of Parent's Subsidiaries) the amounts set forth therein (the "Financing") for the purpose of funding the transactions contemplated by this Agreement. Parent has also delivered to the Company a true and complete (other than the redactions referenced herein) copy of any fee letter related to the Commitment Letter (it being understood that any such fee letter provided to the Company shall be redacted in a customary manner solely with respect to the fees, pricing caps and certain economic terms (including economic flex terms), which redacted information does not adversely affect the amount, availability or conditionality of the funding of the Financing) (any such fee letter, a "Fee Letter"). As of the date hereof, the Commitment Letter and the Fee Letters (i) are in full force and effect and (ii) have not been withdrawn or terminated or otherwise amended or modified in any respect. As of the date hereof, each Fee Letter and the Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, subject in each case to the bankruptcy and principles of equity exceptions. As of the date hereof, there are no other agreements, side letters, understandings or arrangements relating to the Commitment Letter or Fee Letters, the Financing or any alternative debt financing for the transactions contemplated hereby to which Parent or any of its Subsidiaries is a party (other than the Commitment Letter and the Fee Letters). As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Commitment Letter or Fee Letters. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Commitment Letter. Parent has (or has caused to be) fully paid any and all commitment fees or other fees required by the Commitment Letter or Fee Letters to be paid by it on or prior to the date of this Agreement. As of the date hereof, assuming the accuracy of the representations and warranties set forth in Section 5.1 and the performance by the Company of its obligations under Article VI and the satisfaction of the conditions set forth in Article VII, Parent is not aware of any fact or occurrence that, with or without notice, lapse of time or both, would reasonably be expected to (i) result in any of the conditions in the Commitment Letter not being satisfied, or (ii) otherwise result in the Financing not being available on a timely basis and in a sufficient amount, in each case in order to consummate the transactions contemplated by this Agreement. The net proceeds from the Financing, together with cash on hand of Parent and its Subsidiaries and the Company and the Subsidiaries, will be sufficient to consummate the transactions contemplated by this Agreement. Parent confirms that it is not a condition to Closing or any of its other obligations under this Agreement that Parent obtain financing for or in connection with the transactions contemplated by this Agreement.

        (j)    No Other Representations or Warranties.    Except for the representations and warranties in Section 5.1 (as modified by the Company Disclosure Schedule), each of Parent and Merger Sub acknowledges and agrees that neither the Company nor its Subsidiaries, Affiliates or Representatives or the Joint Venture Entity, nor any Person on their behalf makes any express or implied representation or warranty with respect to the Company or any Subsidiary of the Company or the Joint Venture Entity or with respect to any other information, including the accuracy and completeness thereof, provided to Parent or Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement (including any relating to financial condition, results of operations, prospects, assets or liabilities of the Company or its Subsidiaries or the Joint Venture Entity), and neither Parent nor Merger Sub has relied on any information or any representation or warranty not set forth in Section 5.1. Without limiting the express representations and warranties in Section 5.1, and without limiting the broad nature of the disclaimer set forth in the prior sentence, each of Parent and Merger

Sub acknowledges and agrees that no representation or warranty is made or implied as a result of the Company making available to Parent and Merger Sub any management presentations, information, documents, projections, forecasts and other material in the electronic data room maintained by or on behalf of the Company to which Parent and its Representatives were provided access prior to the date of this Agreement (the "Data Room") or otherwise, including the accuracy and completeness thereof, and neither Parent nor Merger Sub has relied on such information.

ARTICLE VI

Covenants

        6.1.  Interim Operations.

        (a)   Except as otherwise (i) expressly permitted or required by this Agreement, (ii) required by applicable Law, (iii) expressly approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (iv) expressly set forth in Section 6.1(a) of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company will, and will cause its Subsidiaries to conduct their businesses in the ordinary course of business consistent with past practice and use its and their reasonable best efforts to maintain and preserve intact the material aspects of their business organizations, to maintain their business relationships and goodwill with suppliers, contractors, distributors, customers, partners, employees, licensors, licensees and others having material business relationships with it, to retain the services of the Company's and its Subsidiaries' employees and business associates and agents and to comply in all material respects with all applicable Laws and the requirements of all Material Contracts.

        (b)   Without limiting the generality of the foregoing, except as otherwise expressly (x) permitted or required by this Agreement, (y) approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (z) set forth in Section 6.1(b) of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company will not, and will cause its Subsidiaries not to:

          (i)  (x) adopt or propose any change in the Charter or bylaws of the Company or (y) adopt any change in the comparable organizational document of any Subsidiary of the Company;

         (ii)  merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transaction between or among any of its Subsidiaries that would not impose, individually or in the aggregate, any changes or restrictions on its assets, operations or business or on the assets, operations and business of the Company and its Subsidiaries taken as a whole that would be adverse to Parent or any of its Affiliates, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreement or arrangement imposing, individually or in the aggregate, any changes or restrictions on the assets, operations or business or on the assets, operations and business of the Company or any of its Subsidiaries that would be adverse to Parent or any of its Affiliates;

        (iii)  acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, rights, interests or businesses (other than purchases of supplies, equipment, managed services, cloud services, software or inventory in the ordinary course of business consistent with past practice);

        (iv)  sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire, transfer or dispose of, or create or incur any Lien (other than Permitted Liens) on, any of the Company's or its Subsidiaries' material assets (including Intellectual Property Rights), securities, properties, rights, interests or businesses (including pursuant to any sale-leaseback transaction or asset securitization transaction but excluding any sale, disposition, lease or license of inventory or product in the ordinary course of business consistent with past practice);

         (v)  purchase, redeem or otherwise acquire, or authorize or agree to purchase, redeem or acquire, any Group Securities (other than Group Securities of wholly owned Subsidiaries of the Company and other than the acceptance of Shares as payment for the exercise price of Company Options (including pursuant to a net exercise feature) or for withholding taxes incurred in connection with the exercise of Company Options or the vesting or net settlement of other Group Securities outstanding under the Stock Plans (and dividend equivalents thereon, if any), in each case to the extent such Group Securities for withholding taxes that are outstanding as of the date of this Agreement and in accordance with their applicable terms on the date of this Agreement);

        (vi)  except (A) for Shares issuable upon the exercise or conversion of Company Options or Company RSUs outstanding on the date hereof; or (B) with respect to Parent's and Merger Sub's participation in the transactions contemplated by this Agreement, issue, sell, grant, dispose of, pledge, deliver, transfer or otherwise encumber or authorize, propose or agree to the issuance, sale, grant, disposition, pledge, delivery, transfer or encumbrance by the Company or any of its Subsidiaries of, any Group Securities;

       (vii)  make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any of its wholly-owned Subsidiaries), whether or not in the ordinary course of business consistent with past practice, in an amount greater than $500,000 individually or $2,000,000 in the aggregate;

      (viii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Group Securities or consent to any dividend or distribution of each Joint Venture Entity (except for dividends or other distributions paid by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company or pro rata dividends or distributions by Joint Venture Entities) or enter into any agreement with respect to the voting of Group Securities or Joint Venture Entity Securities;

        (ix)  reclassify, split, combine or subdivide any of the capital stock of the Company;

         (x)  create, incur or assume any material indebtedness for borrowed money (other than trade payables (including, for avoidance of doubt, indebtedness associated with the purchase of products or services of the Company) and company credit cards, in each case in the ordinary course of business consistent with past practice) or guarantee, endorse or otherwise become responsible (whether directly, contingently or otherwise) for any such indebtedness;

        (xi)  other than facilities or technology capital expenditures in the ordinary course of business consistent with past practice, make or commit to any capital expenditure or expenditures in an amount greater than $500,000 individually or $2,000,000 in the aggregate;

       (xii)  enter into any agreement, arrangement or commitment that materially limits or otherwise restricts the Company or its Subsidiaries from engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material changes or restrictions on its assets, operations or business, except in the ordinary course of business consistent with past practices;

      (xiii)  (A) enter into any Contract that, if in effect on the date hereof, would have been a Material Contract (other than in the ordinary course of business consistent with past practices), (B) terminate or amend or modify in any material respect any Material Contract or any Contract that, if in effect on the date hereof, would have been a Material Contract (other than terminations or amendments in the ordinary course of business consistent with past practice), (C) waive in any material respect any term of, or waive any material default under, or release, settle or compromise any material claim against the Company or any of its Subsidiaries or material liability or obligation owing to the Company or any of its Subsidiaries under, any Material Contract or any Contract that, if in effect on the date hereof, would have been a Material Contract or (D) enter into any Contract that contains a change of control provision or any similar provision that would require a payment to the other party or parties thereto as a result of the consummation of the Merger or the other transactions contemplated by this Agreement (including in combination with any other event or circumstance); it being agreed that the entry into, termination, amendment or modification of any Contract that (x) is or would be a Material Contract of the type described in clauses (A), (B), (C), (D), (F) (with respect to entering into a new Real Property Lease or terminating, amending or modifying a Real Property Lease in effect as of the date of this Agreement), (J), (K), (M) or (N) of Section 5.1(j)(i), or (y) will involve payments to or from the Company and/or any of its Subsidiaries in excess of $15,000,000 in any one-year period, in each case, will not be considered to be in the ordinary course of business consistent with past practices;

      (xiv)  materially change the Company's methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act;

        (xv)  agree to or otherwise settle, compromise or otherwise resolve in whole or in part any Action for an amount in excess of $500,000 individually or $2,000,000 in the aggregate; provided, however, neither the Company nor any of its Subsidiaries shall settle any Action (regardless of the amount involved) if any such settlement would impose any material obligation or restriction on the Company or its Subsidiaries from time to time or on the Company's or its Subsidiaries' ability to own or operate any of its assets, licenses, operations, rights, product lines, businesses or interests therein or require any material changes to the business of the Company or its Subsidiaries from time to time;

      (xvi)  except as may be required by applicable Law, (A) make a new material Tax election or change any material Tax election, (B) change any entity classification of any Subsidiary, (C) create a permanent establishment in any country other than the country in which the Company or any of its Subsidiaries is organized, (D) file any amended income Tax Return or other material amended Tax Return, (E) adopt or change any annual Tax accounting period or material accounting method for Taxes, (F) settle or compromise any material Tax claim, (G) surrender any material claim for a refund of Taxes, (H) enter into any closing agreement relating to Taxes or (I) file any income Tax Return or other material Tax Return that is inconsistent with past practice;

     (xvii)  take or fail to take any action that would reasonably be expected to result in any of the conditions set forth in Article VII (Conditions) not to be satisfied or prevent or materially impede the consummation of the transactions contemplated by this Agreement, except as permitted under Section 6.2;

    (xviii)  announce, implement or effect any material reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company (including any "plant closing" or "mass layoff" as those terms are defined in the WARN Act or any similar action under a similar Law), other than routine employee terminations in the ordinary course of business consistent with past practice;

      (xix)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

        (xx)  except as required by applicable Law or pursuant to the terms of any Benefit Plan as in effect as of the date of this Agreement and set forth in the Company Disclosure Schedule, (A) terminate, adopt, establish, enter into, amend or renew (or communicate any intention to take such action) any Benefit Plan, (B) increase in any manner the compensation, benefits, severance or termination pay of any of the current or former directors, officers, employees or consultants who are natural persons of the Company or its Subsidiaries, (C) pay any bonus or incentive compensation under any Benefit Plan, other than payments based on actual performance for completed performance periods, (D) accelerate the vesting of or lapsing of restrictions, or amend the vesting requirements, with respect to any equity-based compensation or other long-term incentive compensation under any Benefit Plan, (E) grant any new awards, or amend or modify the terms of any outstanding awards, under any Benefit Plan, (F) take any action to accelerate the payment, or to fund or secure the payment, of any amounts under any Benefit Plan, (G) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any Company employee, (H) hire any employee or consultant who is a natural person with a target total annual cash compensation (e.g., base pay or base rate and short-term cash incentive target amounts) opportunity in excess of $200,000, (I) enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization or (J) terminate without cause the employment of any executive officer of the Company; or

      (xxi)  agree, authorize or commit to do any of the foregoing.

        (c)   Prior to making any broad-based written or oral communications to the officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication (or, in the case of any oral communications, copies of scripts, talking points or other similar materials), upon providing Parent with the communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication.

        (d)   Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        6.2.  Acquisition Proposals; Change of Recommendation.

        (a)   No Solicitation or Negotiation.    Except as expressly permitted by this Section 6.2, the Company shall not, and shall cause its Subsidiaries and each of their respective directors and officers not to, and shall use its reasonable best efforts to cause its and its Subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, "Representatives") not to, directly or indirectly:

          (i)  initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

         (ii)  engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions);

        (iii)  provide any information to any Person in connection with any Acquisition Proposal;

        (iv)  subject to Section 6.2(i), waive, terminate, modify or fail to enforce any "standstill" or confidentiality or similar obligation of any Person (other than any party hereto) with respect to the Company or any of its Subsidiaries; or

         (v)  otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

        (b)   Notwithstanding anything to the contrary in Section 6.2(a), prior to the time, but not after, the Requisite Company Vote is obtained, in response to an Acquisition Proposal not solicited in material violation of this Section 6.2, the Company may:

          (i)  contact the Person making such Acquisition Proposal or its Representatives solely to ascertain the facts or clarify the terms and conditions of such Acquisition Proposal;

         (ii)  provide information in response to a request therefor (including non-public information regarding the Company or any of its Subsidiaries) to the Person who made such Acquisition Proposal, provided that such information has previously been made available to, or is made available to, Parent substantially concurrently at the time such information is made available to such Person (and in any event within 24 hours of such time) and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms not less restrictive, with respect to confidentiality, to the other party than the terms in the Confidentiality Agreement are on Parent; provided, that the Company shall not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 6.2 or otherwise prohibits the Company from complying with its obligations under this Agreement; provided, further, that the Company shall not provide information to any Person pursuant to any confidentiality agreement entered into prior to the date of this Agreement unless such Person agrees prior to receipt of such information to waive any provision that would prohibit the Company from providing any information to Parent in accordance with this Section 6.2 or otherwise prohibit the Company from complying with its obligations under this Agreement; and

        (iii)  participate in discussions or negotiations with any such Person regarding such Acquisition Proposal;

        in each case, if, and only if, prior to taking any action described in clauses (ii) or (iii) above, the Company Board determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with its outside financial advisors, such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law.

        (c)   The Company shall promptly (and, in any event, within 24 hours) give written notice to Parent if the Company or any of its Subsidiaries receives (i) any inquiry, proposal, indication of interest or offer with respect to an Acquisition Proposal, (ii) any request by any Person or group for information in connection with or with respect to any Acquisition Proposal, or (iii) any request by any Person or group for discussions or negotiations, or to initiate or continue discussions or negotiations, with respect to an Acquisition Proposal, setting forth in such notice the name of such Person or group and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any written request, inquiry, proposal, indication of interest or offer) and thereafter shall keep Parent informed, on a reasonably current basis (and, in any event, within 24 hours), of the status and material terms of any such proposals or offers (including any material amendments thereto) and any material changes to the status of any such discussions or negotiations, including any change in its intentions as previously notified.

        (d)   For purposes of this Agreement:

        "Acquisition Proposal" means any proposal, indication of interest or offer relating to (i) a merger, joint venture, partnership, collaboration, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries, (ii) any acquisition by any Person or group resulting in, or any proposal, indication of interest or offer that in the case of either of the foregoing clauses (i) or (ii), if consummated, would result in any Person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 15% or more of the total voting power or of any class of equity securities of the Company or those of any of its Subsidiaries or assets representing 15% or more of the consolidated net revenues, net income or total assets (including equity securities of any of the Company's Subsidiaries and equity securities of any other entity) of the Company or (iii) any combination of the foregoing, in each case other than the transactions contemplated by this Agreement.

        "Superior Proposal" means a bona fide written Acquisition Proposal that did not result from a material breach of this Agreement or the Voting Agreement that would result in any Person or group becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power or of any class of equity securities of the Company or assets representing more than 50% of the consolidated net revenues, net income or total assets (including equity securities of the Company's Subsidiaries and equity securities of any other entity) of the Company, that the Company Board has determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, taking into account all legal, financial, financing and regulatory aspects of the Acquisition Proposal, the identity of the Person(s) making the proposal and the likelihood of the proposal being consummated in accordance with its terms, that, if consummated, would result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.2(f)).

        (e)   No Change of Recommendation or Alternative Acquisition Agreement.    Except as permitted by Section 6.2(f) and Section 6.2(g), the Company Board, including any committee thereof, shall not:

          (i)  withhold or withdraw or fail to make when required by this Agreement (or publicly propose or resolve to withhold or withdraw or fail to make when required by this Agreement) the Company Recommendation with respect to the Merger;

         (ii)  qualify or modify (or publicly propose or resolve to qualify or modify) the Company Recommendation with respect to the Merger in a manner adverse to Parent;

        (iii)  approve or recommend, or publicly declare advisable, any Acquisition Proposal;

        (iv)  fail to include the Company Recommendation in the Proxy Statement;

         (v)  if any Acquisition Proposal that is structured as a tender offer or exchange offer for outstanding Shares is commenced pursuant to Rule 14d-2 of the Exchange Act, fail to recommend against acceptance of such offer by the Company's stockholders within ten Business Days following a request by Parent or, if sooner, the Business Day prior to the Company Shareholders Meeting;

        (vi)  approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, collaboration agreement or other agreement (other than a confidentiality agreement pursuant to Section 6.2(b), in each case providing for an Acquisition Proposal (an "Alternative Acquisition Agreement,"; the transaction(s) contemplated thereby, an "Alternative Transaction"); and any of the actions set forth in the foregoing clauses (i) through (vi), a "Change of Recommendation")); or

       (vii)  cause or permit the Company to enter into an Alternative Acquisition Agreement.

        (f)    Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Requisite Company Vote is obtained, the Company Board may effect a Change of Recommendation if the Company Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (x) in the case that the Change of Recommendation is not made in response to an Acquisition Proposal, that an Intervening Event has occurred and the failure to take such action would be in violation of the directors' fiduciary duties under applicable Law, and (y) in the case that such Change of Recommendation is made in response to an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal and the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law; provided, however, that the Company Board shall not take any action set forth above unless and until (1) the Company has given Parent written notice of its intention to take such action three Business Days in advance, which notice shall comply with the provisions of Section 6.2(c) (if applicable), setting forth in writing that management of the Company intends to recommend to the Company Board that it take such action; (2) after giving such notice and prior to taking such action, the Company has negotiated in good faith with Parent (to the extent Parent wishes to negotiate) to enable Parent to propose in writing a binding offer to make such revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal (or, in the case of a Change of Recommendation not involving an Acquisition Proposal, that the failure to effect a Change of Recommendation would not be reasonably likely to be inconsistent with the directors' fiduciary duties under applicable Law); and (3) at the end of the three Business Day period and prior to taking any such action, the Company Board has considered in good faith any such binding offer to make revisions to the terms of this Agreement proposed by Parent and any other information offered by Parent in response to the notice, and has determined in good faith, after consultation with outside legal counsel and its outside financial advisors, that in the case of a Superior Proposal, the Superior Proposal continues to constitute a Superior Proposal (or, in the case of a Change of Recommendation not involving an Acquisition Proposal, that the failure to effect a Change of Recommendation would be inconsistent with the directors' fiduciary duties under applicable Law) if such changes proposed in such binding offer by Parent were to be given effect. In the event of any modification to the financial terms or any other material terms of any Acquisition Proposal, the proviso in the immediately preceding sentence shall apply again with references to "three Business Days" being replaced with "two Business Days".

        "Intervening Event" means a change, effect, event, circumstance or development that was not known to or reasonably foreseeable by the Company or the Company Board as of the date of this Agreement; provided, however, that in no event shall any of the following constitute or be deemed to be an Intervening Event: (i) the receipt, existence or terms of an Acquisition Proposal or any matter arising therefrom; (ii) changes in the stock price of the Company, as such, it being understood that, subject to the other limitations set forth in this definition, one or more events underlying a change in the Company's stock price may qualify as an Intervening Event; (iii) any event, change or circumstance relating to Parent, Merger Sub or any of their respective Affiliates; (iv) the timing of any regulatory approvals or other action by or in respect of any Governmental Authority; or (v) any failure by the Company to meet any (or the publication of any report regarding) projections, forecasts, budgets estimates or outlook of or relating to the Company or its Subsidiaries, including with respect to revenues or earnings or other internal or external financial or operating projections.

        (g)   Certain Permitted Disclosure.    Nothing contained in this Agreement shall prohibit the Company, the Company Board or any committee of the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided, however, that if such disclosure has the substantive effect of withholding or withdrawing, adversely qualifying, modifying or failing to make when required by this Agreement the Company Recommendation, such disclosure shall be deemed to be a Change of Recommendation and Parent shall have the right to terminate this Agreement as set forth in Section 8.1(g); it being understood that a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Change of Recommendation.

        (h)   Existing Discussions.    The Company shall, and shall cause its Subsidiaries and their respective Representatives to immediately cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or proposal or transaction that could reasonably be expected to lead to an Acquisition Proposal. The Company shall within 24 hours after execution of this Agreement deliver a written notice to each such Person providing only that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal or proposal or transaction that could reasonably be expected to lead to an Acquisition Proposal, which notice shall also request the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries. The Company will immediately terminate all physical and electronic data access previously granted to such Persons.

        (i)    Limits on Release of Standstill and Confidentiality.    During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, "standstill" or similar agreement entered into in connection with any Acquisition Proposal proposed, discussed or negotiated on or prior to the date of this Agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to terminate, amend, modify, waive or fail to enforce any provision of any such confidentiality, "standstill" or similar obligation of any Person (i) if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law or (ii) to the extent such provisions would prohibit any Person or Group from making an Acquisition Proposal privately to the Company Board.

        6.3.  Proxy Statement Filing; Information Supplied.

        (a)   The Company shall prepare and file with the SEC, as promptly as practicable and in any event within fifteen (15) Business Days after the date of this Agreement, a proxy statement in preliminary form relating to the Company Shareholders Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement"). The Company shall promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company shall use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC, and the Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the date the SEC staff advises (i) that it has no further comments thereon or (ii) that the Company may commence mailing the Proxy Statement. The Company agrees, as to itself and its Subsidiaries, that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent agrees that none of the information supplied by it in writing specifically for inclusion in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The Company shall provide legal counsel to Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement and any other documents related to the Company Shareholders Meeting prior to filing such documents with the applicable Governmental Authority and mailing such documents to the Company's stockholders. The Company shall include in the Proxy Statement and such other documents related to the Company Shareholders Meeting all comments reasonably proposed by Parent or its legal counsel and agrees that all information relating to Parent and its Subsidiaries included in the Proxy Statement shall be in form and content reasonably satisfactory to Parent. The foregoing provisions of this Section 6.3(b) shall not apply to any document relating to a Change of Recommendation.

        6.4.  Company Shareholders Meeting.

        (a)   The Company will take, in accordance with applicable Law and its Charter and bylaws, all action necessary to convene a meeting of the holders of Shares (the "Company Shareholders Meeting") as promptly as practicable after the SEC confirms that it has no further comments on the Proxy Statement, to consider and vote upon the adoption of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn such meeting, except to the extent required by Law or pursuant to this Section 6.4(a). Notwithstanding anything to the contrary in this Agreement, the Company may adjourn, recess, or postpone, and at the request of Parent it shall adjourn, recess or postpone, the Company Shareholders Meeting (i) for a reasonable period to solicit additional proxies, if the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or to obtain the Requisite Company Vote (provided that, unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements in the aggregate shall be for a period of no more than twenty Business Days). In addition, the Company may adjourn, recess or postpone the Company Shareholders Meeting (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if the Company determines, in consultation with Parent, an amendment or supplement to the Proxy Statement is required by applicable Law (in which case the Company Shareholders Meeting shall be adjourned to the extent necessary to ensure that such required amendment or supplement is provided to the Company's stockholders for the amount of time required by Law in advance of the Company Shareholders Meeting) and (iii) to a date no later than the second Business Day following the expiration of any three or two Business Day period following written notice provided by the Company to Parent in accordance with the proviso of Section 6.2(f) regarding an intent to make a Change of Recommendation. Subject to Section 6.2(f), the Company Board shall include the Company Recommendation in the Proxy Statement and shall take all lawful action to obtain the Requisite Company Vote.

        (b)   The Company agrees (i) to use reasonable best efforts to provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports) and (ii) to give written notice to Parent one Business Day prior to the Company Shareholders Meeting and on the day of, but prior to, the Company Shareholders Meeting, indicating whether as of such date sufficient proxies representing the Requisite Company Vote have been obtained.

        6.5.  Cooperation; Antitrust Matters; Status.

        (a)   Subject to the terms of this Agreement, including Section 6.2, each of the Company, Parent and Merger Sub shall use reasonable best efforts to: (i) consummate and make effective the transactions contemplated by this Agreement and the Voting Agreement as promptly as reasonably practicable; (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries, or to avoid any proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger; (iii) defend any lawsuits or other proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and the Voting Agreement in accordance with the terms of this Agreement or the Voting Agreement, as applicable, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Authority vacated, lifted, overturned or reversed; and (iv) as promptly as reasonably practicable after the date of this Agreement, make all necessary registrations, declarations, submissions and filings, and thereafter make any other required registrations, declarations, submissions and filings with respect to the transactions contemplated by this Agreement required under the Exchange Act, any other applicable federal or state securities Laws, the HSR Act, any applicable Antitrust Laws, and any other applicable Law. Parent shall pay all filing fees required under the HSR Act or any applicable Antitrust Laws.

        (b)   The parties shall give (or shall cause their respective Subsidiaries to give, and in the case of the Company, will use its reasonable best efforts to cause each Joint Venture Entity to give) any notices to third parties, and shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that the parties shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Contracts of the Company or any of its Subsidiaries in connection with consummation of the transactions contemplated by this Agreement and seeking any such actions, consents, approvals or waivers.

        (c)   Without limiting the generality of anything contained in this Section 6.5, each party shall: (i) give the other parties prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the transactions contemplated by this Agreement or the Voting Agreement; (ii) keep the other parties informed as to the status of any such request or proceeding; and (iii) promptly inform the other parties of any communication to or from the Federal Trade Commission, the Department of Justice or any other domestic or foreign Governmental Authority regarding the transactions contemplated by this Agreement or the Voting Agreement. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct and control all matters with any Governmental Authority consistent with its obligations under this Section 6.5; provided that Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement or the Voting Agreement. In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, in connection with any such request or proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting, conference or telephone call relating to such request or proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request or proceeding.

        (d)   In furtherance of the covenants set forth in this Section 6.5 and subject to the limitations set forth in this Section 6.5(d), if any objections are asserted with respect to the transactions contemplated by this Agreement or the Voting Agreement under the HSR Act, any applicable Antitrust Laws or any other applicable Law or if any lawsuit or other proceeding, whether judicial or administrative, is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice or any other Governmental Authority challenging the transactions contemplated by this Agreement or the Voting Agreement or which would otherwise prohibit or materially impair or delay the consummation of the transactions contemplated by this Agreement, each of Parent and the Company shall cause their respective Subsidiaries to use their respective reasonable best efforts to resolve any such objections or lawsuits or other proceedings (or threatened lawsuits or other proceedings) so as to permit consummation of the transactions contemplated by this Agreement and the Voting Agreement as soon as reasonably practicable; provided, that notwithstanding anything to the contrary contained in this Section 6.5, nothing in this Agreement or the Voting Agreement shall require, or be construed to require, Parent or any of its Subsidiaries or other Affiliates, in order to resolve any such objections or lawsuits or other proceedings (or threatened lawsuits or other proceedings) or otherwise, to (i)(A) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending any such action, or (B) propose, negotiate or offer to effect, or consent or commit to, any such sale, leasing, licensing, transfer, disposal, divestiture or other encumbrance, or holding separate, before or after the Effective Time, of any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Surviving Corporation (or any of their respective Subsidiaries or other Affiliates), or (ii) take or agree to take any other action or agree or consent to any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any such assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Surviving Corporation (or any of their respective Subsidiaries or other Affiliates); provided, however, that Parent can compel the Company to take any of the actions referred to above (or agree to take such actions) if such actions are effective only after the Effective Time and the Company may not take any of the actions referred to above in connection with the matters contemplated by this Section 6.5 without the written consent of Parent.

        6.6.  Information; Access and Reports.

        (a)   Subject to applicable Law and the other provisions of this Section 6.6 and solely for purposes of furthering the Merger and the other transactions contemplated hereby or integration planning relating thereto, (i) the Company and Parent each shall and shall cause its Subsidiaries to, upon reasonable request by the other, furnish the other with reasonable information in its possession concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, (ii) the Company shall (and shall cause its Subsidiaries to, upon the giving by Parent of notice to the Company at least 24 hours in advance, afford Parent's officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its officers, employees, agents, contracts, books and records, stores, offices, distribution facilities and other facilities, provided that any such access shall be conducted under the supervision of personnel of the Company and in a manner that does not unreasonably interfere with the normal operations of the Company, and, during such period, the Company shall cause its Subsidiaries to furnish to Parent reasonable information in its possession concerning its business, properties and personnel as may reasonably be requested by Parent, and (iii) the Company shall continue to provide access to Parent and its Representatives to the Data Room.

        (b)   The foregoing provisions of this Section 6.6 shall not require either the Company or Parent to permit any access to any of its officers, employees, agents, contracts, books or records, or its stores, offices, distribution facilities or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information, documents or materials that (x) in the reasonable judgment of the Company or Parent, would result in the violation of Law or the disclosure of any trade secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement or (y) is subject to attorney-client privilege, work product doctrine or similar privilege or (z) relates to the Company Board's consideration of this Agreement or alternatives thereto. In the event that Parent or the Company objects to any request submitted pursuant to and in accordance with this Section 6.6 and withholds information on the basis of the foregoing sentence, the Company or Parent, as applicable, shall promptly inform the other party as to the general nature of what is being withheld and the Company and Parent shall use their respective commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure as promptly as reasonably practicable that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required consent or waiver of any third party required to provide such information and/or (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by entering into a common interest or joint defense or similar agreement in form and substance to be reasonably agreed among the parties or the arrangement of appropriate clean room procedures or redaction of text from documents. Each of Parent and the Company, as it deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as "Outside Counsel Only Material" or with similar restrictions. All information exchanged or made available shall be governed by the terms of the confidentiality and non-disclosure agreement, dated as of July 23, 2018, between Parent and the Company, as modified by the letter agreement, dated November 23, 2018, regarding the authorization to propose a potential transaction (as it may be further amended from time to time, the "Confidentiality Agreement").

        (c)   No exchange of information or investigation by Parent or its Representatives pursuant to this Section 6.6 shall affect or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement, and no investigation by the Company or its Representatives pursuant to this Section 6.6 shall affect or be deemed to affect, modify or waive the representations and warranties of Parent or Merger Sub set forth in this Agreement.

        (d)   For the avoidance of doubt, neither the foregoing provisions of this Section 6.6 nor any other provision of this Agreement or the Confidentiality Agreement shall be deemed to limit any customary disclosure (subject to customary confidentiality restrictions, including customary "click-through" confidentiality agreements, as applicable) made by Parent, Merger Sub and their Affiliates and/or Representatives to the Financing Sources, rating agencies, or otherwise in connection with efforts or activities by Parent and Merger Sub to obtain the Debt Financing.

        6.7.  Stock Exchange Delisting.    Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date. If the Surviving Corporation is reasonably likely to be required to file any reports pursuant to the Exchange Act during the ten days after the Effective Time, the Company will deliver to Parent at least five Business Days prior to the Effective Time a substantially final draft of any such report reasonably likely to be filed during such period and fully executed officer certifications required to be filed with such reports.

        6.8.  Publicity.    The initial press release regarding the Merger shall be a joint press release of Parent and the Company. Thereafter, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue any press release or make any other public announcement or public statement (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the Company (in the case of a press release or public announcement by Parent or its Subsidiaries) or Parent (in the case of a public announcement by the Company or its Subsidiaries) (such consent not to be unreasonably withheld, conditioned or delayed), except (i) as such press release or other public announcement may be required by applicable Law, in which case the party required to or whose Subsidiary is required to issue the release or make such public announcement shall use reasonable best efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance and shall give reasonable and good faith consideration to any such comments proposed by the other party or (ii) in connection with a Change of Recommendation, if and to the extent permitted by the terms of this Agreement. Notwithstanding anything to the contrary in this Section 6.8, each of the parties may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company and do not reveal material, non-public information regarding the other parties or the transactions contemplated by this Agreement; provided, however, that without limiting the generality of the foregoing and subject to applicable Law and the rules and policies of NASDAQ, the parties agree to use reasonable best efforts to coordinate communications regarding this Agreement, the Merger and the other transactions contemplated hereby with customers, suppliers, employees, shareholders and the community in general in accordance with the joint communications plan set forth in Schedule 6.8.

        6.9.  Employee Benefits.

        (a)   Parent agrees that during the period commencing at the Effective Time and ending on December 31, 2019, each employee of the Company and its Subsidiaries who continues to be employed after the Effective Time (the "Continuing Employees"), including any such Continuing Employee on an approved leave of absence (including without limitation short-term disability leave), will be provided with (i) a base salary or base wage that is substantially comparable in the aggregate to the base salary or base wage provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time, (ii) target short-term cash bonus opportunities that are substantially comparable in the aggregate as the target short-term cash bonus opportunities provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time and (iii) retirement and welfare benefits (excluding equity and long-term incentive compensation and defined benefit pension benefits) that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries to the Continuing Employees immediately prior to the Effective Time.

        (b)   Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee's employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Benefit Plan, as if such service had been performed with Parent (except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or retiree medical benefits or to the extent it would result in a duplication of benefits).

        (c)   If requested by Parent in writing no later than twenty (20) Business Days prior to the Effective Time, the Company shall cause the Company's 401(k) savings plan (the "Company 401(k) Plan") to be terminated effective the Business Day immediately preceding the Effective Time; provided, however, that the effectiveness of such termination may be conditioned on the occurrence of the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such Plan has been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, and provided that Parent has first received a Favorable IRS determination letter regarding the Company 401(k) Plan, Parent shall cause its 401(k) plan (or the plan of an Affiliate) to accept rollovers of outstanding balances and participant loans under the Company 401(k) Plan as soon as administratively practicable after the Closing Date.

        (d)   Notwithstanding the foregoing, nothing contained in this Agreement will (i) be treated as an amendment of any particular Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Benefit Plan, in each case in accordance with their terms, (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to retain the employment of any particular employee or (iv) create any third party beneficiary rights for the benefit of any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to this Section 6.9 or any compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.

        (e)   Prior to making any written or oral communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefits that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.

        6.10. Expenses.    Except as otherwise provided in Section 8.2(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Merger and the other transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the party incurring such expense. Notwithstanding the foregoing sentence, Parent shall bear and timely pay all filing fees associated with the HSR Act or any other applicable Antitrust Laws.

        6.11. Indemnification; Directors' and Officers' Insurance.

        (a)   After the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of the Company or its Subsidiaries or were serving at the request of the Company as an officer or director of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of its Subsidiaries at any time prior to the Effective Time to the fullest extent that the Company or the Subsidiary for which they were acting in such capacity would have been permitted to indemnify and hold harmless such individuals by applicable Law (including with respect to advancement of expenses).

        (b)   Parent and Merger Sub agree that all rights to advancement of expenses, exculpation or indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of the current and former directors and officers of the Company or any of its Subsidiaries or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such officer or director (each, a "D&O Indemnitee"), as provided in the Company's or each of its Subsidiaries' respective certificate of incorporation or bylaws (or comparable organizational or governing documents) or in any agreement, shall survive the Merger and the transactions contemplated by this Agreement and the Voting Agreement and shall continue in full force and effect in accordance with their terms. After the Effective Time, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) fulfill and honor such obligations to the maximum extent that the Company or applicable Subsidiary would have been permitted to fulfill and honor them by applicable Law. In addition, for a period of six years following the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to advancement of expenses, indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificate of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries immediately prior to the Effective Time, and during such six-year period, such provisions shall not be amended, repealed or otherwise modified in any respect, except as required by applicable Law.

        (c)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for "tail" insurance policies for the extension of (i) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and (ii) the Company's existing fiduciary liability insurance policies, in each case providing for a claims reporting or discovery period of six years from and after the Effective Time (the "Tail Period") from one or more insurance carriers with the same or better credit rating as the Company's insurance carrier as of the date of this Agreement with respect to directors' and officers' liability insurance policies and fiduciary liability insurance policies (collectively, "D&O Insurance"), for the persons who are covered by the Company's existing D&O Insurance as of the date of this Agreement, with terms, conditions, retentions and levels of coverage that are at least as favorable to such insured individuals as the Company's existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement, the Voting Agreement or the transactions or actions contemplated hereby or thereby); provided, however, that the Company shall not pay, and the Surviving Corporation shall not be required to pay (and the Parent shall not be required to cause the Surviving Corporation to pay), as the case may be, for such Tail Period aggregate one-time premium costs in excess of the amount set forth in Section 6.11(c) of the Company Disclosure Schedule (the "Premium Cap"). If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the persons who are covered by the Company's D&O Insurance existing as of the date of this Agreement for the Tail Period such D&O Insurance with terms, conditions, retentions and levels of coverage that are at least as favorable to the insureds as provided in the Company's existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the persons who are covered by the Company's existing D&O Insurance for the Tail Period with terms, conditions, retentions and levels of coverage that are at least as favorable to the insureds as provided in the Company's existing policies as of the date of this Agreement; provided, however, that the Surviving Corporation shall be not be required to pay (and the Parent shall not be required to cause the Surviving Corporation to pay) for such Tail Period aggregate one-time premium costs in excess of the Premium Cap and if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain (and the Parent shall cause the Surviving Corporation to obtain) a policy with the greatest coverage available for a cost not exceeding such amount.

        (d)   The provisions of this Section 6.11 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each D&O Indemnitee, and nothing in this Agreement or the Voting

Agreement shall affect any indemnification rights that any such D&O Indemnitee may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract or applicable Law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee without the consent of such D&O Indemnitee.

        (e)   In the event that the Company, the Surviving Corporation or any of their Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers at least 50% of its properties and assets to any other Person, then in each case proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.11.

        6.12. Resignations.    To the extent requested by Parent, the Company shall cause each director or officer of the Company to resign in such capacity, with such resignations to be effective as of the Effective Time.

        6.13. Shareholder Litigation.    Each of Parent and the Company shall promptly notify the other of any shareholder litigation against it or any of its Representatives, in each case, arising out of or relating to this Agreement, the Voting Agreement or the other transactions contemplated hereby or thereby, including the Merger, and shall keep the other reasonably informed regarding any such shareholder litigation. The Company shall give Parent the opportunity to participate in on a regular basis, but not control or direct, the defense, prosecution or settlement of any shareholder litigation against the Company, its Subsidiaries or any of their respective directors or officers (including by providing copies of all pleadings with respect thereto), (b) afford Parent a reasonable opportunity to review and comment on filings and responses related thereto and (c) on a current basis, keep Parent apprised of, and consult with Parent with respect to, proposed strategy and any significant decisions related thereto. In no event shall the Company settle or offer, compromise or agree to settle or compromise, or take any other action to settle, compromise or moot, any shareholder litigation without Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

        6.14. Other Actions by the Company.

        (a)   Takeover Statutes.    If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        (b)   Section 16 Matters.    The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

        6.15. Approval of Sole Shareholder of Merger Sub.    Immediately following execution of this Agreement, Parent (directly or through its Subsidiaries) shall cause the sole shareholder of Merger Sub to execute and deliver, in accordance with applicable Law and its certificate of incorporation and bylaws, a written consent approving the plan of merger contained in this Agreement and thereafter,

(i) Parent shall give prompt written notice of such consent to the Company and (ii) neither Parent nor its Subsidiaries shall amend, modify or withdraw such consent.

        6.16. Treatment of Company Indebtedness.    Upon request of Parent, the Company and its Subsidiaries shall use its commercially reasonable efforts to take any actions reasonably requested by Parent that are necessary to facilitate the payoff by Parent of the indebtedness pursuant to (a) the Fifth Amended and Restated Loan and Security Agreement, dated as of October 24, 2017, by and among PCM, Inc. and certain of its Subsidiaries, the lenders party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, and the other parties party thereto from time to time (as amended, restated, supplemented or otherwise modified), (b) the Credit Agreement, dated as of July 7, 2016, between PCM, Inc. and Castle Pines Capital LLC (as amended, restated, supplemented or otherwise modified), (c) the Loan Agreement, dated as of May 11, 2010, between Stack Data Solutions Ltd and National Westminster Bank Plc (as amended, restated, supplemented or otherwise modified), (d) the Term Loan Agreement, dated as of January 15, 2015, between PCM, Inc. and The Huntington National Bank (as amended, restated, supplemented or otherwise modified), (e) the Credit Agreement, dated as of June 15, 2011, between PCM, Inc. and U.S. Bank National Association (as amended, restated, supplemented or otherwise modified), (f) the Note Secured by Deed of Trust, dated as of March 25, 2015, between PCM, Inc. and Citi National Bank (as amended, restated, supplemented or otherwise modified), and (g) the Credit Agreement, dated as of July 9, 2013, between PCM, Inc. and U.S. Bank National Association (as amended, restated, supplemented or otherwise modified), including by obtaining a payoff letter in customary form from the agent or other applicable party under each such debt instrument (and delivering a draft of each such payoff letter to Parent not less than two (2) Business Days prior to the Closing) setting forth (i) the amount that must be paid in satisfaction or discharge of the applicable indebtedness, (ii) wire instructions for payment and (iii) assurances that upon payment of the amounts specified therein, all outstanding indebtedness, liabilities or other obligations of the Company and its Subsidiaries under such debt instrument (other than contingent obligations for which no demand has been made and other liabilities which by their terms survive the termination of the applicable agreements) shall have been paid and discharged in full and that any and all Liens securing such obligations shall be released, together with any termination statements on Form UCC-3 or other releases reasonably necessary to evidence the satisfaction and release of any Liens on the assets of the Company or its Subsidiaries arising in connection therewith; it being understood that Parent shall provide all funds required (or shall use funds of the Surviving Corporation) to actually effect such payoff and termination.

        6.17. Financing.

        (a)   Parent shall use (and shall cause each of its Subsidiaries to use) its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing on the terms described in the Commitment Letter or on such other terms that are acceptable to Parent (to the extent in compliance with Section 6.17(b)), including using commercially reasonable efforts to (i) satisfy on a timely basis all conditions applicable to Parent set forth in the Commitment Letter that are within its control, (ii) maintain in effect the Commitment Letter or definitive agreements with respect thereto, (iii) negotiate and enter into definitive agreements with respect to the Commitment Letter on the terms and conditions contemplated by the Commitment Letter or on such other terms that are acceptable to Parent (to the extent in compliance with Section 6.17(b)) and enforce its rights under the Commitment Letter and (iv) consummate the Financing at or prior to the Closing; provided, however, that if funds in the amounts and on the terms set forth in the Commitment Letter become unavailable to Parent, Parent shall use (and shall cause each of its Subsidiaries to use) commercially reasonable efforts to obtain alternative debt financing (the "Alternative Financing") in amounts and otherwise on terms and conditions no less favorable in the aggregate to Parent than as set forth in the Commitment Letter or on such other terms that are acceptable to Parent (to the extent in compliance with

Section 6.17(b)); provided, that if Parent proceeds with Alternative Financing, it shall be subject to the same obligations as set forth in this Section 6.17 with respect to the Financing. Parent shall promptly notify the Company of (i) the expiration or termination (or attempted or purported termination, whether or not valid) of the Commitment Letter, (ii) any refusal by the Lender to provide or any stated intent by the Lender to refuse to provide the full financing contemplated by the Commitment Letter, (iii) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any Financing Source party to the Commitment Letter or definitive document related to the Financing of which Parent becomes aware or (iv) receipt of any written notice or other written communication from the Lender with respect to any actual or potential breach, default, termination or repudiation by any party to the Commitment Letter or any definitive document related to the Financing; provided that in no event will Parent be under any obligation to disclose any information that is subject to attorney client or similar privilege if Parent shall have used its commercially reasonable efforts to disclose such information in a way that would not waive such privilege. Parent shall not replace, amend or waive the Commitment Letter (including, for the avoidance of doubt, any provision of any Fee Letter) without the Company's prior written consent if such replacement, amendment or waiver (i) reduces the aggregate amount of the Financing below the amount required to consummate the transactions contemplated by this Agreement, or (ii) imposes new or additional conditions, or otherwise expands any of the conditions, to the receipt of Financing in a manner that would (A) reasonably be expected to delay or prevent the Closing or (B) adversely impact in any respect the ability of Parent to consummate the transactions contemplated hereby or the likelihood of consummation of the transactions contemplated hereby (provided, that, for the avoidance of doubt, Parent may replace or amend the Commitment Letter and the Fee Letters solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date hereof). Parent shall provide to the Company copies of any commitment letter and fee letters (it being understood that any such fee letter provided to the Company shall be redacted in a customary manner solely with respect to the fees, pricing caps and certain economic terms (including economic flex terms)) associated with a replacement Financing or Alternative Financing as well as any amendment or waiver of any commitment letter (including the Commitment Letter) or fee letter (it being understood that any such amendment or waiver of any fee letter provided to the Company shall be redacted in a customary manner solely with respect to the fees, pricing caps and certain economic terms (including economic flex terms)) that is permitted hereunder.

        (b)   Prior to the Closing, the Company shall provide to Parent, and shall cause its Subsidiaries, and shall use its commercially reasonable efforts to cause the respective Representatives of the Company and its Subsidiaries to, provide to Parent all cooperation reasonably requested by Parent in connection with the arrangement of any debt financing to be consummated in connection with the transactions contemplated by this Agreement (the "Debt Financing"), including, without limitation, the following:

          (i)  furnishing Parent and the Financing Sources the financial and other pertinent information regarding the Company and its Subsidiaries reasonably requested by Parent or its Financing Sources to consummate the Debt Financing and customary to be included in marketing materials for senior secured bank deals (including asset-based financings) (all such information in this clause (i), the "Required Information"); provided that the Required Information shall include (A) the unaudited condensed consolidated balance sheet of the Company and related unaudited condensed consolidated statements of operations, comprehensive income and cash flows of the Company for each fiscal quarter (other than the fourth fiscal quarter in any fiscal year) that shall have ended after March 31, 2019 and at least 45 days prior to the Closing Date and (B) to the extent reasonably requested by Parent, and to the extent reasonably available and determinable in the Company's historical books and records, information with respect to the Company and its Subsidiaries as is reasonably necessary for Parent to prepare pro forma consolidated financial statements of Parent and its Subsidiaries (including the

Company and its Subsidiaries) (it being understood that Parent shall be responsible for the preparation of such pro forma financial statements, including any pro forma adjustments related to the Debt Financing or any actions to be taken on or after the Closing Date and such cooperation by the Company and its Subsidiaries under this clause (B) shall relate solely to the financial information derived from the historical books and records of the Company and its Subsidiaries);

         (ii)  participation by management of an appropriate level in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing and the applicable management and representatives of the Company), presentations, drafting sessions and sessions with rating agencies in connection with the Debt Financing (including assisting Parent in obtaining ratings as contemplated by the Debt Financing);

        (iii)  providing Required Information for use in the preparation of materials for rating agency presentations, bank information memoranda and similar documents required in connection with the Debt Financing;

        (iv)  consulting with Parent and Merger Sub in connection with the negotiation and execution of documents for the Debt Financing as may be reasonably requested by Parent, including, (A) executing customary authorization letters in connection with the Required Information and any bank information memoranda, (B) documents relating to the repayment of the existing indebtedness of the Company and its Subsidiaries and the release of related liens, including customary payoff letters, and (C) agreements, documents or certificates that facilitate the creation and perfection of liens securing the Debt Financing as reasonably requested by Parent or the Financing Sources; provided, that no obligation of the Company or any of its Subsidiaries under any such document, agreement or pledge shall be effective until the Closing (other than any authorization letter provided pursuant to clause (A) above);

         (v)  if reasonably requested in writing at least ten days prior to Closing, providing at least three Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Proceeds of Crime Act and the Patriot Act (including a certificate regarding beneficial ownership required by 31 C.F.R. §1010.230);

        (vi)  reasonably cooperating with the marketing efforts of Parent and the Financing Sources for all or any portion of the Debt Financing;

       (vii)  permitting the Debt Financing Sources to evaluate and assess the assets of the Company and its Subsidiaries for the purpose of establishing collateral arrangements and determining collateral values, to the extent customary and reasonable; and

      (viii)  using commercially reasonable efforts to cooperate with the due diligence investigation of the Financing Sources, to the extent customary and reasonable and not unreasonably interfering with the business of the Company or any of its Subsidiaries;

provided that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries; and provided, further, that neither the Company nor any of its Subsidiaries or their respective Representatives shall (1) be required to pay any commitment or other similar fee or incur any other cost or expense that is not reimbursed by Parent in connection with the Debt Financing as provided in Section 6.17(c) or to pass resolutions or consents to approve or authorize the execution of the Debt Financing (other than any continuing officers or directors that will remain after the Closing Date), (2) have any liability or obligation under any loan agreement and related documents (other than, subject to Section 6.17(c) below, with respect to the Company in connection with authorization letters provided pursuant to clause (iv)(A) above), in each case unless and until the Closing occurs, (3) be under any obligation to disclose any information that is subject to attorney-client or similar privilege if the Company shall have used its commercially reasonable efforts to disclose such information in a way that would not waive such privilege, or (4) be required to take any action that will conflict with or violate any Laws or result in the default under any material Contract to which the Company or any of its Subsidiaries is a party.

        (c)   If the Closing does not occur, Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable and documented attorney's fees and expenses) incurred by the Company or its Subsidiaries in connection with the cooperation described above in Section 6.17(b). Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith, in each case, except to the extent such liabilities or losses are suffered or incurred directly as a result of the bad faith, gross negligence, or willful misconduct by the Company or any of its Subsidiaries or, in each case, their respective Representatives.

        (d)   The Company hereby consents to the use of the logos of the Company and its Subsidiaries in connection with the Debt Financing and authorizes the Financing Sources to download copies of such logos from its website for such purposes; provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their marks.

        (e)   Parent acknowledges and agrees that obtaining the Debt Financing is not a condition to the Closing.

        6.18.  Transfer Taxes.    Parent shall be responsible for, and the parties shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property Taxes of the Company, as well as any transfer, sales, use, recording, registration and any similar Taxes of the Company incurred in connection with the transactions contemplated by this Agreement. Parent shall be responsible for the payment of all such Taxes incurred by the Company, and the parties shall reasonably cooperate in minimizing the amount of such Taxes.

ARTICLE VII

Conditions

        7.1.  Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

        (a)   Company Shareholder Approval.    This Agreement shall have been duly approved by holders of Shares constituting the Requisite Company Vote.

        (b)   Competition Law Filings.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and any approval or clearance under any other Antitrust Laws shall have been obtained or deemed to have been obtained.

        (c)   No Legal Prohibition.    No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement.

        7.2.  Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

        (a)   Representations and Warranties.    (i) Each of the representations and warranties of the Company set forth in Section 5.1(c) (Corporate Authority; Approval and Fairness), the first sentence of Section 5.1(f) (Absence of Certain Changes) and Section 5.1(s) (Brokers and Finders) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); (ii) each of the representations and warranties of the Company set forth in Section 5.1(b)(i) (Capital Structure) shall be true and correct, subject to de minimis inaccuracies in the aggregate, as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); and (iii) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any materiality limitations, such as "material," "in all material respects" and "Material Adverse Effect" set forth therein) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iii), for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        (b)   Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        (c)   No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

        (d)   Company Closing Certificate.    Parent and Merger Sub shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2 (b) and Section 7.2(c) are satisfied.

        (e)   Litigation.    There shall not be pending any Action by any Governmental Authority that seeks, directly or indirectly, to restrain, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

        7.3.  Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

        (a)   Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time).

        (b)   Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        (c)   Parent Closing Certificate.    The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an officer of Parent certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) are satisfied.

ARTICLE VIII

Termination

        8.1.  Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

        (a)   by mutual written consent of the Company and Parent;

        (b)   by either Parent or the Company, if the Merger shall not have been consummated by November 20, 2019 (the "Outside Date"), provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger;

        (c)   by either Parent or the Company, if the Requisite Company Vote shall not have been obtained upon a vote taken thereon at the Company Shareholders Meeting (as such meeting may have been adjourned or postponed);

        (d)   by either Parent or the Company, if any court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement and such Law shall have become final and non-appealable;

        (e)   by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that any condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 calendar days after the giving of notice thereof by Parent to the Company or (ii) three Business Days prior to the Outside Date); provided that neither Parent nor Merger Sub is then in breach of any representation, warranty, covenant or agreement under this Agreement (except where such breach by Parent or Merger Sub would not cause any of the conditions set forth in Section 7.3(a), Section 7.3(b) or Section 7.3(c) not to be satisfied);

        (f)    by the Company, if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that any condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 calendar days after the giving of notice thereof by the non-breaching party to the breaching party or (ii) three Business Days prior to the Outside Date); provided that the Company is not then in breach of any representation, warranty, covenant or agreement under this Agreement (except where such breach by the Company would not cause any of the conditions set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) not to be satisfied);

        (g)   by Parent, prior to the time the Requisite Company Vote is obtained, if a Change of Recommendation shall have been made or occurred; or

        (h)   by the Company, prior to the time the Requisite Company Vote is obtained and so long as the Company has complied with Section 6.2 in all material respects, in connection with entering into an

Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.2(f); provided that prior to or concurrently with such termination, the Company pays the Company Termination Fee due.

        8.2.  Effect of Termination and Abandonment

        (a)   Except to the extent provided in Section 9.1, in the event of termination of this Agreement and the abandonment of the Merger in accordance with Section 8.1, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, that (x), subject to Section 8.2(e) , no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful and material breach (as defined in Section 9.8) of this Agreement and (y) the provisions set forth in this Section 8.2 and Article IX shall survive the termination of this Agreement. The parties acknowledge and agree that nothing in this Section 8.2(a) shall be deemed to affect their right to specific performance under Section 9.5(b).

        (b)   In the event that this Agreement is terminated:

          (i)  by (I) either the Company or Parent pursuant to Section 8.1(b) (Outside Date) or Section 8.1(c) (Requisite Company Vote Not Obtained) or (II) Parent pursuant to Section 8.1(e) (Company Breach), in each such case:

          (A)  a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal that has not been fully withdrawn without qualification prior to the earlier of (x) five days prior to the Company Shareholders Meeting or (y) termination of this Agreement; and

          (B)  within 12 months after such termination, the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to such Acquisition Proposal and such Acquisition Proposal is subsequently consummated; provided that, for purposes of this Section 8.2(b)(i), the references to "15%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%";

         (ii)  by Parent pursuant to Section 8.1(g) (Company Recommendation Matters); or

        (iii)  by the Company pursuant to Section 8.1(h) (Superior Proposal);

then, (1) in the case of Section 8.2(b)(i), within two Business Days after consummation of such Acquisition Proposal, (2) in the case of Section 8.2(b)(ii), within two Business Days after termination of this Agreement and (3) in the case of Section 8.2(b)(iii), concurrently with or prior to termination of this Agreement, the Company shall pay a termination fee of $16.6 million (the "Company Termination Fee") to Parent by wire transfer of immediately available funds to an account designated in writing by Parent.

        (c)   Each party acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party would have entered into this Agreement; accordingly, if the Company fails to timely pay Parent any amount due pursuant to Section 8.2(b) (any such amount due, a "Termination Payment"), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the applicable Termination Payment, or any portion thereof, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest thereon at the prime rate as published in The Wall Street Journal (or if not reported thereby, as reported in another authoritative source reasonably selected by Parent) in effect on the date such Termination Payment was required to be paid from such date through the date of full payment thereof.

        (d)   Each of the parties acknowledges that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such Company Termination Fee is due and payable, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. Each of the parties acknowledges and agrees that the Company Termination Fee, if paid to Parent, shall be treated as liquidated damages that are capital in nature to which Section 1234A of the Code applies.

        (e)   No more than one Company Termination Fee may be payable under this Article VIII. Parent (for itself and its affiliates) hereby agrees that, upon any termination of this Agreement under circumstances in which Parent is entitled to the Company Termination Fee under Section 8.2, Parent and its Affiliates are precluded from any other remedy (other than any costs and expenses that may become payable pursuant to Section 8.2(c)) against the Company, at law or in equity or otherwise, and neither Parent nor any of its Affiliates may seek (and Parent will cause its Affiliates not to seek) to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company, its Subsidiaries or Affiliates, or any of their respective Representatives, partners, managers, members, or shareholders in connection with this Agreement or the Transactions.

ARTICLE IX

Miscellaneous and General

        9.1.  Survival.    This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV, Section 5.1(t) (No Other Representations or Warranties), Section 5.2(j) (No Other Representations or Warranties), Section 6.9 (Employee Benefits), Section 6.11 (Indemnification; Directors' and Officers' Insurance) and Section 6.17(b) (Financing) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses), Section 6.17(b) (Financing), and Section 8.2 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        9.2.  Modification or Amendment.    Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Parent, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that (x) after the receipt of the Requisite Company Vote, no amendment shall be made which by applicable Law requires further approval by the holders of Shares without first obtaining such further approval and (y) no provision with respect to which any Financing Source is a third party beneficiary hereunder shall be amended, modified, discharged or waived in a manner materially adverse to such Financing Source without its prior written consent. For purposes of this Agreement, the term "Financing Sources" means the agents, arrangers, lenders and other entities (other than Parent or Merger Sub) that have committed to provide all or any part of the Debt Financing, as parties (other than Parent or Merger Sub) to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates' controlling persons, officers, directors, employees, agents and representatives and their respective successors and assigns.

        9.3.  Waiver.    The conditions to each of the respective parties' obligations to consummate the Merger and the other transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law (except to the extent specifically provided otherwise in Section 8.2).

        9.4.  Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

        9.5.  Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

        (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. Each of the parties to this Agreement hereby agrees that it shall bring any action or proceeding in respect of any claim arising under or relating to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, another federal or state court located in the State of Delaware (the "Chosen Courts") and, solely in connection with such claims, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to the laying of venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party to this Agreement and (iv) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT (INCLUDING ANY SUCH ACTION INVOLVING THE FINANCING SOURCES) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

        (b)   Each of the parties to this Agreement acknowledges and agrees that the rights of each party to consummate the Merger and the other transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have at law or in equity, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege or assert, and each party hereby waives the defense, that there is an adequate remedy at law.

        (c)   Notwithstanding anything to the contrary in this Agreement, the Company (on behalf of itself and on behalf of each of its Subsidiaries) and Parent agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

        9.6.  Notices.    All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to the other parties to this Agreement shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by facsimile:

If to Parent or Merger Sub:
Insight Enterprises, Inc. 6820 South Harl Avenue Tempe, AZ 85283
Attention:	Samuel C. Cowley
Facsimile:	(480) 760-7892
with copies to (which shall not constitute notice):
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004
Attention:	Stephen Kotran
Facsimile:	(212) 291 9086
If to the Company:
PCM, Inc. 1940 East Mariposa Avenue El Segundo, CA 90245
Attention:	Robert I Newton and Brandon H. LaVerne
E-Mail:	rob.newton@pcm.com and brandon.laverne@pcm.com
with a copy to (which shall not constitute notice):
Sheppard Mullin Richter & Hampton LLP 650 Town Center Drive, Tenth Floor Costa Mesa, CA 92626
Attention:	Craig S. Mordock
Facsimile:	(714) 513-5130

or to such other Person or addressees as has or have been designated in writing by the party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of successful transmission if sent by facsimile and followed up within one Business Day by dispatch pursuant to one of the other methods described herein. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 9.6.

        9.7.  Entire Agreement.    This Agreement (including any exhibits, annexes and schedules hereto) and the documents and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule, together with each other agreement entered into by or among any of Parent, Merger Sub and the Company as of the date of this Agreement that makes reference to this Section 9.7, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement and the Voting Agreement.

        9.8.  No Third Party Beneficiaries.    Except as provided in Section 6.11 (Indemnification; Directors' and Officers' Insurance), Section 6.17(b) (Financing), this Section 9.8, Section 9.15 (Non-Recourse of Other Persons) and Article IV (following the Effective Time) and the Company's right, on behalf of the holders of Shares, to pursue equitable relief or damages for Parent's or Merger Sub's willful and material breach of this Agreement, which right is hereby acknowledged and agreed by Parent and Merger Sub (provided, that this clause is not intended to, and under no circumstances shall this Agreement be construed to, create any right of the holders of Shares to bring an action directly against Parent or Merger Sub pursuant to this Agreement (other than pursuant to Article IV following the Effective Time), only, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided that the Financing Sources shall be express third party beneficiaries of clause (y) of the proviso in Section 9.2, Section 9.5(a), Section 9.5(c), this Section 9.8 and Section 9.14. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Effective Time occurs. For purposes of this Agreement, "willful and material breach" means a breach that is a consequence of an act deliberately taken by the breaching party, or the deliberate failure by the breaching party to take an act it is required to take under this Agreement, in each case with actual knowledge that the taking of, or the failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement; provided, that any failure of Parent or Merger Sub to consummate the Merger in breach of this Agreement will be deemed to be a willful and material breach by Parent and Merger Sub (whether or not Parent or Merger Sub had sufficient funds).

        9.9.  Obligations of Parent and of the Company.    Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Any obligation of one party to another party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

        9.10.  Definitions.    Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

        9.11.  Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

        9.12.  Interpretation; Construction.

        (a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

        (b)   If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words "includes" or "including" shall mean "including without limitation," the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear and any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Currency amounts referenced herein are in U.S. Dollars. Each reference to a "wholly-owned Subsidiary" or "wholly-owned Subsidiaries" of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

        (c)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        9.13.  Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other parties, except that Merger Sub may assign any and all of its rights under this Agreement, by written notice to the Company, to another wholly-owned direct or indirect Subsidiary of Parent to be a Constituent Corporation in lieu of Merger Sub, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that no assignment shall relieve Parent of any of its obligations pursuant to this Agreement. Any purported assignment in violation of this Agreement is void.

        9.14.  Non-Recourse.    Notwithstanding anything to the contrary in this Agreement, the Financing Sources (in their capacity as such) shall not have any liability to the Company or any of its equity holders, representatives or Affiliates (in each case, with respect to such equity holders, representatives or Affiliates, prior to the Closing) relating to or arising out of this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract or in tort or otherwise, and the Company and its equity holders, representatives and Affiliates (in each case, with respect to such equity holders, representatives or Affiliates, prior to the Closing) shall not have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, including direct, indirect, consequential, special, exemplary or punitive damages, against any Financing Source (in its capacity as such) under this Agreement or the Debt Financing, whether at law or equity, in contract or in tort or otherwise; provided that nothing in this Section 9.14 shall limit the liability or obligations of the Financing Sources to Parent (and its successors and assigns) under the commitment letters relating to the Debt Financing (or any fee letters referred to therein or definitive financing agreements with respect to the Debt Financing).

        9.15.  Non-Recourse of Other Persons.    This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Persons that are expressly named as parties to this Agreement and then only with respect to the specific obligations set forth herein with respect to each such party. Except to the extent a named party to this Agreement, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Parent or Merger Sub under this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

INSIGHT ENTERPRISES, INC.
By:	/s/ KENNETH T. LAMNECK
	Name:	Kenneth T. Lamneck
	Title:	President and Chief Executive Officer
PCM, INC.
By:	/s/ FRANK F. KHULUSI
	Name:	Frank F. Khulusi
	Title:	CEO & Chairman
TROJAN ACQUISITION CORP.
By:	/s/ KENNETH T. LAMNECK
	Name:	Kenneth T. Lamneck
	Title:	President and Chief Executive Officer

ANNEX A

Defined Terms

Term	Section
Acquisition Proposal	6.2(d)
Action	5.1(g)(i)
Affiliate	5.1(b)(ii)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(e)(vi)
Anti-Bribery Laws	5.1(r)(i)
Antitrust Laws	5.1(b)(iii)
Applicable Date	5.1(e)(i)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plan	5.1(h)(i)
Book Entry Share	4.1(a)
Business Day	1.2
Bylaws	2.2
Certificate of Merger	1.3
Change of Recommendation	6.2(e)(vi)
Charter	2.1
Chosen Courts	9.5(a)
Closing	1.2
Closing Date	1.2
Code	4.2(h)
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	5.1
Company Option	4.3(a)
Company Permits	5.1(i)(ii)
Company Proprietary Software	5.1(q)(xi)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company RSU	4.3(b)
Company Shareholders Meeting	6.4(a)
Company Termination Fee	8.2(b)
Company 401(k) Plan	6.9(c)
Confidentiality Agreement	6.6(b)
Constituent Corporations	Preamble
Continuing Employees	6.9(a)
Contract	5.1(d)(ii)
Data Room	5.2(j)
D&O Indemnitee	6.11(b)
D&O Insurance	6.11(c)
Debt Financing	6.17(a)
DGCL	Recitals
Dissenting Shares	4.1(a)
Dissenting Stockholders	4.1(a)
Effective Time	1.3
Environmental Law	5.1(n)
ERISA	5.1(h)(i)

Term	Section
ERISA Affiliate	5.1(h)(iv)
Exchange Act	5.1(d)(i)
Excluded Shares	4.1(a)
Financing Sources	9.2
Governmental Authority	5.1(d)(i)
Group Securities	5.1(j)(i)(J)
Hazardous Substance	5.1(n)
HSR Act	5.1(b)(iii)
Intellectual Property Rights	5.1(q)(xii)
Intervening Event	6.2(f)
IRS	5.1(h)(i)
IT Assets	5.1(q)(xii)
Joint Venture Entity	5.1(a)
Joint Venture Entity Securities	5.1(j)(i)(J)
Knowledge	5.1(g)(ii)
Laws	5.1(i)(i)
Leased Real Property	5.1(l)(i)(C)a
Letter of Transmittal	4.2(c)(i)
Lien	5.1(d)(ii)
Material Adverse Effect	5.1(a)
Material Contracts	5.1(j)(i)
material weakness	5.1(e)(iii)
Merger	Recitals
Merger Sub	Preamble
NASDAQ	5.1(d)(i)
Non-U.S. Benefit Plans	5.1(h)(i)
Order	5.1(g)(ii)
Outside Date	8.1(b)
Owned Intellectual Property	5.1(q)(xii)
Owned Real Property	5.1(l)(i)(B)
Parent	Preamble
Parent Disclosure Schedule	5.2
Paying Agent	4.2(a)
Payment Fund	4.2(b)
Per Share Merger Consideration	4.1(a)
Permitted Liens	5.1(l)(i)(C)(b)
Person	4.2(e)
Personal Information	5.1(q)(xii)
Preferred Shares	5.1(b)(i)
Premium Cap	6.11(c)
Proxy Statement	6.3(a)
Real Property	5.1(l)(i)(C)(c)
Real Property Leases	5.1(l)(i)(C)(d)
Registered	5.1(q)(xiii)
Registered Intellectual Property	5.1(q)(i)
Representatives	6.2(a)
Required Information	6.17(a)(i)
Requisite Company Vote	5.1(c)(i)
SEC	5.1(e)(i)
Securities Act	5.1(e)(i)

Term	Section
Share Certificate	4.1(a)
Shares	Recitals
Significant Customer	5.1(k)
significant deficiency	5.1(e)(iii)
Social Media Accounts	5.1(q)(xii)
Spiff	5.1(h)(i)
Stock Plan	5.1(b)(i)
Subsidiary	5.1(a)
Superior Proposal	6.2(d)
Surviving Corporation	1.1
Tail Period	6.11(c)
Takeover Statute	5.1(m)
Tax Return	5.1(o)
Tax, Taxes	5.1(o)
Termination Payment	8.2(c)
Trade Secrets	5.1(q)(xii)
U.S. GAAP	5.1(a)(B)
Voting Agreement	Recitals
WARN Act	5.1(p)(ii)

ANNEX B

Stockholder Parties to the Voting Agreement

1.
Frank F. Khulusi

2.
Khulusi Revocable Family Trust, dated November 3, 1993

3.
Frank F. Khulusi and Mona C. Khulusi Charitable Lead Annuity Trust

4.
Frank F. Khulusi and Mona C. Khulusi Foundation Trust

5.
Robert J. Miley

6.
2006 Robert J. Miley and Amy S. Miley Revocable Trust, dated February 9, 2006

7.
Brandon H. LaVerne

8.
Robert I. Newton

9.
Simon M. Abuyounes

10.
Thomas A. Maloof

11.
Maloof Living Trust with Thomas and Robin Maloof Trustees Dated 9/15/92

12.
Ronald B. Reck

13.
Paul C. Heeschen

14.
Heeschen Revocable Trust

Exhibit B

PRIVILEGED AND CONFIDENTIAL

CERTIFICATE OF INCORPORATION
OF

PCM, INC.

        FIRST. The name of the corporation is PCM, Inc. (the "Corporation").

        SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

        FOURTH. The total number of shares which the Corporation shall have authority to issue is 1,000 shares of common stock ("Common Stock"), and the par value of each of such shares is $0.01.

        FIFTH. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

        SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

        SEVENTH. Any action required or permitted to be taken by the holders of Common Stock of the Corporation, including but not limited to the election of directors, may be taken by written consent or consents.

        EIGHTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article EIGHTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

ANNEX B
EXECUTION VERSION

VOTING AGREEMENT

Dated as of June 23, 2019

by and among

INSIGHT ENTERPRISES, INC.,

TROJAN ACQUISITION CORP.,

PCM,  INC.

and

THE STOCKHOLDERS OF
PCM, INC. LISTED ON THE SIGNATURE PAGES HERETO

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of June 23, 2019 (this "Agreement"), by and among Insight Enterprises, Inc., a Delaware corporation ("Parent"), Trojan Acquisition Corp., a Delaware corporation ("Merger Sub"), PCM, Inc., a Delaware corporation (the "Company"), and the Persons listed on the signature pages hereto (each, a "Stockholder" and collectively, the "Stockholders"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as herein defined).

RECITALS

        WHEREAS, as of the date hereof, each Stockholder is the record and beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term "beneficial" or "beneficially" is used) holder of the number of shares of common stock, par value $0.001 per share (the "Shares"), of the Company, set forth opposite the Stockholder's signature on such Stockholder's signature page hereto (all such shares set forth opposite the Stockholder's signature, together with any shares of Company Stock that are hereafter issued to or otherwise acquired, held of record or beneficially owned by the Stockholder prior to the termination of this Agreement being referred to as the "Subject Shares" of the Stockholder);

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Merger Sub, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or modified in accordance with its terms, the "Merger Agreement"), which provides for the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation"); and

        WHEREAS, the Company Board has taken all action so that Parent will not be an "interested stockholder" or prohibited from entering into or consummating a "business combination" with the Company (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the Merger Agreement or the consummation of the transactions, including the Merger, in the manner contemplated hereby or thereby.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Voting and Transfer of Company Stock

        1.1   Voting.    Each Stockholder irrevocably and unconditionally agrees, during the period beginning on the date of this Agreement and ending immediately prior to the earlier of the Effective Time and the termination of this Agreement (the "Applicable Period"), at every meeting of the holders of Shares (a "Meeting") and at every adjournment or postponement of such Meeting, to cause to be present and counted and to vote (or cause to be voted or acted upon by written consent with respect to) all Subject Shares which are entitled to be voted as follows: (a) in favor of the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger; (b) in favor of any proposal to adjourn or postpone a Meeting at which there is a proposal for such stockholders to vote upon the adoption of the Merger Agreement to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient Shares present in person or by proxy at the Meeting to constitute a quorum; (c) against any Acquisition Proposal or Alternative Transaction or the adoption of any agreement providing for or contemplating an Alternative Transaction; and (d) against any amendment of the Company's Charter or other action or agreement of the Company, in each case, for which the vote of the holders of Shares is required to authorize such action or agreement, that would reasonably be expected to (i) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (ii) reasonably be expected to prevent or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

        1.2   Proxy.    Each Stockholder, with respect to the Subject Shares, hereby irrevocably constitutes and appoints Parent, with full power of substitution, as the Stockholder's true and lawful attorney in fact and proxy, for and in such Stockholder's name, place and stead, to vote, at any time during the Applicable Period, each Subject Share as such Stockholder's proxy, at every meeting of the stockholders of the Company and to execute and deliver on behalf of such Stockholder any written consent relating to each Subject Share that may be required in order to cause such Stockholder to perform the covenants, in each case solely as set forth in Section 1.1. The proxy described in this Section 1.2 is limited solely to the voting of Subject Shares (or acting by written consent with respect thereto) solely in order to cause each Stockholder to perform the covenants set forth in Section 1.1. This proxy is delivered in connection with the Merger, is coupled with an interest, including for the purposes of Section 212 of the General Corporation Law of the State of Delaware ("DGCL"), revokes any and all prior proxies granted by each Stockholder with respect to the Stockholder's Subject Shares and is irrevocable, provided that this proxy shall automatically terminate upon the termination of this Agreement.

        1.3   No Transfer.    During the period beginning on the date of this Agreement and ending immediately prior to the earlier of the Effective Time and the termination of this Agreement, the Stockholder shall not, directly or indirectly: (a) sell, convey, transfer, pledge or otherwise encumber or dispose of any Subject Shares or any capital stock of any of the Company's Subsidiaries; (b) deposit any Subject Shares or capital stock of the Company's Subsidiaries into a voting trust or enter into a voting agreement or any other arrangement with respect to any such shares or purport to grant any proxy with respect thereto; (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Subject Shares or capital stock of the Company's Subsidiaries; (d) otherwise permit any Liens to be created on any Subject Shares or capital stock of the Company's Subsidiaries (other than Liens under securities laws) or (e) commit or agree to take any of the foregoing actions (any action described in clauses (a), (b), (c), (d) and (e), a "Transfer"); provided, that the foregoing shall not prohibit Transfers (i) between a Stockholder and any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person ("Affiliate"), (ii) to any member of a Stockholder's immediate family, or to a trust for the benefit of a Stockholder or any member of a Stockholder's immediate family, so long as, prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Annex A, or (iii) to the Company in connection with the exercise, net settlement or tax withholding provisions of equity awards granted pursuant to the Company's stockholder-approved equity incentive plans. Any Transfer or action in violation of this Section 1.3 shall be void ab initio.

        1.4   Stop Transfer.    The Company hereby acknowledges the restrictions on the Transfer of Subject Shares and capital stock of the Company's Subsidiaries contained in Section 1.3. The Company agrees not to register any Transfer of any Certificate or Book Entry Share or other uncertificated interest representing any Subject Shares or capital stock of the Company's Subsidiaries by any Stockholder made in violation of the restrictions set forth in this Section 1.4.

        1.5   Waiver of Appraisal Rights.    Each Stockholder hereby agrees not to exercise, and irrevocably and unconditionally waives, any rights of appraisal provided under Section 262 of the DGCL with respect to the Merger and agrees not to dissent with respect to the Merger.

        1.6   Public Announcements; Filings; Disclosures.    No Stockholder (nor any of its respective Affiliates) shall issue any press release or make any other public announcement or public statement (to the extent not previously publicly disclosed or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement, or the transactions contemplated hereby or thereby, without the prior written consent of Parent or Merger Sub (such consent not to be unreasonably withheld, conditioned or delayed), except (i) as such press release or other public announcement may be required by applicable Law, in which case such Stockholder shall use its reasonable best efforts to provide Parent and Merger Sub with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance and shall give reasonable and good faith consideration to any such comments proposed by Parent or Merger Sub or (ii) in connection with a Change of Recommendation, if and to the extent permitted by the terms of the Merger Agreement. Each Stockholder shall permit and hereby authorizes Parent, Merger Sub and the Company to publish and disclose in all documents and schedules filed with the SEC, any proxy statement to stockholders or other disclosure document that Parent, Merger Sub or the Company reasonably determines to be necessary in connection with the Merger and any other transactions contemplated by the Merger Agreement, the Stockholder's identity and ownership of the Stockholder's Subject Shares and the nature of the Stockholder's commitments and obligations under this Agreement. Notwithstanding anything to the contrary in this Section 1.6, each Stockholder that is a director or officer of the Company, in his or her capacity as a director or officer of the Company, may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company and do not reveal material, non-public information regarding the other parties, this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

        1.7   Non-Solicitation.

        (a)   No Solicitation or Negotiation.    Except as expressly permitted pursuant to Section 6.2 of the Merger Agreement (including Section 6.2(b) thereof), each Stockholder agrees that neither it nor any of its Affiliates shall, and that it shall instruct and use its reasonable best efforts to cause its and its Affiliate's Representatives not to, directly or indirectly:

          (i)  initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

         (ii)  engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions);

        (iii)  provide any information to any Person in connection with any Acquisition Proposal;

        (iv)  subject to Section 6.2(i) of the Merger Agreement, waive, terminate, modify or fail to enforce any "standstill" or confidentiality or similar obligation of any Person (other than any party hereto) with respect to the Company or any of its Subsidiaries; or

         (v)  otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

The activities specified in clauses (i) through (v) are hereinafter referred to as the "Restricted Activities."

        (b)   Notice.    Each Stockholder shall promptly (and, in any event, within 24 hours) give written notice to Parent if such Stockholder receives (i) any inquiry, proposal, indication of interest or offer with respect to an Acquisition Proposal, (ii) any request by any Person or group for information in connection with or with respect to any Acquisition Proposal, or (iii) any request by any Person or group for discussions or negotiations, or to initiate or continue discussions or negotiations, with respect to an Acquisition Proposal, setting forth in such notice the name of such Person or group and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any written request, inquiry, proposal, indication of interest or offer, including proposed agreements and any other written communications) and thereafter shall keep Parent informed, on a reasonably current basis (and, in any event, within 24 hours), of the status and material terms of any such proposals or offers (including any material amendments thereto) and any changes to the status of any such discussions or negotiations, including any change in its intentions as previously notified.

        (c)   Exceptions.    Notwithstanding anything in this Agreement to the contrary, each Stockholder, directly or indirectly through one or more of its Representatives, and its Affiliates may engage in any Restricted Activities with any Person if the Company is permitted to engage in such activities with such Person pursuant to Section 6.2(b)(i)-(iii) of the Merger Agreement, in each case subject to the restrictions and limitations set forth in Section 6.2 of the Merger Agreement.

        1.8   No Agreement as Director or Officer.    Each Stockholder hereby makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its Subsidiaries (if such Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by any Stockholder in such stockholder's capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict any Stockholder from exercising such Stockholder's fiduciary duties as an officer or director to the Company or its stockholders.

        1.9   Additional Subject Shares.    Each Stockholder hereby agrees to promptly notify (and in any event within two (2) Business Days) the Parent and Merger Sub of the number of any additional Shares with respect to which record or beneficial ownership is acquired by such Stockholder, if any, after the date hereof.

        1.10 Further Assurances.    Each Stockholder shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents as Parent or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

ARTICLE II

Representations and Warranties of the Stockholders

        Each Stockholder hereby represents and warrants to the Company, Parent and Merger Sub as follows:

        2.1   Organization; Authorization.    Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or equivalent) under the Laws of the jurisdiction of its organization. Such Stockholder has all requisite individual, limited liability company, corporate or other similar, as applicable, capacity, power and authority to execute and deliver this Agreement and to perform, his, her or its obligations under this Agreement. With respect to a Stockholder that is an entity, the execution and delivery of this Agreement and such Stockholder's performance of its obligations under this Agreement have been duly authorized by all necessary corporate or other organizational action on the part of the Stockholder and no other corporate or other organizational action on the part of such Stockholder is necessary to authorize the execution and delivery of this Agreement or for such Stockholder to perform its obligations under this Agreement. No approval by any holder of such Stockholder's equity, membership or other interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        2.2   Governmental Filings; No Violations; Certain Contracts.

        (a)   The execution, delivery and performance by such Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Authority other than (A) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (B) compliance with any applicable rules of NASDAQ.

        (b)   The execution and delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (A) if such Stockholder is an entity, the organizational documents of the Stockholder, (B) any Contract to which such Stockholder is a party or by which the Stockholder or any of its properties, rights or other assets are subject or (C) any applicable Law.

        2.3   Litigation.    There are no pending or, to the knowledge of such Stockholder, threatened Actions against such Stockholder that seek to enjoin, or are reasonably likely to have the effect of preventing, making illegal, or otherwise interfering with, any of the Stockholder's obligations under this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Stockholder perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

        2.4   Ownership of Company Stock; Voting Power.    The Stockholder's signature page hereto correctly sets forth the number of Subject Shares held of record and beneficially by the Stockholder as of the date of this Agreement. The Stockholder is the record and sole beneficial holder of all of its Subject Shares and has full voting power and power of disposition with respect to all such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, "Encumbrances"), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement, (b) any applicable restrictions on transfer under U.S. state or federal securities or "blue sky" Laws. Except pursuant to this Agreement or the Merger Agreement or as set forth in the Company's Charter, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder's Subject Shares.

        2.5   Additional Company Stock.    The Stockholder hereby agrees to promptly notify (and in any event within two (2) business days) the Company and Parent of the number of any additional Shares with respect to which record or beneficial ownership is acquired by the Stockholder, if any, after the date hereof, by transfer or any other mechanism, except with respect to transfers solely among the Stockholder and its Affiliates. Any such Shares shall automatically become subject to the terms of this Agreement as though owned by the Stockholder as of the date hereof.

        2.6   Reliance.    The Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

        2.7   Finder's Fees.    Other than B. Riley FBR, Inc., no agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

ARTICLE III

Representations and Warranties of the Company

        The Company hereby represents and warrants to each Stockholder party hereto, Parent and Merger Sub as follows:

        3.1   Organization, Good Standing.    The Company is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or equivalent) under the Laws of the State of Delaware.

        3.2   Corporate Authority.    The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. The execution and delivery of this Agreement and the Company's performance of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement or for the Company to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Bankruptcy and Equity Exception.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

        Each of Parent and Merger Sub hereby, severally, and not jointly, represent and warrant to each Stockholder party hereto and the Company as follows:

        4.1   Organization, Good Standing.    Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or equivalent) under the Laws of the State of Delaware.

        4.2   Corporate Authority.    Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. The execution and delivery of this Agreement and such Person's performance of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of such Person and no other corporate action on the part of such Person are necessary to authorize the execution and delivery of this Agreement or for such Person to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Person and constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms subject to the Bankruptcy and Equity Exception.

ARTICLE V

General Provisions

        5.1   Termination.    This Agreement and all obligations, covenants and agreements contained herein, including the voting agreements contemplated hereby and the proxies granted hereunder, shall automatically terminate and cease to be effective at the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to Article VIII thereof; (c) the effective date of a written agreement duly executed and delivered by each of the parties hereto terminating this Agreement; and (d) the amendment of the Merger Agreement, without the prior written consent of the Stockholder, in a manner that affects the material terms of the Merger Agreement in a manner that is adverse to the Company or its stockholders (including with respect to the reduction of or to the imposition of any restriction on the Stockholder's right to receive the Per Share Merger Consideration, or any reduction in the amount or change in the form of the Per Share Merger Consideration); provided, however, that in the case of any termination pursuant to clause (a) of the previous sentence, Section 1.5 (Waiver of Appraisal Rights), Section 1.6 (Public Announcement) and Section 1.9 (Further Assurances) and this ARTICLE V shall survive such termination.

        5.2   Modification or Amendment.    This Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by each of Parent, Merger Sub and each Stockholder with respect to whom such amendment or modification shall be effective and, in the case of a waiver, by the party against whom the waiver is to be effective.

        5.3   Extension; Waiver.    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        5.4   Notices.    All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to the other parties to this Agreement shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by facsimile:

If to Parent or Merger Sub:
Insight Enterprises, Inc. 6820 South Harl Avenue Tempe, AZ 85283
Attention:	Samuel C. Crowley
Facsimile:	(480) 760-7892
with copies to (which shall not constitute notice):
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004
Attention:	Stephen Kotran
Facsimile:	(212) 291 9086

If to the Company:
PCM, Inc. 1940 East Mariposa Avenue El Segundo, CA 90245
Attention:	Robert I. Newton and Brandon H. LaVerne
E-Mail:	rob.newton@pcm.com and brandon.laverne@pcm.com
with a copy to (which shall not constitute notice):
Sheppard Mullin Richter & Hampton LLP 650 Town Center Drive, Tenth Floor Costa Mesa, CA 92626
Attention:	Craig S. Mordock
Facsimile:	(714) 513-5130
If to a Stockholder:
As set forth on the signature page of such Stockholder.

or to such other Person or addressees as has or have been designated in writing by the party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of successful transmission if sent by facsimile and followed up within one Business Day by dispatch pursuant to one of the other methods described herein. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 5.4.

        5.5   Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

        5.6   Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

        (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. Each of the parties to this Agreement hereby agrees that it shall bring any action or proceeding in respect of any claim arising under or relating to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, another federal or state court located in the State of Delaware (the "Chosen Courts") and, solely in connection with such claims, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to the laying of venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party to this Agreement and (iv) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT

(INCLUDING ANY SUCH ACTION INVOLVING THE FINANCING RELATED PARTIES) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.

        (b)   Specific Performance. Each of the parties to this Agreement acknowledges and agrees that the rights of each party to under this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have at law or in equity, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege or assert, and each party hereby waives the defense, that there is an adequate remedy at law.

        5.7   Other Remedies.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        5.8   Entire Agreement.    This Agreement and the documents and other agreements among the parties hereto as contemplated by or referred to herein, together with each other agreement entered into by or among any of Parent, Merger Sub and the Company as of the date of this Agreement that makes reference to this Section 5.8, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, other than the Merger Agreement and the Confidentiality Agreement.

        5.9   No Third Party Beneficiaries.    The parties hereto agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

        5.10 Expenses.    Except as otherwise set forth in this Agreement or in the Merger Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the party incurring such expense.

        5.11 Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

        5.12 Successors and Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other parties, except that Merger Sub may assign any and all of its rights under this Agreement, by written notice to the Company, to another wholly-owned direct or indirect Subsidiary of Parent to be a Constituent Corporation in lieu of Merger Sub, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that no assignment shall relieve Parent of any of its obligations pursuant to this Agreement. Any purported assignment in violation of this Agreement is void.

        5.13 Interpretation; Construction.

        (a)   Headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

        (b)   If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words "includes" or "including" shall mean "including without limitation," the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear and any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Currency amounts referenced herein are in U.S. Dollars. Each reference to a "wholly-owned Subsidiary" or "wholly-owned Subsidiaries" of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

INSIGHT ENTERPRISES, INC.
By:	/s/ KENNETH T. LAMNECK
	Name:	Kenneth T. Lamneck
	Title:	President and Chief Executive Officer
PCM, INC.
By:	/s/ FRANK F. KHULUSI
	Name:	Frank F. Khulusi
	Title:	CEO & Chairman
TROJAN ACQUISITION CORP.
By:	/s/ KENNETH T. LAMNECK
	Name:	Kenneth T. Lamneck
	Title:	President and Chief Executive Officer

ANNEX C

OPINION OF B. RILEY

11100 Santa Monica Blvd., Ste. 800 Los Angeles, CA 90025 Tel: (310) 966-1444 | Fax: (310) 966-1448 www.brileyco.com

June 23, 2019

Board of Directors
PCM, Inc.
1940 E. Mariposa Avenue
El Segundo, CA 90245
Attn: Mr. Frank Khulusi, Chairman of the Board and Chief Executive Officer

Dear Members of the Board of Directors:

        We understand that PCM, Inc. ("PCM" or the "Company") and Insight Enterprises, Inc. ("Insight") plan to enter into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for, among other things, the acquisition of all of the issued and outstanding capital stock of PCM, including restricted stock units and stock options (the "Transaction") for $35.00 per share in cash (the "Merger Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have requested our opinion (the "Opinion") with respect to the fairness, from a financial point of view, to PCM's shareholders, of the Merger Consideration in connection with the Transaction.

        In arriving at the Opinion set forth below, we have, among other things:

  •
  Reviewed the financial terms of the final draft Merger Agreement;

  •
  Reviewed certain information internal to PCM concerning its business, financial condition and operations, prepared and furnished to us by PCM's management;

  •
  Reviewed the financial forecasts of PCM as furnished to us by PCM's management;

  •
  Reviewed certain internal financial analyses, estimates and forecasts, prepared and furnished to us by PCM's management;

  •
  Reviewed certain publicly available financial data, stock market performance data and trading multiples of PCM;

  •
  Held discussion with members of senior management of PCM concerning their evaluations of the Transaction, the business, financial condition, and strategic objectives of PCM, as well as such other matters as we deemed necessary or appropriate for purposes of rendering the Opinion;

  •
  Reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed to be generally comparable to PCM;

  •
  Reviewed the publicly available financial terms of certain other business combinations that we deemed to be relevant in industries similar to those in which PCM participates and the consideration received for such companies that we believe to be generally relevant;

  •
  Performed a discounted cash flow analysis of PCM utilizing financial information prepared by and furnished to us by PCM's management;

  •
  Performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering the Opinion.

        In preparing this Opinion, at your direction, we have relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information available from public sources and all other information provided to us or otherwise discussed with or reviewed by us. We have assumed, at your direction and with your consent, that the financial and other projections prepared by PCM's management and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent management's best estimates and judgments as of the date of their preparation. We have assumed at your direction no responsibility for and express no opinion as to such analyses or forecasts or the assumptions on which they are based. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of PCM since the respective dates of the last financial statements made available to us. We have further relied, with your consent, upon the assurances of the management of PCM that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

        In connection with rendering our Opinion, we performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the analyses summarized herein, we believe that our analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Opinion.

        We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of PCM including those which may arise from the Transaction, nor have we evaluated the solvency of PCM under any state or federal laws. We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which PCM is a party or may be subject and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

        We also have assumed, with your consent, that the final executed forms of the Merger Agreement will not differ in any material respects from the latest drafts provided to us, and the consummation of the Transaction will be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on PCM or the contemplated benefits of the Transaction. In addition, events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion, however, we do not have any obligation to reaffirm this Opinion. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of PCM and its legal, tax and regulatory advisors with respect to such matters.

        Our Opinion is limited to the fairness, from a financial point of view, to PCM's shareholders of the Merger Consideration in connection with the Transaction, and we express no opinion as to the fairness of the Transaction to the holders of any other class of securities, creditors or other constituencies of PCM or as to the underlying decision by PCM to engage in the Transaction. Our Opinion does not address any other aspect or implication of the Transaction, the Merger Agreement, or any other agreement or understanding entered into in connection with the Transaction or otherwise. We also express no opinion as to the fairness of the amount or nature of the compensation to any of PCM's officers, directors or employees, or any class of such persons, relative to the Merger Consideration. We express no opinion as to the prices or trading ranges at which PCM common stock will trade at any time before consummation of the Transaction. Furthermore, we are not expressing any opinion as to the impact of the Transaction on the solvency or viability of PCM, or the ability of PCM to pay its obligations when they become due before consummation of the Transaction.

        Our Opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our Opinion based on circumstances or events occurring after the date hereof.

        This Opinion is provided to the Board of Directors of PCM solely in connection with and for the purposes of its evaluation of the Transaction. It does not address the Company's underlying business decision to effect the Transaction and it is not a recommendation as to any action the Board of Directors should take with respect to the Transaction or any aspect thereof. It is further understood that this Opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without our prior written consent.

        This Opinion has been approved by B. Riley FBR Inc.'s ("B. Riley") fairness opinion committee in accordance with established procedures. B. Riley is entitled to a fee for providing this Opinion, no portion of which is contingent upon the conclusions reached in the Opinion or the close of the Transaction. PCM has agreed to indemnify B. Riley against certain liabilities associated with the issuance of this Opinion.

        In the ordinary course of our and our affiliates' businesses, we and our affiliates may actively trade or hold the securities of PCM and their affiliates for our or their own account or for others and, accordingly, we may at any time hold a long or short position in such securities.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration in connection with the Transaction is fair to PCM's shareholders from a financial point of view.

Very truly yours,

/s/ B. Riley FBR, Inc.

ANNEX D

Delaware General Corporation Law § 262 Appraisal Rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

        (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

        (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

        c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

        d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

        (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

        (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY - SUBJECT TO COMPLETION JULY [•], 2019

PCM, Inc.		C123456789

000000000.000000 ext 000000000.000000 ext
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ENDORSEMENT_LINE SACKPACK		000000000.000000 ext 000000000.000000 ext
Your vote matters – here’s how to vote!
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		You may vote online or by phone instead of mailing this card.

To ensure your vote is counted, votes submitted electronically should be received by 11:59pm, Eastern Time, on [ - ], 2019.

Online Go to www.investorvote.com/PCMIor scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PCMI

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommend a vote FOR Proposals 1 - 3.

1. To adopt the Agreement and Plan of Merger, dated as of June 23, 2019, as it may be amended from time to time, by and among PCM, Inc. (the “Company”), Insight Enterprises, Inc. and Trojan Acquisition Corp. (the “Merger Agreement”).

For	Against	Abstain

2. To approve, on an advisory (non-binding) basis, certain compensation that may become payable to the named executive officers of the Company in connection with the merger contemplated by the Merger Agreement.

			For	Against	Abstain

3. To approve the adjournment of the special meeting from time to time, if necessary or appropriate as determined by the Company’s board of directors, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement or if a quorum is not present at the special meeting.

B	Authorized Signatures – To ensure your vote is cast, this section should be completed. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.		Signature 2 – Please keep signature within the box.

/ /

	C 1234567890 0 3 D V	J N T 4 2 6 1 7 5	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

033KTC

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [ - ]. To ensure your vote is counted, proxy cards submitted by mail should be received no later than [ - ] on [ - ], 2019.

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – PCM, INC.

SPECIAL MEETING OF STOCKHOLDERS OF PCM, INC.

[ - ], 2019

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, revoking all prior proxies relating to the matters set forth herein, hereby appoints Frank F. Khulusi and Brandon H. LaVerne, and each of them, with full power of substitution as proxies and agents (the ‘‘Proxy Agents”) in the name of the undersigned, to attend the Special Meeting of Stockholders of PCM, Inc., a Delaware corporation (“Company”), to be held at the Company’s headquarters, located at 1940 E. Mariposa Avenue, El Segundo, California 90245 on [ - ], 2019 at [ - ] local time, or any adjournment or postponement thereof, and to vote all shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, in accordance with the instructions on this proxy:

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3.

Authority is hereby given to the above named Proxy Agents (and their substitutes), acting individually, to vote in accordance with their best judgment on any other business as may properly come before the Special Meeting, or any adjournment or postponement thereof.

Receipt of Notice of Special Meeting of Stockholders and Proxy Statement dated [ - ], 2019, is hereby acknowledged by the undersigned.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting.